      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1999


                                                      REGISTRATION NO. 333-76265

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             OGLEBAY NORTON COMPANY

            (AND ITS SUBSIDIARIES IDENTIFIED ON THE FOLLOWING PAGE)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               1400                              34-1888342
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)             Identification Number)

                              1100 SUPERIOR AVENUE
                           CLEVELAND, OHIO 44114-2598
                                 (216) 861-3300
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             JEFFREY S. GRAY, ESQ.
                             OGLEBAY NORTON COMPANY
                              1100 SUPERIOR AVENUE
                           CLEVELAND, OHIO 44114-2598
                                 (216) 861-3300
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)
                            ------------------------

                                   COPIES TO:
                          CHARLES W. HARDIN, JR., ESQ.
                           JONES, DAY, REAVIS & POGUE
                              901 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 586-3939

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                 ---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          ---------------
                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


                                                                                          ADDRESS,
                                                                                       INCLUDING ZIP
                                                                                           CODE,
                                                                                       AND TELEPHONE
                                                                                     NUMBER, INCLUDING
                                       STATE OF      PRIMARY STANDARD                  AREA CODE, OF
                                     INCORPORATION      INDUSTRIAL         IRS          REGISTRANT'S
                                          OR          CLASSIFICATION     EMPLOYER        PRINCIPAL
NAME                                 ORGANIZATION      CODE NUMBER        ID NO.     EXECUTIVE OFFICES
----                                 -------------   ----------------   ----------   ------------------
ON Marine Services Company.........  Delaware              4432         34-0158970           *
ONCO Investment Company............  Delaware              1400         34-1888339           *
Oglebay Norton Engineered
  Materials, Inc...................  Ohio                  3297         34-1385659           *
Oglebay Norton Industrial Minerals,
  Inc. ............................  Ohio                  1400         34-1861207           *
Oglebay Norton Industrial Sands,
  Inc. ............................  California            1446         33-0051164           *
Oglebay Norton Terminals, Inc......  Ohio                  4432         34-1313796           *
Oglebay Norton Marine Services
  Company, L.L.C...................  Delaware              4432         34-1890275           *
Oglebay Norton Minerals, Inc. .....  Delaware              3295         34-1892355           *
Colorado Silica Sand, Inc. ........  Colorado              1446         84-0756233           *
Global Stone Corporation...........  Ohio                  1400         34-1876188           *
Global Stone Chemstone
  Corporation......................  Delaware              3274         54-1284052           *
Global Stone Detroit Lime
  Company..........................  Delaware              3274         38-3209900           *
Global Stone Filler Products,
  Inc. ............................  Delaware              1422         52-2114442           *
Global Stone James River, Inc......  Delaware              3274         52-2151061           *
Global Stone PenRoc Inc............  Delaware              1422         23-2812008           *
Global Stone Port Inland, Inc. ....  Michigan              1422         38-3404630           *
Global Stone St. Clair Inc.........  Delaware              3274         73-1483284           *
Global Stone Tenn Luttrell
  Company..........................  Delaware              3274         23-2054534           *
Global Stone (U.S.A.) Inc..........  Delaware              1400         51-0356498           *
Texas Mining, LP...................  Delaware              1446         75-2753902           *


---------------
* 1100 Superior Avenue, Cleveland, Ohio 44114-2598; (216) 861-3300.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. OGLEBAY NORTON MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND OGLEBAY NORTON IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED MAY 13, 1999


PROSPECTUS

                                  $100,000,000

                               OFFER TO EXCHANGE
             ALL OUTSTANDING 10% SENIOR SUBORDINATED NOTES DUE 2009
                   FOR 10% SENIOR SUBORDINATED NOTES DUE 2009
                                       OF

                             OGLEBAY NORTON COMPANY
                 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

                         CENTRAL TIME, ON JUNE 15, 1999

                            ------------------------
THE REGISTERED NOTES


     - The terms of the exchange notes to be issued are substantially identical to the outstanding notes that a current subsidiary of Oglebay Norton issued on February 1, 1999, except for transfer restrictions and registration rights relating to the outstanding notes that will not apply to the exchange notes.


     - Interest on the notes accrues at the rate of 10% per year, payable in cash every six months on February 1 and August 1, with the first payment on August 1, 1999.

     - The notes are not secured by any collateral.

     - The notes are guaranteed by most of the United States subsidiaries of Oglebay Norton.

MATERIAL TERMS OF THE EXCHANGE OFFER


     - Expires at 5:00 p.m., central time, on June 15, 1999, unless extended.


     - The exchange offer is not subject to any condition other than that it must not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

     - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged for equal principal amount of exchange notes which are registered under the Securities Act of 1933.

     - Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

     - Oglebay Norton will not receive any cash proceeds from the exchange offer.
                            ------------------------
      Please consider carefully the "Risk Factors" beginning on page 11 of this prospectus.
                            ------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                  The date of this prospectus is May 13, 1999.

                    I.  REFERENCES TO ADDITIONAL INFORMATION

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT OGLEBAY NORTON THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. YOU MAY OBTAIN DOCUMENTS THAT ARE FILED BY OGLEBAY NORTON WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BY REQUESTING THE DOCUMENTS, IN WRITING OR BY TELEPHONE, FROM THE COMMISSION OR:

               OGLEBAY NORTON COMPANY
               1100 SUPERIOR AVENUE
               CLEVELAND, OHIO 44114-2598
               ATTENTION: INVESTOR RELATIONS
               TELEPHONE: (216) 861-3300


     IF YOU WOULD LIKE TO REQUEST COPIES OF THESE DOCUMENTS, PLEASE DO SO BY JUNE 7, 1999 IN ORDER TO RECEIVE THEM BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. SEE "XIII. WHERE YOU CAN GET MORE INFORMATION."

                               TABLE OF CONTENTS


                                                    PAGE
                                                    ----
I.     REFERENCES TO ADDITIONAL INFORMATION.......
                                                      2
II.    SUMMARY....................................    4
       A.   Oglebay Norton........................    4
       B.   Use of Proceeds.......................    5
       C.   The Exchange Offer....................    5
       D.   The Exchange Notes....................    8
       E.   Recent Developments...................    9
       F.   Summary Financial
            Information...........................   10
III.   RISK FACTORS...............................   11
       A.   Oglebay Norton's High Level of Debt
            May Adversely Affect Its Ability to
            Repay the Notes.......................   11
       B.   Oglebay Norton's Acquisition Strategy
            Is Risky..............................   11
       C.   Oglebay Norton's Future Performance
            Will Depend on Its Ability to Succeed
            in the Highly Competitive Mining
            Industry..............................   12
       D.   Demand for Oglebay Norton's Products
            and Services Is Cyclical..............   12
       E.   Oglebay Norton Experiences Higher
            Levels of Activity in Spring and
            Summer................................   13
       F.   Oglebay Norton Depends on Significant
            Customers.............................   13
       G.   Oglebay Norton's Notes and Guarantees
            are Subordinated to Other Debt........   13
       H.   The Indenture and Senior Credit
            Facility Contain Restrictive Debt
            Covenants that Could Impede Oglebay
            Norton's Ability to Obtain Necessary
            Financing.............................   13
       I.   Oglebay Norton Depends on Good Labor
            Relations.............................   14
       J.   Oglebay Norton's Mining Operations are
            Subject to Conditions Beyond Our
            Control...............................   14
       K.   Oglebay Norton Must Maintain Adequate
            Mineral Reserves......................   14
       L.   Oglebay Norton Depends on Its Existing
            Vessels Which Require Regular
            Maintenance...........................   15
       M.   Oglebay Norton Is Involved in
            Litigation............................   15
       N.   Oglebay Norton's Operations May Be
            Disrupted Due to the Year 2000
            Issue.................................   15
       O.   Noteholders May Be Impacted by
            Original Issue Discount...............   15
       P.   Guarantors May Not Be Liable for the
            Notes Due to Fraudulent Conveyance
            Laws..................................   16
       Q.   Oglebay Norton May Be Unable to
            Repurchase Your Notes Upon a Change of
            Control...............................   16
       R.   There May Not Be a Public Market for
            the Notes.............................   16
       S.   Oglebay Norton Cannot Assure
            Compliance with Environmental
            Regulations...........................   16
       T.   If You Do Not Exchange Your
            Outstanding Notes You May Have
            Difficulty in Transferring Them at a
            Later Time............................   17
       U.   Oglebay Norton's Holding Company
            Structure Causes It to Rely on Funds
            From Its Subsidiaries.................   17
       V.   Oglebay Norton's Forward-Looking
            Statements Are Subject to a Variety of
            Factors That Could Cause Actual
            Results to Differ Materially from
            Current Beliefs.......................   17



                                                    PAGE
                                                    ----
IV.    USE OF PROCEEDS............................   18
V.     CAPITALIZATION.............................   18
VI.    THE EXCHANGE OFFER.........................   18
       A.   Purpose and Effect of the Exchange
            Offer.................................   18
       B.   Resale of the Exchange Notes..........   19
       C.   Terms of the Exchange Offer...........   20
       D.   Expiration Date, Extensions;
            Amendments............................   20
       E.   Conditions............................   22
       F.   Procedures for Tendering..............   22
       G.   Book-Entry Transfer...................   24
       H.   Guaranteed Delivery Procedures........   24
       I.   Withdrawal of Tenders.................   25
       J.   Termination of Certain Rights.........   25
       K.   Exchange Agent........................   25
       L.   Fees and Expenses.....................   26
       M.   Consequences of Failure to Exchange...   26
       N.   Accounting Treatment..................   27
VII.   THE EXCHANGE NOTES.........................   27
       A.   Glossary of Defined Terms.............   27
       B.   General...............................   44
       C.   Maturity, Interest and Principal......   44
       D.   Optional Redemption...................   44
       E.   Guarantees............................   45
       F.   Subordination of Notes and
            Guarantees............................   46
       G.   Certain Covenants.....................   48
       H.   Change of Control Offer...............   57
       I.   Merger, Consolidation or Sale of
            Assets................................   58
       J.   Events of Default.....................   59
       K.   Defeasance and Covenant Defeasance....   61
       L.   Modification of Indenture.............   62
       M.   The Trustee...........................   62
       N.   No Personal Liability of Directors,
            Officers, Employees and
            Stockholders..........................   63
       O.   Transfer and Exchange.................   63
VIII.  THE SENIOR CREDIT FACILITY.................   63
       A.   General...............................   63
       B.   Commitment Fee and Interest Rate......   63
       C.   Security..............................   63
       D.   Certain Covenants.....................   63
       E.   Events of Default.....................   64
       F.   Prepayment............................   64
IX.    CERTAIN UNITED STATES FEDERAL TAX
       CONSIDERATIONS.............................   65
X.     PLAN OF DISTRIBUTION.......................   69
XI.    LEGAL MATTERS..............................   70
XII.   EXPERTS....................................   70
XIII.  WHERE YOU CAN GET MORE INFORMATION.........
                                                     70
       A.   Available Information.................   70
       B.   Incorporation of Documents by
            Reference.............................   70
XIV.   INDEX TO FINANCIAL STATEMENTS..............  F-1

                                  II.  SUMMARY

     This summary highlights basic information about Oglebay Norton and the exchange offer, but does not contain all information important to you. You should read the more detailed information and consolidated financial statements and the related notes appearing elsewhere in this prospectus and incorporated by reference into this prospectus.

A.  OGLEBAY NORTON

  Overview

     Oglebay Norton was founded in 1854 and is headquartered in Cleveland, Ohio. We mine, process, transport and market industrial minerals. We serve a broad customer base in the following industries:

     - integrated steel,

     - electric utility,

     - construction,

     - oil drilling,

     - glass,

     - ceramic,

     - environmental,

     - chemical,

     - recreational, and

     - industrial manufacturing.

     Our business benefits from long-term relationships with customers who are market leaders in their industries. We have purchase contracts with many of these customers that are for more than one year.

     In addition, we own high-quality assets, including:

     - our well-maintained fleet of marine transportation vessels,

     - our recently modernized industrial sands and lime and limestone extraction equipment and facilities, and

     - our strategically located, high-quality industrial sand and limestone reserves.

     As of the date of this prospectus, we:


     - operate the largest fleet of self-unloading vessels on the Great Lakes, transporting iron ore, coal, limestone and other dry bulk cargo between U.S. ports through our Marine Services Division,


     - mine and process industrial sands at six operations, located in Ohio and the southwestern United States, through our Industrial Sands Division, and

     - mine and process limestone and produce lime at nine operations located throughout the eastern United States and Canada through our Lime and Limestone Division.


     Our Marine Services Division is one of four leading providers of marine transportation between U.S. ports on the Great Lakes. We have an approximate 20% market share of this market and shipped 23.2 million tons in 1998, compared with
23.8 million in 1997 and 22.1 million in 1996. We believe that our Industrial Sands Division is the fourth largest producer of industrial sands in the United States and that our Lime and Limestone Division is the fifth largest producer of lime in the United States.

     In early 1998, our Board of Directors installed a new management team, led by John N. Lauer, President and Chief Executive Officer and David H. Kelsey, Vice President and Chief Financial Officer. Since March of 1998, the new management team has completed the following five acquisitions:

     - Global Stone Corporation, a producer and marketer of lime and limestone, at a purchase price of $225.4 million;

     - the Port Inland, Michigan limestone operations of Specialty Minerals Inc., a subsidiary of Minerals Technologies Inc.;

     - Colorado Silica Sand, Inc., an industrial sands producer;

     - Filler Products, Inc., a privately owned producer of chemical limestone; and

     - W.S. Frey Company, Inc., a privately owned producer of chemical limestone, lime and construction aggregates.

     The Global Stone acquisition and the acquisitions of Port Inland, Filler Products and W.S. Frey are part of our overall strategy to capitalize on our core competencies in the industrial minerals industry by expanding our operations to include the mining and processing of limestone and the production of lime.

  Reorganization

     We reorganized our corporate structure on March 5, 1999. Under this reorganization, we are now a Delaware holding company. We assumed all obligations of our subsidiary that issued the outstanding notes, and that subsidiary agreed to guarantee the outstanding notes and the exchange notes.

B.  USE OF PROCEEDS

     Oglebay Norton will not receive any cash proceeds from the exchange offer.

C.  THE EXCHANGE OFFER

THE EXCHANGE OFFER.........  Oglebay Norton offers to exchange $100.0 million in principal amount of its 10% Senior Subordinated Notes due February 1, 2009, which have been registered under the federal securities laws, for $100.0 million principal amount of its outstanding unregistered 10% Senior Subordinated Notes due February 1, 2009, which Oglebay Norton issued on January 26, 1999 in a private offering. You have the right to exchange your outstanding notes for exchange notes with substantially identical terms.


REGISTRATION RIGHTS
AGREEMENT..................  Oglebay Norton exchanged the outstanding notes on
                             February 1, 1999 with CIBC Oppenheimer Corp. At that time, Oglebay Norton signed a registration rights agreement with CIBC Oppenheimer, which requires Oglebay Norton to conduct this exchange offer.


                             This exchange offer is intended to satisfy those rights set forth in the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to registration rights with respect to outstanding notes that you do not exchange.

IF YOU FAIL TO EXCHANGE
YOUR OUTSTANDING NOTES.....  If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture governing those notes. In general, you may not offer or sell your outstanding notes unless they are registered under the federal securities law or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.


EXPIRATION DATE............  The exchange offer will expire at 5:00 p.m., central time, on June 15 1999, unless Oglebay Norton decides to extend the expiration date. See "VI.D. The Exchange Offer -- Expiration Date; Extensions; Amendments."


CONDITIONS TO THE EXCHANGE
  OFFER....................  The exchange offer is subject to conditions that
                             Oglebay Norton may waive. The exchange offer is not conditioned upon any minimum amount of outstanding notes being tendered for exchange. See "VI.E. The Exchange Offer -- Conditions."

                             Oglebay Norton reserves the right, subject to applicable law, at any time and from time to time:

                             - to extend the exchange offer or to terminate the
                               exchange offer if specified conditions have not been satisfied; and

                             - to amend the terms of the exchange offer in any
                               manner consistent with the registration rights agreement.

                             See "VI.D. The Exchange Offer -- Expiration Date; Extensions; Amendments."

PROCEDURES FOR TENDERING
  OUTSTANDING NOTES........  If you wish to tender your outstanding notes for exchange, you must:

                             - complete and sign the enclosed Letter of
                               Transmittal by following the related
                               instructions; and

                             - send the Letter of Transmittal, as directed in
                               the instructions, together with any other required documents, to the exchange agent, either:

                                  (1) with the outstanding notes to be tendered,
                                      or

                                  (2) in compliance with the specified
                                      procedures for guaranteed delivery of the outstanding notes.

                             Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                             Please do not send your Letter of Transmittal or certificates representing your outstanding notes to Oglebay Norton. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See "VI.K. The Exchange Offer -- Exchange Agent."

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS........  If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, Oglebay Norton urges you to contact that person promptly if you wish to tender your outstanding notes in accordance with the exchange offer. See "VI.F. The Exchange
                             Offer -- Procedures for Tendering."

WITHDRAWAL RIGHTS..........  You may withdraw the tender of your outstanding notes at any time prior to the expiration date of the exchange offer by delivering a written notice of your withdrawal to the exchange agent. You must also follow the withdrawal procedures as described under the heading "VI.I. The Exchange Offer -- Withdrawal of Tenders."

RESALES OF EXCHANGE
NOTES......................  Oglebay Norton believes that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the federal securities laws, provided that:

                             - you are acquiring the exchange notes in the
                               ordinary course of business;

                             - you are not participating, and have no
                               arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

                             - you are not an affiliate of Oglebay Norton, or if
                               you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. As defined in Rule 405 of the Securities Act, an affiliate of Oglebay Norton is a person that "controls or is controlled by or is under common control with" Oglebay Norton.

                             Oglebay Norton's belief is based on interpretations by the Commission, as set forth in no-action letters issued to third parties unrelated to Oglebay Norton. The Staff has not considered this exchange offer in the context of a no-action letter, and Oglebay Norton cannot assure you that the Staff would make a similar determination with respect to this exchange offer.

                             If Oglebay Norton's belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the federal securities laws or without an exemption from these laws, you may incur liability under the federal securities laws. Oglebay Norton does not and will not assume or indemnify you against this liability.

                             Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes which were acquired by that broker-dealer as a result of market-making or other trading activities must agree to deliver a prospectus meeting the requirements of the federal securities laws in connection with any resale of the exchange notes. See "VI.B. The Exchange Offer -- Resale of the Exchange Notes."

EXCHANGE AGENT.............  The exchange agent for the exchange offer is
                             Norwest Bank Minnesota, National Association. The address, telephone number and facsimile number of the exchange agent are set forth in "VI.K. The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

     See "VI. The Exchange Offer" for more detailed information concerning the exchange offer.

D.  THE EXCHANGE NOTES

ISSUER..................... Oglebay Norton Company
                             1100 Superior Avenue
                             Cleveland, Ohio 44114-2598
                             (216) 861-3300

EXCHANGE NOTES.............  $100.0 million principal amount of 10% Senior
                             Subordinated Notes due February 1, 2009.

INTEREST PAYMENT DATES.....  Interest on the notes accrues at the rate of 10%
                             per year, payable in cash every six months on February 1 and August 1, with the first payment on August 1, 1999.

RANKING....................  If we default, your right to payment under the notes is junior to our secured debt and senior debt and equal to our other unsecured and subordinated debt.


                             We owed $243.5 million of senior debt on March 31, 1999 and had additional borrowing capacity of $.5 million under our senior credit facility.


                             The notes are not secured by any collateral.

GUARANTEES.................  Most of our existing and future U.S. subsidiaries have guaranteed payment on the notes. Our foreign subsidiaries are not guaranteeing payment on the notes.

                             If we default, your right to payment under the guarantees will be junior to secured debt and senior debt of our U.S. subsidiaries that are Guarantors and will be equal to their other unsecured and subordinated debt. The notes are effectively junior to all liabilities of our foreign subsidiaries and our U.S. subsidiaries that are not Guarantors.


                             The Guarantors owed $243.5 million of senior debt on March 31, 1999.


OPTIONAL REDEMPTION........  At any time, which may be more than once, before the third anniversary of the issue date, we can choose to redeem up to 35% of the outstanding notes at 110% of their face amount plus accrued but unpaid interest with money that we raise in one or more public equity offerings, so long as:

                             - we give notice of redemption within 60 days of
                               completing the public equity offering; and

                             - at least 65% of the notes originally issued
                               remain outstanding afterwards.

                             We cannot otherwise redeem the notes before the fifth anniversary of the issue date. At any time after that date, which may be more than once, we can choose to redeem some or all of the notes at a premium to their face value, plus accrued but unpaid interest. The premium we will have to pay will be reduced each year thereafter until the notes mature.

CHANGE OF CONTROL OFFER....  If there is a Change of Control, we must offer to purchase your notes at 101% of their face amount plus accrued but unpaid interest.

                             We might not be able to pay you the required price for notes you present to us at the time of a Change of Control, because:

                             - we might not have enough funds at that time; or

                             - the terms of our other debt may prevent us from
                               paying.

ASSET SALE PROCEEDS
OFFER......................  If we sell a defined amount of assets, we must under defined circumstances offer to purchase your notes at their face amount plus interest.

CERTAIN INDENTURE
PROVISIONS.................  The indenture governing the notes will limit what we, and most or all of our subsidiaries, may do. The provisions of the indenture will limit our ability to:

                             - incur more debt;

                             - pay dividends, make distributions or repurchase
                               stock;

                             - issue preferred stock of subsidiaries;

                             - make some kinds of investments;

                             - create liens;

                             - enter into transactions with affiliates;

                             - enter into sale and leaseback transactions;

                             - merge or consolidate; and

                             - transfer and sell assets.

                             There are a number of important exceptions to these covenants, which are more fully described under "VII. The Exchange Notes."

     See the "VII. The Exchange Notes" for more detailed information concerning the exchange notes.


E.  RECENT DEVELOPMENTS



     The following table sets forth Oglebay Norton's unaudited selected financial data for the three-month periods ended March 31, 1999 and 1998:



                                                   THREE MONTHS ENDED
                                                        MARCH 31,
                                            ---------------------------------
                                                 1999               1998
                                                 ----               ----
Net Sales and Operating Revenues..........      $45,088           $14,308
Net Loss..................................       (3,015)             (220)



     The acquisitions of Colorado Silica, Port Inland, Global Stone and Filler Products were consummated on March 3, April 28, May 22 and August 31, 1998, respectively. The above selected data includes the actual results of operations from their respective purchase dates. The increase in net sales and operating revenues reflects the impact of these acquisitions through the three-month period ended March 31, 1999. The increase in net loss is due primarily to the increase in interest expense on borrowings to fund the acquisitions. Interest expense increased by $6.6 million when comparing the three-month period ended March 31, 1999 to the comparable three-month period of the prior year. Due to the seasonal nature of Oglebay Norton's Great Lakes transportation business, the operating results for the three-month period ended March 31 are not necessarily indicative of the results to be expected for the full year.

F.  SUMMARY FINANCIAL INFORMATION


     The following table sets forth summary historical financial data of Oglebay Norton for the years ended December 31, 1994 through 1998. This financial data has been derived from our audited consolidated financial statements for those years. As the information presented below is only a summary and does not provide all of the information contained in our financial statements, you should also read "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is incorporated by reference into this prospectus, and our consolidated financial statements and notes thereto, which are included in this prospectus.

     As you read the summary financial information, you should note that for the purpose of computing the ratio of earnings to fixed charges, earnings is income from continuing operations before income taxes and fixed charges. Fixed charges is equal to interest expense.

                                                        YEAR ENDED DECEMBER 31,
                                          ----------------------------------------------------
                                            1994       1995       1996       1997       1998
                                          --------   --------   --------   --------   --------
                                                             (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net Sales and Operating Revenues......  $118,509   $126,373   $129,697   $145,185   $238,852
  Costs and Expenses
     Costs of goods sold and operating
       expenses.........................    83,759     88,520     94,396     98,421    157,959
     Depreciation, depletion and
       amortization.....................    10,928     11,403     11,259      8,947     20,875
     General, administrative and selling
       expenses.........................    13,452     13,477     12,389     13,352     22,983
                                          --------   --------   --------   --------   --------
                                           108,139    113,400    118,044    120,720    201,817
                                          --------   --------   --------   --------   --------
  Income from Operations................    10,370     12,973     11,653     24,465     37,035

     Gain on sale of assets.............     8,003      4,641      3,151      5,548        125
     Interest, dividends and other
       income...........................     1,388      2,281      2,791      2,693      1,750
     Interest expense...................    (5,797)    (4,147)    (3,004)    (2,834)   (19,280)
     Other expense......................    (1,424)    (2,492)    (2,011)    (4,296)    (1,935)
                                          --------   --------   --------   --------   --------
  Income from Continuing Operations
     before Income Taxes................    12,540     13,256     12,580     25,576     17,695
     Income taxes.......................     2,982      2,632      1,541      7,220      5,659
                                          --------   --------   --------   --------   --------
  Income from Continuing Operations.....  $  9,558   $ 10,624   $ 11,039   $ 18,356   $ 12,036
                                          ========   ========   ========   ========   ========
OTHER DATA:
  Ratio of earnings to fixed charges....       3.2x       4.2x       5.2x      10.0x       1.9x

                                                                  AS OF
                                                               DECEMBER 31,
                                                                   1998
                                                              --------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital...........................................     $ 27,311
  Total assets..............................................      565,624
  Total debt................................................      312,066
  Stockholders' equity......................................      126,933

                               III.  RISK FACTORS

     You should carefully consider the following risk factors, as well as the other information in this prospectus, before making an investment in the exchange notes.

A. OGLEBAY NORTON'S HIGH LEVEL OF DEBT MAY ADVERSELY AFFECT ITS ABILITY TO REPAY THE NOTES


     We are highly leveraged. At March 31, 1999, we had $344.6 million of indebtedness, representing approximately 73.4% of our total capitalization. See "V. Capitalization." Furthermore, subject to restrictions in the indenture and the senior credit facility, we, along with our subsidiaries, may incur additional indebtedness from time to time to finance acquisitions, provide for working capital or capital expenditures or for other purposes.


     Our high level of indebtedness could have important consequences to the holders of notes, including, but not limited to, the following:

     - limiting our ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes;

     - limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and fund debt service;

     - limiting our ability to borrow additional funds or to dispose of assets;

     - limiting our ability to compete with others who are not as highly leveraged; and

     - limiting our ability to react to changing market conditions, changes in our industry and economic downturns.

     We currently expect that we will be able to service our indebtedness out of cash flow from operations. If we are unable to generate sufficient cash flow to meet our debt service obligations, we will have to pursue one or more alternatives. These include reducing or delaying capital expenditures, refinancing debt, selling assets or raising equity capital. Each of these alternatives is dependent upon financial, business and other general economic factors that affect us, many of which are beyond our control. We cannot assure you that any of these alternatives could be accomplished on satisfactory terms or that they would yield sufficient funds to retire the notes and the indebtedness senior to the notes. While we believe that our cash flow from operations will provide an adequate source of long-term liquidity, a significant drop in operating cash flows resulting from economic conditions, competition or other uncertainties beyond our control would increase the need for alternative sources of liquidity.

B.  OGLEBAY NORTON'S ACQUISITION STRATEGY IS RISKY

  a.  Oglebay Norton's recent acquisitions may require substantial resources

     We recently completed the acquisitions of Colorado Silica, Port Inland, Global Stone, Filler Products and W.S. Frey. Global Stone is the largest company that we have ever acquired. Although all acquisitions are subject to risk, an acquisition of the magnitude of Global Stone is inherently subject to significant risk. These acquisitions may require substantial additional attention from, and place substantial additional demands upon, our senior management. This may divert management's attention from and make it more difficult for them to manage our other businesses. In addition, unanticipated events or liabilities relating to these acquisitions could have a material adverse effect on us.

     We believe that we will realize substantial benefits from the successful integration of these acquired businesses. However, we might not be able to establish, maintain or increase our cash flow or profitability or successfully integrate any of these acquired businesses into our operations.

  b.  Oglebay Norton's operations may be affected by future acquisitions

     We continually evaluate potential acquisitions and intend to actively pursue acquisition opportunities, some of which could be material. We may finance future acquisitions through internally generated funds, bank borrowings, public offerings or private placements of equity or debt securities, or a combination of these sources. We might not be able to make acquisitions on terms that are favorable to us. If we do complete any future acquisitions, we will face many risks, including the possible inability to integrate an acquired business into our operations, diversion of our management's attention, failure to retain key acquired personnel and unanticipated problems or liabilities, some or all of which could have a material adverse effect on us.

C. OGLEBAY NORTON'S FUTURE PERFORMANCE WILL DEPEND ON ITS ABILITY TO SUCCEED IN THE HIGHLY COMPETITIVE MINING INDUSTRY

  a.  Oglebay Norton's competitors have greater financial resources

     We sell our products and services in highly competitive markets. In many of our markets, we face competition from large companies that have greater financial resources than we do and from companies that may develop technology superior to ours. We believe that for all of our business segments the following are the most significant competitive considerations:

     - price;

     - product quality;

     - product characteristics;

     - location; and

     - customer service.

  b. Oglebay Norton competes with other modes of transportation and would be hurt if the Jones Act were repealed


     In addition, our Marine Services Division must compete with the price and availability of other modes of transportation, including railroads and trucks. Our Marine Services Division could face additional competitive pressures if the law known as the Jones Act is repealed. The Jones Act requires that only U.S.-built and U.S.-owned vessels transport merchandise between U.S. ports. If the Jones Act is repealed, we may be unable to compete successfully with new competitors that could enter the market. We expect competitive pressures in our markets to remain strong.


D.  DEMAND FOR OGLEBAY NORTON'S PRODUCTS AND SERVICES IS CYCLICAL

     The marine transportation industry on the Great Lakes is cyclical, which means it experiences increases and decreases in profitability, vessel values and charter rates. These increases and decreases result mostly from changes in the demand for Great Lakes shipping. The demand for Great Lakes shipping is influenced by many factors, including the following:

     - global and regional economic conditions;

     - changes in transportation patterns;

     - changes in weather;

     - changes in mineral yields from mines and quarries;

     - congestion of the ports and locks serving the Great Lakes;

     - construction in the Great Lakes region;

     - labor strikes;

     - demand for the minerals we ship; and

     - price and availability of oil and other fuels.

     In addition, demand for us to transport iron ore will be heavily influenced by the future success of integrated steel producers in the Great Lakes region. Integrated steel producers make steel from iron ore, rather than beginning with scrap metal or with partially processed iron.

     Although the increases and decreases are less severe, the industrial sands and lime and limestone industries also are cyclical. Demand in the markets served by these industries is influenced by many factors, including the following:

     - general and regional economic conditions;

     - new construction demands;

     - population growth rates; and

     - government spending on road construction.

E.  OGLEBAY NORTON EXPERIENCES HIGHER LEVELS OF ACTIVITY IN SPRING AND SUMMER

     Our businesses are seasonal, meaning that we experience higher levels of activity in some periods of the year than in others. Ordinarily, we are able to operate our vessels on the Great Lakes for approximately 259 days per year beginning in early April and continuing through mid-December. However, weather conditions and customer demand cause increases and decreases in the number of days we actually operate. Our mining operations experience weaker demand during the winter months, when weather conditions can affect the road and rail distribution of products and the use of industrial sands, lime and limestone for construction.

F.  OGLEBAY NORTON DEPENDS ON SIGNIFICANT CUSTOMERS


     We received 25.7% of our 1998 revenue from our four largest customers, AK Steel Holding Corporation, DTE Energy Company, The LTV Corporation and Stelco Inc. In addition, our Marine Services Division received 55.3% of its 1998 operating revenue from AK Steel Holding Corporation, DTE Energy Company and The LTV Corporation. These customers might not continue to purchase these levels of our products and services in the future. If any of these or other major customers substantially reduce or stop purchasing our products or services, we could suffer a material adverse effect.


G.  OGLEBAY NORTON'S NOTES AND GUARANTEES ARE SUBORDINATED TO OTHER DEBT


     The notes are subordinate to all Senior Indebtedness and the guarantees are subordinate to all Guarantor Senior Indebtedness, including existing and future indebtedness. As of March 31, 1999, we had $243.5 million of Senior Indebtedness and Guarantor Senior Indebtedness. In addition, as of the same date, we could have incurred additional Senior Indebtedness of up to $.5 million under our senior credit facility. In the event of our bankruptcy, liquidation or dissolution, our assets would not be available to pay obligations on the notes until we had made all of the payments on our Senior Indebtedness. Similarly, in the event of bankruptcy, liquidation or dissolution of any guarantor, its assets would not be available to pay obligations on the notes until all payments had been made on its Guarantor Senior Indebtedness. After making these other payments, there might not be sufficient assets remaining to make any payments on the notes. In addition, some of the events of default under our Senior Indebtedness would prohibit us from making any payments on the notes. The terms "Senior Indebtedness" and "Senior Guarantee Indebtedness" are defined in the "VII.A. The Exchange Notes -- Glossary of Defined Terms" section of this prospectus.


H. THE INDENTURE AND SENIOR CREDIT FACILITY CONTAIN RESTRICTIVE DEBT COVENANTS THAT COULD IMPEDE OGLEBAY NORTON'S ABILITY TO OBTAIN NECESSARY FINANCING

     The indenture governing the notes will limit what we, and most or all of our subsidiaries, may do. The provisions of the indenture will limit our ability to:

     - incur more debt;

     - pay dividends, make distributions or repurchase stock;

     - issue preferred stock of subsidiaries;

     - make some kinds of investments;

     - create liens;

     - enter into transactions with affiliates;

     - enter into sale and leaseback transactions;

     - merge or consolidate; and

     - transfer and sell assets.

     There are a number of important exceptions to these covenants, which are more fully described under "VII. The Exchange Notes."

     The senior credit facility contains many similar and more stringent limitations. In addition, it requires us to comply with financial ratios and tests. If we breach any of these covenants we would default under the senior credit facility and, as a result, may be prohibited from making any payments to you. In addition, under defined circumstances, all amounts borrowed under the senior credit facility, plus interest, may be declared to be due and payable, which would be an event of default under the indenture. See "VIII. The Senior Credit Facility."

     These restrictions in the indenture and the senior credit facility in combination with our high level of debt, could limit our ability to respond to market conditions or meet extraordinary capital needs, or could adversely affect our ability to finance our future operations or capital needs, or engage in other business activities which could be in our interest.

I.  OGLEBAY NORTON DEPENDS ON GOOD LABOR RELATIONS

     We have nine collective bargaining agreements with various labor unions. These unions represented approximately 60% of our employees as of March 31, 1999. Our agreements with these unions have expiration dates that range from August 1, 1999 to March 14, 2003. If we are unable to renegotiate acceptable collective bargaining agreements with these unions, we could experience, among other things, strikes, work stoppages or other slowdowns by our workers and increased operating costs as a result of higher wages or benefits paid to our union employees. Although we consider our current relations with our employees to be good, if we do not maintain these good relations, we could suffer a material adverse effect.

J.  OGLEBAY NORTON'S MINING OPERATIONS ARE SUBJECT TO CONDITIONS BEYOND OUR
    CONTROL

     Our mining operations are subject to conditions beyond our control that can affect the cost of mining and processing at our mines. These conditions include weather and natural disasters, like heavy rains and flooding, unexpected maintenance problems, variations in the amount of rock and soil overlying mineral deposits, variations in geological conditions and other matters. In recent years, Global Stone's operations were negatively impacted by some of these events, including flooding and maintenance problems. We cannot predict whether we will suffer the impact of these and other conditions in the future.

K.  OGLEBAY NORTON MUST MAINTAIN ADEQUATE MINERAL RESERVES

     Our future success depends, in part, upon our ability to develop or acquire additional industrial mineral reserves and to profitably extract those reserves. Although we believe that the depletion of our existing reserves from mining is unlikely, we cannot state with certainty how long it will be profitable for us to extract our reserves in the future. To increase our reserves and mining production, we must continue to develop and acquire reserves. It is very difficult for us, and for other mining companies, to estimate quantities of recoverable reserves. Our estimates of reserve data are based on independent studies as well as our own studies. Our estimates of industrial mineral reserves and future net cash flows, however, depend upon a number of factors and assumptions which include:

     - historical production from the areas;

     - the assumed effects of regulations by governmental agencies;

     - assumptions concerning future industrial mineral prices;

     - assumptions concerning future operating costs, severance costs and excise taxes; and

     - assumptions concerning development costs and reclamation costs.

These factors and assumptions may vary considerably from actual results. For these reasons, our reserve data may not be accurate. Our actual production, revenues and expenditures likely will vary from these estimates, and these variances may be material. As a result, you should not place undue reliance on the mineral reserve data incorporated by reference into this prospectus. We cannot assure you that our attempts to maintain adequate reserves in the future will be successful.

L. OGLEBAY NORTON DEPENDS ON ITS EXISTING VESSELS WHICH REQUIRE REGULAR MAINTENANCE


     Our newest Great Lakes vessel was commissioned in 1981 and our oldest in 1925. The relatively long life of our vessels is due to a scheduled program of regular winter maintenance, periodic renovation and minimal corrosion because we operate only in fresh water. However, our vessels depend upon complex mechanical systems for both propulsion and unloading cargo. If any of these systems fail, we may be forced to take the affected vessel out of service. If we do this, we will lose the revenue and earnings associated with that vessel. In general, we must spend more money to maintain a vessel in good operating condition as the age of the vessel increases. However, our Great Lakes shipping operations might not be profitable enough in the future to justify spending the necessary money on maintenance to keep our vessels in service. In addition, although our vessels are insured, if we suffer catastrophic damage to a vessel, the insurance proceeds will not cover the cost of a new vessel. Therefore, if this happens, we will suffer a permanent loss in cargo capacity and a permanent reduction in revenue and earnings from our Marine Services Division.


M.  OGLEBAY NORTON IS INVOLVED IN LITIGATION

     We are a defendant in various lawsuits related to our businesses. These matters include lawsuits relating to the exposure of persons to asbestos and silica. Although we do not believe that these lawsuits are likely to have a material adverse effect upon our business, we cannot predict what the full impact of these or other lawsuits will be.

N.  OGLEBAY NORTON'S OPERATIONS MAY BE DISRUPTED DUE TO THE YEAR 2000 ISSUE

     We continue to address the impact of the Year 2000 issue on our business. As part of our Year 2000 program, we have also made efforts to determine and assess the Year 2000 compliance status of third parties with which we do business. The Year 2000 issue affects computer systems that have date-sensitive programs that may not properly recognize the year 2000. Specifically, with respect to us, this issue affects not only the computer software and hardware but also machines and equipment used in production that contain embedded computer chips. If our efforts to address the Year 2000 issue are not successful, we may experience significant interruptions to our operations.

O.  NOTEHOLDERS MAY BE IMPACTED BY ORIGINAL ISSUE DISCOUNT

     The notes are issued with original issue discount for United States federal income tax purposes. Accordingly, some holders of the notes are required to include original issue discount in gross income for United States federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "IX. Certain United States Federal Tax Considerations."

     In addition, if a bankruptcy case is commenced by or against us under the United States Bankruptcy Code, the claim of the holder of notes may be limited to an amount equal to the sum of:

     - the price set forth on the cover page of this prospectus, and

     - that portion of the original issue discount which is not deemed to constitute "unmatured interest" for purposes of the United States Bankruptcy Code.

     Any original issue discount that was not accreted as of the date of any bankruptcy filing would constitute "unmatured interest."

P.  GUARANTORS MAY NOT BE LIABLE FOR THE NOTES DUE TO FRAUDULENT CONVEYANCE LAWS

     Most of our existing and future U.S. subsidiaries have guaranteed the payment on the notes. Our foreign subsidiaries have not guaranteed payment on the notes.

     Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or avoid any guarantee if it found that:

     - the guarantee was incurred with actual intent to hinder, delay or defraud creditors; or

     - the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following:

        -- insolvent or was rendered insolvent because of the guarantee;

        -- engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

        -- intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

     If a court avoided a guarantee as a result of a fraudulent conveyance, or held it unenforceable for any other reason, you would cease to have any claim in respect of that guarantor and would be creditors solely of Oglebay Norton and any guarantor whose guarantee was not avoided or held unenforceable.

Q.  OGLEBAY NORTON MAY BE UNABLE TO REPURCHASE YOUR NOTES UPON A CHANGE OF
    CONTROL

     If we experience a change of control, we must offer to purchase your notes at 101% of their face amount, plus accrued but unpaid interest. A change of control under the indenture will result in a default under the senior credit facility. In addition, if you exercise your right to require us to purchase the notes upon a change of control, we might also default under our other indebtedness because of the financial effect of this type of purchase on us. We might not be able to pay you the required price for notes you present to us at the time of a change of control, because we might not have enough funds at that time or the terms of our other debt may prevent us from paying. See "VII. The Exchange Notes -- Certain Covenants" and "VIII. The Senior Credit Facility."

R.  THERE MAY NOT BE A PUBLIC MARKET FOR THE NOTES

     There is no established trading market for the notes. If a market were to develop, the notes could trade at prices that may be lower than the initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. As a result, your ability to resell the notes may be limited. We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market; however, we expect that the notes will be able to trade in the Portal Market of the National Association of Securities Dealers, Inc. See "X. Plan of Distribution."

S.  OGLEBAY NORTON CANNOT ASSURE COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

     We are subject to a variety of federal, state, provincial and local environmental laws and regulations. These laws and regulations control our use, handling, treatment, storage, discharge, transportation and disposal of hazardous substances and hazardous wastes used or generated by us in our mining, processing and marine transportation businesses. In addition, we are subject to regulations by federal, state, provincial and local authorities on matters including employee health and safety, permitting and licensing requirements, plant and wildlife protection, and reclamation and restoration of mining properties. If we fail to comply with present and future environmental laws and regulations, we could be subject to future liabilities or our operations could be interrupted. In addition, future environmental laws and regulations could restrict our ability to expand our facilities or could require us to acquire costly equipment or to incur other significant expenses in connection with our businesses. Although we believe we have made sufficient capital expenditures to achieve substantial compliance with existing environmental laws and regulations, you should be aware that other problems identified in the future or future changes in environmental requirements could have a material adverse effect on us.

T. IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES YOU MAY HAVE DIFFICULTY IN TRANSFERRING THEM AT A LATER TIME.

     Oglebay Norton will issue exchange notes in exchange for the outstanding notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your outstanding notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have any rights to registration.

     If you do participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 for any resale transaction. Each broker-dealer who holds outstanding notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for the outstanding notes could be negatively affected due to the limited number of outstanding notes expected to remain outstanding following the completion of the exchange offer.

U. OGLEBAY NORTON'S HOLDING COMPANY STRUCTURE CAUSES IT TO RELY ON FUNDS FROM ITS SUBSIDIARIES

     Oglebay Norton is structured as a holding company that directly or indirectly owns all of the capital stock of its operating subsidiaries. As a holding company, Oglebay Norton is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet Oglebay Norton's debt service and other obligations. Consequently, Oglebay Norton's cash flow and ability to service its debt obligations, including the notes, are dependent upon the earnings of the subsidiaries and the distribution of those earnings to Oglebay Norton, or upon loans, advances or other payments made by the subsidiaries to Oglebay Norton. There can be no assurance that the earnings of Oglebay Norton's subsidiaries will be adequate for Oglebay Norton to meet its debt service obligations.

V. OGLEBAY NORTON'S FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM CURRENT BELIEFS

     We make "forward-looking statements" throughout this prospectus. Whenever you read a statement that is not simply a statement of historical fact, such as when we describe what we "believe," "expect" or "anticipate" will occur, and other similar statements, you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described, or that they will happen at all. The forward-looking information contained in this prospectus is generally located in the material set forth under the headings "Summary" and "Risk Factors," but may be found in other locations as well. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation will change in the future. We believe that the following factors, among others, could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this prospectus:

     - unfavorable weather conditions;

     - fluctuations in oil prices;

     - steel production levels;

     - changes in the demand for our products or services due to changes in technology;

     - Great Lakes and Mid-Atlantic construction activity;

     - the California economy and population growth rates in the Southwestern United States;

     - labor unrest;

     - the loss or bankruptcy of major customers; and

     - year 2000 software conversion failures of vendors, suppliers and customers.

                              IV.  USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. Because Oglebay Norton is exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in the indebtedness of Oglebay Norton.

                               V.  CAPITALIZATION


     The following table sets forth at March 31, 1999 our cash and cash equivalents and capitalization. This information should be read in conjunction with the consolidated financial statements and the related notes included in this prospectus. You should also read the description of the Senior Credit Facility included in this prospectus.



                                                    MARCH 31,
                                                       1999
                                                  --------------
                                                  (IN THOUSANDS)
Cash and cash equivalents.......................     $  2,017
                                                     ========
Total debt:
  Senior Credit Facility........................     $211,770
  Other.........................................       32,872
  Senior subordinated notes.....................      100,000
                                                     --------
          Total debt............................      344,642
Total stockholders' equity......................      124,652
                                                     --------
          Total capitalization..................     $469,294
                                                     ========



        Total debt in the table above includes current maturities of $9.8 million.


                            VI.  THE EXCHANGE OFFER

A.  PURPOSE AND EFFECT OF THE EXCHANGE OFFER


     On February 1, 1999, Oglebay Norton exchanged $100.0 million in principal amount at maturity of the outstanding notes in a private exchange with CIBC Oppenheimer. CIBC Oppenheimer sold the outstanding notes to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act of 1933. In connection with the exchange of the outstanding notes, Oglebay Norton and CIBC Oppenheimer entered into a registration rights agreement, dated as of February 1, 1999. Under that agreement, Oglebay Norton must, among other things, use its reasonable best efforts to file with the Commission a registration statement under the Securities Act of 1933 covering the exchange offer and to cause that registration statement to become and remain effective under the Securities Act of 1933. Upon the effectiveness of that registration statement, Oglebay Norton must also offer each holder of the outstanding notes the opportunity to exchange its securities for an equal principal amount at maturity of exchange notes. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on Oglebay Norton's books or any other person who has obtained a properly completed assignment of outstanding notes from the registered holder.


     Oglebay Norton is making the exchange offer to comply with its obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     In order to participate in the exchange offer, you must represent to Oglebay Norton, among other things, that:

     - the exchange notes being acquired in accordance with the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes,

     - neither you nor any other person with whom you have any arrangement or understanding is engaging in or intends to engage in a distribution of those exchange notes,

     - you are not an affiliate of Oglebay Norton. An affiliate is any person who "controls or is controlled by or is under common control with" Oglebay Norton,

     - if you are an affiliate of Oglebay Norton, you will comply with requirements of the Securities Act of 1933 applicable to affiliates, and

     - you are not acting on behalf of any person who could not truthfully make these representations.

B.  RESALE OF THE EXCHANGE NOTES

     Based on a previous interpretation by the Staff of the Commission set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), Mary Kay Cosmetics, Inc. (available June 5, 1991), Warnaco, Inc. (available October 11, 1991), and K-111 Communications Corp. (available May 14, 1993), Oglebay Norton believes that the exchange notes issued in the exchange offer may be offered for resale, resold, and otherwise transferred by you, except if you are an affiliate of Oglebay Norton, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, provided that the representations set forth in "-- Purpose and Effect of the Exchange Offer" apply to you. The Staff has not considered this exchange in the context of a no-action letter, and Oglebay Norton cannot assure you that the Staff would make a similar determination with respect to the exchange offer.

     If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the Staff of the Commission as set forth in no-action letters described above issued to third parties unrelated to Oglebay Norton and you must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction. In the event that Oglebay Norton's belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act of 1933 and without an exemption from registration under the federal securities laws may incur liability under these laws. Oglebay Norton does not and will not assume or indemnify you against this liability.

     The exchange offer is not being made to, nor will Oglebay Norton accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, Oglebay Norton has agreed to make a reasonable number of copies of this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act of 1933.

     Any holder that is a broker-dealer participating in the exchange offer must comply with the procedures set forth for broker-dealers in the enclosed Letter of Transmittal. Under the registration rights agreement, Oglebay Norton is not required to amend or supplement the prospectus for a period exceeding 180 days after the expiration date of the exchange offer, except in limited circumstances where Oglebay Norton suspends use of the registration statement. Oglebay Norton may suspend use of the registration statement if:

     - an order suspending the effectiveness of the registration statement or preventing the use of any prospectus is entered, or any proceeding is initiated to obtain this type of order,

     - Oglebay Norton receives notice that the qualification or exemption from qualification of the registration statement or any of the exchange notes to be sold by any broker-dealer for offer or sale in any jurisdiction has been suspended, or any proceeding is initiated or threatened to obtain a suspension,

     - any information becomes known that makes any statement made in the registration statement, prospectus or any document incorporated by reference in either, untrue in any material respect, or that requires changes in, or amendments to any of these documents to correct or clarify the statement,

     - Oglebay Norton determines that a post-effective amendment to the registration statement is appropriate.

Oglebay Norton has not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer. See "X. Plan of Distribution."

C.  TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, Oglebay Norton will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., central time, on the day the exchange offer expires.

     As of the date of this prospectus, $100.0 million in principal amount at maturity of the notes are outstanding. This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of the outstanding notes on this date. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer, however, holders of the outstanding notes must tender their certificates therefor or cause their outstanding notes to be tendered by book-entry transfer prior to the expiration date of the exchange offer to participate.

     The form and terms of the exchange notes will be the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act of 1933 and therefore will not bear legends restricting their transfer. Following consummation of the exchange offer, all rights under the registration rights agreement accorded to holders of outstanding notes, including the right to receive additional incremental interest on the outstanding notes, to the extent and in the circumstances specified in the registration rights agreement, will terminate.

     Oglebay Norton intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Outstanding notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any outstanding notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See "-- Consequences of Failure to Exchange."

     Oglebay Norton will be deemed to have accepted validly tendered outstanding notes when, as and if Oglebay Norton will have given oral or written notice of its acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from Oglebay Norton. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes as promptly as practicable after the expiration date of the exchange offer. See "-- Procedures for Tendering."

     Those who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange in accordance with the exchange offer. Oglebay Norton will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See "-- Fees and Expenses."

D.  EXPIRATION DATE, EXTENSIONS; AMENDMENTS


     The expiration date is 5:00 p.m., central time on June 15, 1999, unless Oglebay Norton, in its sole discretion, extends the exchange offer, in which case, the expiration date will be the latest date and time to which the exchange offer is extended. Oglebay Norton must use its reasonable best efforts to consummate the exchange offer on or prior to the 60th day following the date the registration statement is declared effective.

     To extend the exchange offer, Oglebay Norton must notify the exchange agent by oral or written notice prior to 9:00 a.m., Eastern Standard Time, on the next business day after the previously scheduled expiration date and make a public announcement of the extension.

     Oglebay Norton reserves the right:

     - to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" are not satisfied by giving oral or written notice of the extension or termination to the exchange agent; or

     - to amend the terms of the exchange offer in any manner consistent with the registration rights agreement.

     Any delay in acceptances, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of the outstanding notes. If Oglebay Norton amends the exchange offer in a manner that constitutes a material change, Oglebay Norton will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and Oglebay Norton will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders of the outstanding notes, if the exchange offer would otherwise expire during the five to ten business day period.

     Without limiting the manner in which Oglebay Norton may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, Oglebay Norton will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

     Upon satisfaction or waiver of all the conditions to the exchange offer, Oglebay Norton will accept, promptly after the expiration date of the exchange offer, all outstanding notes properly tendered and will issue the exchange notes promptly after acceptance of the outstanding notes. See "-- Conditions" below. For purposes of the exchange offer, Oglebay Norton will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if Oglebay Norton will have given oral or written notice of its acceptance to the exchange agent.

     In all cases, issuance of the exchange notes for outstanding notes that are accepted for exchange in accordance with the exchange offer will be made only after timely receipt by the exchange agent of certificates for those outstanding notes or a timely confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duly executed Letter of Transmittal, and all other required documents; provided, however, that Oglebay Norton reserves the absolute right to waive any defects or irregularities in the tender of outstanding notes or in the satisfaction of conditions of the exchange offer by holders of the outstanding notes. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, if the holder withdraws the previously tendered outstanding notes, or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder desires to exchange, then the unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted, withdrawn or portion of non-exchanged outstanding notes, as appropriate, will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of these outstanding notes.

E.  CONDITIONS

     Without regard to other terms of the exchange offer, Oglebay Norton will not be required to exchange any exchange notes for any outstanding notes and may terminate the exchange offer before the acceptance of any outstanding notes for exchange, if:

     - the exchange offer is not registered under the Securities Act of 1933 on the appropriate form, or

     - the exchange offer fails to comply with all applicable rules and regulations under the Exchange Act.

     If Oglebay Norton determines that either of these conditions are not satisfied, Oglebay Norton may refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company

F.  PROCEDURES FOR TENDERING

     To tender in the exchange offer, you must complete, sign and date an original or facsimile Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal to the exchange agent prior to the expiration date of the exchange offer. In addition, either:

     - certificates for the outstanding notes must be received by the exchange agent, along with the Letter of Transmittal, or

     - a timely confirmation of transfer by book-entry of those outstanding notes, if the book-entry procedure is available, into the exchange agent's account at The Depository Trust Company, as set forth in the procedure for book-entry transfer described below, which the exchange agent must receive prior to the expiration date of the exchange offer, or

     - you must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive the Letter of Transmittal and other required documents at the address set forth below under "-- Exchange Agent" prior to the expiration of the exchange offer.

     If you tender your outstanding notes and do not withdraw them prior to the expiration date of the exchange offer, you will be deemed to have an agreement with Oglebay Norton in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO OGLEBAY NORTON. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender its outstanding notes should contact the registered holder promptly and instruct that registered holder to tender the outstanding notes on the beneficial owner's behalf. If the beneficial owner wishes to tender its outstanding notes on the owner's own behalf, that owner must, prior to completing and executing the Letter of Transmittal and delivering its outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in that owner's name or obtain a properly completed assignment from the registered holder. The transfer of registered ownership of outstanding notes may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution, unless the outstanding notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or

     - for the account of an eligible institution.

     In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, each of the following is deemed an eligible institution:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - commercial bank,

     - trust company having an office or correspondent in the United States, or

     - eligible guarantor institution as provided by Rule 17Ad-15 of the Securities Exchange Act of 1934.

     If the Letter of Transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as his, her or its name appears on the outstanding notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the Letter of Transmittal or any outstanding notes or bond power, those persons should so indicate when signing, and unless Oglebay Norton waives evidence satisfactory to Oglebay Norton of their authority to so act this evidence must be submitted with the Letter of Transmittal.

     Oglebay Norton will determine all questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes, and withdrawal of tendered outstanding notes, in its sole discretion. All of these determinations by Oglebay Norton will be final and binding. Oglebay Norton reserves the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes Oglebay Norton's acceptance of which would, in the opinion of counsel for Oglebay Norton, be unlawful. Oglebay Norton also reserves the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Oglebay Norton's interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time Oglebay Norton determines. Although Oglebay Norton intends to notify holders of outstanding notes of defects or irregularities with respect to tenders of outstanding notes, neither Oglebay Norton, nor the exchange agent, or any other person will incur any liability for failure to give this notification. Tenders of outstanding notes will not be deemed to have been made until defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of outstanding notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration date of the exchange offer.

     In addition, Oglebay Norton reserves the right, in its sole discretion, to purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date of the exchange offer or, as set forth above under "-- Conditions," to terminate the exchange offer and, to the extent permitted by applicable law and the terms of its agreements relating to its outstanding indebtedness, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

     If the holder of outstanding notes is a broker-dealer participating in the exchange offer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that broker-dealer will be required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of the exchange notes and otherwise agree to comply with the procedures described above under "-- Resale of the Exchange Notes"; however, by so acknowledging and delivering a prospectus, that broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     In all cases, issuance of exchange notes in accordance with the exchange offer will be made only after timely receipt by the exchange agent of certificates for the outstanding notes or a timely confirmation of book entry transfer of outstanding notes into the exchange agent's account at The Depository Trust Company, a properly completed and duty executed Letter of Transmittal, and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount of outstanding notes than the holder of outstanding notes desires to exchange, the unaccepted or portion of non-exchanged outstanding notes will be returned as promptly as practicable after the expiration or termination of the exchange offer, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company in accordance with the book-entry transfer procedures described below, the unaccepted or portion of non-exchanged outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of outstanding notes.

G.  BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at The Depository Trust Company for the purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in The Depository Trust Company's systems may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at The Depository Trust Company, the Letter of Transmittal or facsimile of the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" on or prior to the expiration date of the exchange offer, unless the holder complies with the guaranteed delivery procedures described below.

H.  GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available or (2) who cannot deliver their outstanding notes, the Letter of Transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     - The tender is made through an eligible institution;

     - Prior to the expiration date of the exchange offer, the exchange agent receives from that eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered and stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date of the exchange offer, the Letter of Transmittal, together with the certificate(s) representing the outstanding notes in proper form for transfer or a confirmation of book-entry transfer, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

     - The exchange agent receives the properly completed and executed Letter of Transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer and other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the expiration date of the exchange offer.

     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

I.  WITHDRAWAL OF TENDERS

     Except as otherwise provided, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., central time, on the expiration date of the exchange offer.

     To withdraw a tender of outstanding notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., central time, on the expiration date of the exchange offer. Any notice of withdrawal must:

     - specify the name of the person having deposited the outstanding notes to be withdrawn,

     - identify the outstanding notes to be withdrawn,

     - be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the outstanding notes were tendered or be accompanied by documents of transfer sufficient to have the exchange agent register the transfer of the outstanding notes in the name of the person withdrawing the tender, and

     - specify the name in which any outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

     Oglebay Norton will determine all questions as to the validity, form, and eligibility of the notices, and that determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect to those outstanding notes unless the outstanding notes so withdrawn are validly retendered.

     Any outstanding notes that have been tendered but that are not accepted for payment will be returned to the holder of those outstanding notes, or in the case of outstanding notes tendered by book-entry transfer, will be credited to an account maintained with The Depository Trust Company, without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date of the exchange offer.

J.  TERMINATION OF CERTAIN RIGHTS

     All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to Oglebay Norton's duty:

     - to keep the registration statement effective until the closing of the exchange offer and for a period not to exceed 180 days after the expiration date of the exchange offer, and

     - to provide a reasonable number of copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account in accordance with the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under "-- Resale of the Exchange Notes."

K.  EXCHANGE AGENT

     Norwest Bank Minnesota, National Association has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the Letter of

Transmittal, and requests for copies of the Notice of Guaranteed Delivery with respect to the outstanding notes should be addressed to the exchange agent as follows:

       BY REGISTERED OR               BY HAND DELIVERY OR                 IN PERSON:
        CERTIFIED MAIL                OVERNIGHT COURIER:

    Norwest Bank Minnesota,         Norwest Bank Minnesota,         Norwest Bank Minnesota,
     National Association            National Association            National Association
  Corporate Trust Operations      Corporate Trust Operations         Northstar East Bldg.
         P.O. Box 1517                  Norwest Center                 608 2(nd) Ave. S.
  Minneapolis, MN 55480-1517          Sixth and Marquette                12(th) Floor
                                  Minneapolis, MN 55479-0113       Corporate Trust Services
                                                                  Minneapolis, MN 55479-0113

                                 BY FACSIMILE:

                                 (612) 667-4927

                              CONFIRM BY TELEPHONE

                                 (612) 667-9764

L.  FEES AND EXPENSES

     Oglebay Norton will pay the expenses of soliciting tenders in connection with the exchange offer. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone, or in person by officers and regular employees of Oglebay Norton and its affiliates.

     Oglebay Norton has not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. Oglebay Norton, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer.


     Oglebay Norton estimates that its cash expenses in connection with the exchange offer will be approximately $105,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.


     Oglebay Norton will pay all transfer taxes, if any, applicable to the exchange of the outstanding notes for exchange notes. The tendering holder of outstanding notes, however, will pay applicable taxes if certificates representing outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered, or

     - if tendered, the certificates representing outstanding notes are registered in the name of any person other than the person signing the Letter of Transmittal, or

     - if a transfer tax is imposed for any reason other than the exchange of the outstanding notes in the exchange offer.

     If satisfactory evidence of payment of the transfer taxes or exemption from payment of transfer taxes is not submitted with the Letter of Transmittal, the amount of the transfer taxes will be billed directly to the tendering holder and the exchange notes may not be delivered until the transfer taxes are paid.

M.  CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Outstanding notes that are not exchanged for the exchange notes in the exchange offer will not have any rights under the registration rights agreement and will remain restricted securities for purposes of the federal securities laws. Accordingly, the outstanding notes may not be offered, sold, pledged, or otherwise transferred except in accordance with applicable securities laws:

     - to Oglebay Norton or any subsidiary of Oglebay Norton;

     - to a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933 purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     - in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act of 1933;

     - in accordance with an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder, if available;

     - to "Institutional Accredited Investors" in a transaction exempt from the registration requirements of the Securities Act of 1933; or

     - in accordance with an effective registration statement under the Securities Act of 1933.

N.  ACCOUNTING TREATMENT

     For accounting purposes, Oglebay Norton will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in Oglebay Norton's accounting records on the date of the exchange. The expenses of the exchange offer will be amortized over the remaining term of the exchange notes.

                            VII.  THE EXCHANGE NOTES

     The outstanding notes were, and the exchange notes will be, issued under an indenture, dated as of February 1, 1999, by and among Oglebay Norton, the Guarantors and Norwest Bank Minnesota, National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the "TIA"). The notes are subject to all the terms of the indenture and the TIA, and Holders of the notes are referred to the indenture and the TIA for a statement of these terms. The following is a summary of the material terms and provisions of the notes. This summary does not purport to be a complete description of the notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the notes and the indenture, including the definitions contained therein. A copy of the form of indenture may be obtained from Oglebay Norton by any Holder or prospective investor upon request. As used in this section, the term "Oglebay Norton" refers to Oglebay Norton Company and not any of its subsidiaries. Definitions relating to some of the capitalized terms are set forth under "-- Glossary of Defined Terms." Capitalized terms that are used but not otherwise defined in this prospectus have the meanings ascribed to them in the indenture.

A.  GLOSSARY OF DEFINED TERMS

     The following is a glossary of defined terms substantially as used in the indenture. Reference is made to the terms of the notes and the indenture for the full definition of all terms, including those below, as well as any other capitalized terms used in this prospectus for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person:

          (1) assumed in connection with an Asset Acquisition from that Person, or

          (2) existing at the time that Person becomes a Restricted Subsidiary or is merged or consolidated with or into Oglebay Norton or any Restricted Subsidiary;

provided, however, that this Indebtedness was not incurred in connection with, or in contemplation of, the above referenced Asset Acquisition, that Person becoming a Restricted Subsidiary or the above referenced merger or consolidation.

     "Additional Interest" has the meaning provided in Section 4(a) of the registration rights agreement.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which:

          (1) the fair value of the property of that Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, after giving effect to all other fixed and contingent liabilities, but excluding liabilities under the Guarantee, of that Guarantor at that date, and

          (2) the present fair salable value of the assets of that Guarantor at that date exceeds the amount that will be required to pay the probable liability of that Guarantor on its debts, after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of that Guarantor in respect of the obligations of that Guarantor under the Guarantee, excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management or policies of that Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing. Affiliates of any Person shall include each director or executive officer of that Person and each other Person that beneficially owns 10% or more of the Voting Equity Interests of that Person.

     "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and "amended" have correlative meanings.

     "Asset Acquisition" means:

          (1) any capital contribution, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, by Oglebay Norton or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by Oglebay Norton or any Restricted Subsidiary, in either case, in accordance with which that Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into Oglebay Norton or any Restricted Subsidiary, or

          (2) any acquisition by Oglebay Norton or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of an operating unit or line of business of that Person or which is otherwise outside of the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease that has the effect of a disposition, or other disposition, including, without limitation, by way of any merger, consolidation or Sale and Leaseback Transaction, to any Person other than Oglebay Norton or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of:

          (1) any Equity Interest of any Restricted Subsidiary, or

          (2) other than in the ordinary course of business, any other property or asset of Oglebay Norton or any Restricted Subsidiary, including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings.

     The term "Asset Sale" shall not include:

          (1) any transaction consummated in compliance with "-- Merger, Consolidation or Sale of Assets"; provided, however, that any transaction consummated in compliance with "-- Merger, Consolidation or Sale of Assets" involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of Oglebay Norton and the Restricted Subsidiaries shall be deemed to be an Asset Sale with respect to the properties or assets of Oglebay Norton and Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in the transaction;

          (2) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in the business of Oglebay Norton or any Restricted Subsidiary, as the case may be; and

          (3) any Permitted Investment and any Restricted Payment permitted by "-- Certain Covenants -- Limitation on Restricted Payments". In addition, solely for purposes of "-- Certain Covenants -- Limitation on Certain Asset Sales", sales, conveyances, transfers, leases or other dispositions of properties or assets in a single transaction or series of transactions involving assets with a fair market value of less than $2.0 million shall be deemed not to be an Asset Sale.

     "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the greater of:

          (1) the fair value of the property subject to the arrangement, as determined by the Board of Directors of Oglebay Norton, and

          (2) the present value of the total obligations, discounted at a rate of 10%, compounded annually, of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction, including any period for which the lease has been extended.

     "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy" or any other Law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date of this prospectus or afterwards.

     "Board of Directors" means:

          (1) in the case of a Person that is a corporation, the board of directors of that Person or any committee authorized to act therefor,

          (2) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor, or, if the general partner is itself a limited partnership, the board of directors of that general partner's corporate general partner or any committee authorized to act therefor, and

          (3) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee of these groups responsible for the management of the business and affairs of that Person.

     "Board Resolution" means a copy of a resolution certified by an Officers' Certificate to have been duly adopted by the Board of Directors of Oglebay Norton and to be in full force and effect, and delivered to the trustee.

     "Business Day" means any day except a Saturday, Sunday or other day on which:

          (1) commercial banks in the City of New York are authorized or required by law to close, or

          (2) the New York Stock Exchange is not open for trading.

     "Capital Lease Obligation" means, at the time any determination of the Capital Lease Obligation is to be made, the amount of the liability in respect of a capital lease that would at that time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means:

          (1) U.S. dollars;

          (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of these entities having maturities of not more than six months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above; and

          (5) commercial paper rated P-1, A-1 or the equivalent of P-1 or A-1 by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition.

     "Change of Control" shall mean the occurrence of any of the following events, whether or not approved by the Board of Directors of Oglebay Norton:

          (1) any Person or "group":

             (a) is or becomes the "beneficial owner," directly or indirectly, of Equity Interests representing 50% or more of the total voting power of the Voting Equity Interests of Oglebay Norton or representing 50% or more of the equity of Oglebay Norton, or

             (b) has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of Oglebay Norton;

          (2) Oglebay Norton consolidates with, or merges with or into, another Person or Oglebay Norton or one or more Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of Oglebay Norton and the Restricted Subsidiaries, taken as a whole, to any Person, other than a Wholly Owned Restricted Subsidiary, or any Person consolidates with, or merges with or into, Oglebay Norton, in any event other than by a transaction in which the Person or Persons that "beneficially owned," directly or indirectly, Equity Interests representing 50% or more of the Voting Equity Interests of Oglebay Norton or representing 50% or more of the equity of Oglebay Norton immediately prior to the transaction, "beneficially own," directly or indirectly, Equity Interests representing 50% or more of the total voting power of the Voting Equity Interests or representing 50% or more of the equity, as the case may be, of the surviving or transferee Person;

          (3) during any consecutive two-year period, individuals who at the beginning of the period constituted the Board of Directors of Oglebay Norton, together with any new directors whose election by the stockholder of Oglebay Norton or whose nomination for election by the Board of Directors of Oglebay Norton was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Oglebay Norton then in office; or

          (4) there shall occur the liquidation or dissolution of Oglebay Norton or the stockholders of Oglebay Norton shall approve the liquidation or dissolution. For purposes of this definition, (I) "group" has the meaning under Section 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, and (II) "beneficial ownership" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that that Person has the right to acquire, whether the right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise.

     "Commission" means the Securities and Exchange Commission.

     "Common Equity Interests" means any Equity Interests other than Preferred Equity Interests.

     "Consolidated EBITDA" means, for any period, the sum, without duplication, of the following items as determined on a consolidated basis for Oglebay Norton and the Restricted Subsidiaries in accordance with GAAP:

          (1) Consolidated Net Income, plus

          (2) to the extent Consolidated Net Income has been reduced thereby,

             (a) all income taxes of Oglebay Norton and the Restricted Subsidiaries paid or accrued in accordance with GAAP for that period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),

             (b) Consolidated Interest Expense,

             (c) Consolidated Non-cash Charges, and

             (d) debt prepayment premiums or penalties paid, and other transaction costs incurred, in connection with the Transactions, less

          (3) any non-cash items increasing Consolidated Net Income for that period, all as determined on a consolidated basis for Oglebay Norton and the Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charges" means, for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense, plus

          (2) the product of:

             (a) the amount of all cash dividend payments on any series of Preferred Equity Interests of Oglebay Norton or any Restricted Subsidiary paid, accrued or scheduled to be paid or accrued during that period, times

             (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of that Person, expressed as a decimal.

     "Consolidated Fixed Charge Coverage Ratio" shall mean, at any time of determination (a "Transaction Date"), the ratio of:

          (1) Consolidated EBITDA for the four full fiscal quarter period (the "Four Quarter Period") of Oglebay Norton for which financial statements are available at the date of determination ending at or prior to the Transaction Date, to

          (2) Consolidated Fixed Charges for the period.

     The Consolidated Fixed Charge Coverage Ratio shall be calculated after giving pro forma effect to:

          (1) the incurrence or repayment of any Indebtedness of Oglebay Norton or any Restricted Subsidiary giving rise to the need to make the calculation and any incurrence or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes in accordance with working capital credit facilities, since the beginning of the Four Quarter Period and at or prior to the Transaction Date, as if that incurrence or repayment, as the case may be, occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions, including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of Oglebay Norton or any Restricted Subsidiary, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring Acquired Indebtedness and also including any EBITDA; provided that the EBITDA shall be included only to the extent includable in accordance with the definition of "Consolidated Net Income," attributable to the assets that are the subject of the Asset Acquisition during the Four Quarter Period, since the beginning of the Four Quarter Period and at or prior to the

     Transaction Date, as if the Asset Sale or Asset Acquisition, including the incurrence of any Acquired Indebtedness, occurred on the first day of the Four Quarter Period.

     In calculating "Consolidated Fixed Charges" for purposes of determining the denominator, but not the numerator, of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on the Indebtedness in effect on the Transaction Date; and

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent that the interest is covered by one or more Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements.

     "Consolidated Interest Expense" means, for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of Oglebay Norton and the Restricted Subsidiaries for that period determined on a consolidated basis in accordance with GAAP, including:

             (a) any amortization of debt discount,

             (b) the net costs under Interest Rate Protection Obligations,

             (c) all capitalized interest, and

             (d) the interest portion of any deferred payment obligation, but excluding amortization or write-off of deferred financing costs; and

          (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Oglebay Norton and the Restricted Subsidiaries during that period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any period, the net income of Oglebay Norton and the Restricted Subsidiaries for that period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating the net income, by excluding, without duplication:

          (1) all extraordinary, unusual or non-recurring gains or losses for that period,

          (2) all gains or losses from Asset Sales, net of taxes, fees and expenses relating to the transaction giving rise thereto, during that period;

          (3) that portion of the net income derived from or in respect of investments in Persons other than Restricted Subsidiaries, except to the extent actually received in cash by Oglebay Norton or, subject to the provisions of clause (6) of this definition, any Restricted Subsidiary;

          (4) the portion of the net income, or loss, allocable to minority interests in any Person, other than a Restricted Subsidiary, for that period, except to the extent Oglebay Norton's allocable portion of that Person's net income for that period is actually received in cash by Oglebay Norton or, subject to the provisions of clause (6) of this definition, any Restricted Subsidiary;

          (5) the net income, or loss, of any other Person combined with Oglebay Norton or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination; and

          (6) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time, regardless of any waiver, permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or the holders of its Equity Interests.

     "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of Oglebay Norton and the Restricted Subsidiaries reducing Consolidated Net

Income of Oglebay Norton and the Restricted Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP, excluding any charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period.

     "Consolidated Tangible Assets" means, at any time, the total amount of assets of Oglebay Norton and the Restricted Subsidiaries, less all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and all other intangibles, all as set forth on the most recent consolidated balance sheet of Oglebay Norton and calculated in accordance with GAAP.

     "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Oglebay Norton or any Restricted Subsidiary against fluctuations in currency values.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness" means:

          (1) any Senior Indebtedness or Guarantor Senior Indebtedness under the senior credit facility, and

          (2) any other Senior Indebtedness or Guarantor Senior Indebtedness which at the time of determination exceeds $25 million in aggregate principal amount, or accreted value in the case of Indebtedness issued at a discount, outstanding or available under a committed facility, which is specifically designated in the instrument evidencing the Senior Indebtedness or Guarantor Senior Indebtedness as "Designated Senior Indebtedness" by the Person and as to which the Holders have been given written notice of designation.

     "Disinterested Director" means a member of the Board of Directors of Oglebay Norton who does not have any direct or indirect financial interest in or with respect to the transaction being considered.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving that Person, whether or not that Person is the Surviving Person, or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of that Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder of the Equity Interest, or upon the happening of any event, matures or is mandatorily redeemable, by a sinking fund obligation or otherwise, or redeemable, at the option of the holder of the Equity Interest, in whole or in part, on or prior to the Final Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions of the Equity Interests giving holders of the Equity Interests the right to require Oglebay Norton to redeem the Equity Interests upon the occurrence of a change in control occurring on or prior to the Final Maturity Date shall not constitute Disqualified Equity Interests if the change in control provisions applicable to the Equity Interests are no more favorable to the holders of the Equity Interests than those described under "-- Change of Control Offer" and the Equity Interests specifically provide that Oglebay Norton will not redeem any of the Equity Interests in accordance with the provisions prior to Oglebay Norton's repurchase of the notes as are required to be repurchased in accordance with "-- Change of Control Offer."

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated, corporate stock or other equity participations, including partnership interests, whether general or limited, in that Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

     "Existing Business" means a business of Oglebay Norton and its Subsidiaries conducted on the Issue Date or any activity reasonably related thereto.

     "fair market value" means, with respect to any asset, the price, after taking into account any liabilities relating to the assets, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. For purposes of "-- Certain
Covenants -- Limitation on Restricted Payments" and "-- Certain
Covenants -- Limitation on Certain Asset Sales", fair market value shall be determined in good faith by the Board of Directors of Oglebay Norton, which determination shall be evidenced by a Board Resolution delivered to the trustee.

     "Final Maturity Date" means February 1, 2009.

     "Financing Documents" means the indenture, the registration rights agreement, the notes and the Guarantees.

     "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or any state or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets, determined on a consolidated basis in accordance with GAAP, are located in, generated from or derived from operations located in territories outside the United States of America and jurisdictions outside the United States of America.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

     "Governmental Authority" means any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, securities exchange, commission, department or instrumentality of these entities, including any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to that government or political subdivision.

     "guarantee" means, as applied to any obligation:

          (1) a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, of any part or all of that obligation or

          (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance, or payment of damages in the event of non-performance, of all or any part of that obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

A guarantee shall include any agreement to maintain or preserve any other person's financial condition or to cause any other Person to achieve identified levels of operating results.

     "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of Oglebay Norton under the indenture and the notes by each Guarantor, in accordance with the guarantee provisions of the indenture.

     "Guarantor" means:


          (1) each of ON Marine Services Company, Oglebay Norton Marine Services Company, L.L.C., ONCO Investment Company, Colorado Silica Sand, Inc., Oglebay Norton Engineered Materials, Inc., Oglebay Norton Industrial Minerals, Inc., Oglebay Norton Industrial Sands, Inc., Global Stone Port Inland, Inc., Oglebay Norton Terminals, Inc. d/b/a/ Cleveland Bulk Terminals, Oglebay Norton Minerals, Inc., Global Stone Corporation, Global Stone (U.S.A.) Inc., Global Stone Tenn Luttrell Company, Global Stone Detroit Lime Company, Global Stone James River, Inc., Global Stone St. Clair Inc., Global Stone Chemstone Corporation, Global Stone PenRoc Inc., Global Stone Filler Products, Inc. and Texas Mining, L.P.; and


          (2) each Person that becomes a Guarantor in accordance with "-- Certain Covenants -- Limitation or Creation of Subsidiaries," until, in each case, the Guarantee of that Person is released in accordance with the indenture.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, all Obligations due in accordance with the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

          (1) all Obligations of that Guarantor under the senior credit facility;

          (2) all obligations of that Guarantor with respect to any Interest Rate Protection Obligation;

          (3) all obligations of that Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (4) all other Indebtedness of that Guarantor which does not provide that it is to rank pari passu with or subordinate to the Guarantee of that Guarantor; and

          (5) all deferrals, refinancings and extensions of, and amendments to, any of the Guarantor Senior Indebtedness described above.

     Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include, with respect to any Guarantor:

          (1) Indebtedness of that Guarantor to any of its Subsidiaries, or to any Affiliate of that Guarantor or any of its Affiliate's Subsidiaries;

          (2) Indebtedness represented by the Guarantees;

          (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any other obligations of that Guarantor;

          (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

          (5) Indebtedness incurred in violation of the indenture;

          (6) Indebtedness represented by Disqualified Equity Interests; and

          (7) any Indebtedness owed to, or guaranteed on behalf of, any stockholder, director, officer or employee of Oglebay Norton or any of its Subsidiaries.

     "Holder" means the Person in whose name a note is registered on the Registrar's books.

     "in the ordinary course of business" means in the ordinary course of business of Oglebay Norton and its Subsidiaries consistent with past practice.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur, including by conversion, exchange or otherwise, assume, guarantee or otherwise become liable in respect of the Indebtedness or other obligation or the recording, as required by GAAP or otherwise, of any particular Indebtedness or other obligation on the balance sheet of that Person; and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing. Indebtedness of a Person existing at the time that Person becomes a Restricted Subsidiary or is merged or consolidated with or into Oglebay Norton or any Restricted Subsidiary shall be deemed to be incurred at that time.

     "Indebtedness" means, without duplication, with respect to any Person, whether recourse is to all or a portion of the assets of that Person and whether or not contingent:

          (1) every obligation of that Person for money borrowed;

          (2) every obligation of that Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

          (3) every reimbursement obligation of that Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that Person;

          (4) every obligation of that Person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

          (5) every Capital Lease Obligation of that Person;

          (6) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of that Person;

          (7) every obligation of the type referred to in clauses (1) through
     (6) of another Person and all dividends of another Person the payment of which, in either case, that Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and

          (8) any and all deferrals, extensions and refinancings of, or amendments to, any liability of the kind described in any of the preceding clauses (1) through (7) above.

     Indebtedness:

          (1) shall never be calculated taking into account any cash and cash equivalents held by that Person;

          (2) shall not include obligations of any Person

             (a) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that the obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line,

             (b) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, and

             (c) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents;

          (3) which provides that an amount less than the principal amount of the Indebtedness shall be due upon any declaration of acceleration of the Indebtedness shall be deemed to be incurred or outstanding in an amount equal to the accreted value of the Indebtedness at the date of determination determined in accordance with GAAP; and

          (4) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of Oglebay Norton and any Preferred Equity Interests of any Restricted Subsidiary.

     "Independent Financial Advisor" means a nationally recognized accounting, appraisal, investment banking firm or consultant:

          (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in Oglebay Norton; provided that, notwithstanding the foregoing, CIBC Oppenheimer Corp. and its Affiliates shall be deemed an Independent Financial Advisor, and

          (2) which, in the judgment of the Board of Directors of Oglebay Norton, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "interest" means, with respect to the notes, the sum of any interest and any Additional Interest on the notes.

     "Interest Payment Dates" means each February 1 and August 1, commencing August 1, 1999.

     "Interest Rate Protection Obligations" means, with respect to any Person, the Obligations of that Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and

          (2) other agreements or arrangements designed to protect that Person against fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to, by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of that Investment, plus the cost of all additions thereto, and minus the amount of any portion of that Investment repaid to that Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to that Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, the property shall be valued at its fair market value at the time of the transfer, as determined in good faith by the Board of Directors of the Person making the transfer.

     "Issue Date" means the date the notes are first issued by Oglebay Norton and authenticated by the trustee under the indenture.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind, including any conditional sale or capital lease or other title retention agreement, any lease of this nature, and any agreement to give any of the foregoing.

     "Majority Holders" means at any time, the Holders of more than 50% in aggregate principal amount of the notes outstanding at that time.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or cash equivalents received by Oglebay Norton or any Restricted Subsidiary in respect of any Asset Sale, including all cash or cash equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or cash equivalents, net of:

          (1) the direct costs relating to that Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;

          (2) taxes paid or payable as a result of the Asset Sale, after taking into account any available tax credits or deductions and any tax sharing arrangements;

          (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of the Asset Sale;

          (4) amounts deemed, in good faith, appropriate by the Board of Directors of Oglebay Norton to be provided as a reserve, in accordance with GAAP, against any liabilities directly associated with the assets which are the subject of the Asset Sale; provided that the amount of any reserves shall be deemed to constitute Net Cash Proceeds at the time the reserves shall have been released or are not otherwise required to be retained as a reserve; and

          (5) with respect to Asset Sales by Subsidiaries, the portion of the cash payments attributable to Persons holding a minority interest in that Subsidiary.

     "Non-Payment Event of Default" means any event, other than a Payment Default, the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Obligations" means, with respect to any Indebtedness, any principal, interest, including post-petition interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing that Indebtedness.

     "Obligors" means Oglebay Norton and the Guarantors, collectively; and "Obligor" means any of them.

     "Offer" has the meaning set forth in the definition of "Offer to Purchase."

     "Offer Expiration Date" has the meaning set forth in the definition of "Offer to Purchase."

     "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of Oglebay Norton by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the notes on the date of the Offer offering to purchase up to the principal amount of notes specified in that Offer at the purchase price specified in that Offer, as determined in accordance with the indenture. Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase, which shall be not less than 30 Business Days nor more than 60 days after the date of the Offer, and a settlement date (the "Purchase Date") for purchase of notes to occur no later than five Business Days after the Offer Expiration Date. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of Oglebay Norton and its Subsidiaries which Oglebay Norton in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase. The information shall include, at a minimum:

          (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be delivered to Holders in accordance with "-- Reports to Holders," which requirements may be satisfied by delivery of the documents together with the Offer,

          (2) a description of material developments in Oglebay Norton's business subsequent to the date of the latest of the financial statements referred to in clause (1), including a description of the events requiring Oglebay Norton to make the Offer to Purchase,

          (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring Oglebay Norton to make the Offer to Purchase, and

          (4) any other information required by applicable law to be included therein.

     The Offer shall contain all instructions and materials necessary to enable the Holders to tender notes in accordance with the Offer to Purchase. The Offer shall also state:

          (1) the Section of the indenture by which the Offer to Purchase is being made;

          (2) the Offer Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding notes offered to be purchased by Oglebay Norton in accordance with the Offer to Purchase, including, if less than 100%, the manner by which that amount has been determined in accordance with the Section of the indenture requiring the Offer to Purchase (the"Purchase Amount");

          (4) the purchase price to be paid by Oglebay Norton for each $1,000 aggregate principal amount of notes accepted for payment (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the notes registered in the name of that Holder and that any portion of a note tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where notes are to be surrendered for tender in accordance with the Offer to Purchase;

          (7) that interest on any note not tendered or tendered but not purchased by Oglebay Norton in accordance with the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each note being accepted for payment in accordance with the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender all or any portion of a note in accordance with the Offer to Purchase will be required to surrender that note at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date, that note being, if Oglebay Norton so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Oglebay Norton duly executed by, the Holder of the note or his attorney duly authorized in writing;

          (10) that Holders will be entitled to withdraw all or any portion of notes tendered if Oglebay Norton receives, not later than the close of business on the fifth Business Day next preceding the Offer Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the note the Holder tendered, the certificate number of the note the holder tendered and a statement that that Holder is withdrawing all or a portion of its tender;

          (11) that:

             (a) if notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn in accordance with the Offer to Purchase, Oglebay Norton shall purchase all those notes, and

             (b) if notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn in accordance with the Offer to Purchase, Oglebay Norton shall purchase notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis, with any adjustments as may be deemed appropriate so that only notes in denominations of $1,000 principal amount or integral multiples of $1,000 shall be purchased; and

          (12) that in the case of any Holder whose note is purchased only in part, Oglebay Norton shall execute and deliver to the Holder of that note without service charge, a new note or notes, of any authorized denomination as requested by that Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer or the President and the Chief Financial Officer, the Treasurer or the Assistant Treasurer of that Person that shall comply with applicable provisions of the indenture.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to that default becoming an event of default has occurred, in the payment of principal of, or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Investments" means:

          (1) Cash Equivalents;

          (2) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (3) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

          (4) Interest Rate Protection Obligations and Currency Agreements permitted under "-- Certain Covenants -- Limitation on Additional Indebtedness";

          (5) Investments in promissory notes issued to Oglebay Norton or any Restricted Subsidiary as consideration in Asset Sales made in compliance with "-- Certain Covenants -- Limitation on Certain Asset Sales"; provided, however, that the aggregate principal amount of those promissory notes outstanding shall not exceed the greater of:

             (a) $10.0 million, and

             (b) 2.0% of Consolidated Tangible Assets; and

          (6) Investments in:

             (a) Oglebay Norton or any Guarantor, or

             (b) any Person that becomes a Restricted Subsidiary after giving effect to that Investment so long as that Person becomes a Guarantor at that time.

     "Permitted Liens" means:

          (1) Liens on property of a Person existing at the time that Person is acquired by, or merged into or consolidated with, Oglebay Norton or any Restricted Subsidiary; provided, however, that these Liens were in existence prior to the contemplation of the acquisition, merger or consolidation and do not secure any property or assets of Oglebay Norton or any Restricted Subsidiary other than the property or assets subject to the Liens prior to the acquisition, merger or consolidation;

          (2) Liens existing on the date of this prospectus;

          (3) Liens securing Purchase Money Indebtedness incurred in accordance with "-- Certain Covenants -- Limitation on Additional Indebtedness"; provided, however, that these Liens do not extend to any assets of Oglebay Norton or any Restricted Subsidiary other than the assets acquired with the proceeds of this Indebtedness, and improvements thereto or thereon;

          (4) Liens to secure any Permitted Refinancings, in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as the Lien does not extend to any other assets, other than improvements thereto;

          (5) Liens securing letters of credit entered into in the ordinary course of business;

          (6) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

          (7) other statutory Liens incidental to the conduct of business or the ownership of property and assets by Oglebay Norton or any Restricted Subsidiary which:

             (a) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and

             (b) which do not in the aggregate materially detract from the value of the property or assets or materially impair the use of the property in the operation of the business of Oglebay Norton or any Restricted Subsidiary;

          (8) easements, rights of way or other minor defects or irregularities in title of real property not interfering in any material respect with the use of that property in the business of Oglebay Norton or any Restricted Subsidiary; and

          (9) Liens securing Senior Indebtedness.

     "Permitted Refinancing" means, with respect to any Indebtedness, Indebtedness to the extent representing a refinancing of that Indebtedness; provided, however, that:

          (1) the refinancing Indebtedness shall not exceed the sum of the amount of the Indebtedness being refinanced, plus the amount of accrued interest or dividends thereon, the amount of any reasonably determined prepayment premium necessary to accomplish the refinancing and reasonable fees and expenses incurred in connection therewith;

          (2) the refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced and shall not permit redemption or other retirement, including by any required offer to purchase to be made by Oglebay Norton or any Restricted Subsidiary, of that Indebtedness at the option of the holder of the Indebtedness prior to the final stated maturity of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of that Indebtedness, including by a required offer to purchase made by Oglebay Norton or a Restricted Subsidiary, upon a change of control of Oglebay Norton in accordance with the provisions substantially similar to those described in "-- Change of Control Offer";

          (3) Indebtedness that ranks pari passu with the notes may be refinanced only with Indebtedness that is made pari passu with or subordinate in right of payment to the notes, and Indebtedness that is subordinated in right of payment to the notes may be refinanced only with Indebtedness that is subordinate in right of payment to the notes on terms no less favorable to the Holders than those contained in the Indebtedness being refinanced; and

          (4) the refinancing Indebtedness shall be incurred by the obligor on the Indebtedness being refinanced or by Oglebay Norton.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, limited partnership, trust, unincorporated organization or government or any agency or political subdivision of that government or agency, or other entity.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over Equity Interests of any other class in that Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by that Person whether or not included in the most recent consolidated balance sheet of that Person and its Subsidiaries under GAAP.


     "Public Equity Offering" means an underwritten public offering for cash of Common Equity Interests of Oglebay Norton by an effective registration statement filed under the Securities Act, excluding registration statements filed on Form S-4, Form S-8 or similar forms.


     "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase."

     "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

     "Purchase Money Indebtedness" means Indebtedness incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment; provided, however:

          (1) that Indebtedness shall not exceed the cost of the property or assets and shall not be secured by any property or assets of Oglebay Norton or any Restricted Subsidiary other than the property and assets so acquired or constructed, and

          (2) the Lien securing that Indebtedness shall be created within 90 days of the acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 90 days of the refinancing.

     "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase."

     "Qualified Equity Interest" means any Equity Interest of Oglebay Norton other than any Disqualified Equity Interest.

     "redeem" means redeem, repurchase, defease or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

     "refinance" means refinance, renew, extend, replace, defease or refund, in whole or in part, including successively; and "refinancing" and "refinanced" have correlative meanings.

     "Replacement Assets" means:

          (1) properties and assets, other than cash or any Equity Interests or other security, that will be used in an Existing Business, or

          (2) Equity Interests of any Person engaged primarily in an Existing Business, which Person will become on the date of acquisition of that Person a Restricted Subsidiary as a result of Oglebay Norton's acquiring these Equity Interests.

     "Responsible Officer" when used with respect to the trustee, means an officer or assistant officer assigned to the corporate trust department of the trustee, or any successor group of the trustee, with direct responsibility for the administration of the indenture and also means, with respect to a particular corporate trust matter, any other officer to whom that matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Subsidiary" means any Subsidiary of Oglebay Norton other than any Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by Oglebay Norton or any Restricted Subsidiary of any real or tangible personal Property, which Property has been or is to be sold or transferred by Oglebay Norton or that Restricted Subsidiary to that Person in contemplation of leasing.

     "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

     "senior credit facility" means the Credit Agreement dated as of May 15, 1998 between Oglebay Norton and KeyBank National Association, together with the documents related thereto, including any guarantee agreements and security documents, in each case as the agreements may be amended, refinanced or restructured from time to time, including to increase the amount of available borrowings thereunder; provided that the increase in borrowings is permitted by "-- Certain Covenants -- Limitation on Additional Indebtedness," or adding Subsidiaries of Oglebay Norton as additional borrowers or guarantors thereunder or adding additional collateral thereunder, with respect to all or any portion of the Indebtedness under the agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Indebtedness" means all Obligations due in accordance with the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

          (1) all Obligations of Oglebay Norton under the senior credit facility;

          (2) all obligations of Oglebay Norton with respect to any Interest Rate Protection Obligation;

          (3) all obligations of Oglebay Norton to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (4) all other Indebtedness of Oglebay Norton which does not provide that it is to rank pari passu with or subordinate to the notes; and

          (5) all deferrals, refinancings and extensions of, and amendments to, any of the Senior Indebtedness described above.

Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (1) Indebtedness of Oglebay Norton to any of its Subsidiaries, or to any Affiliate of Oglebay Norton or any of that Affiliate's Subsidiaries;

          (2) Indebtedness represented by the notes;

          (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any other obligations of Oglebay Norton;

          (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

          (5) Indebtedness incurred in violation of the indenture;

          (6) Indebtedness represented by Disqualified Capital Stock; and

          (7) any Indebtedness owed to, or guaranteed on behalf of, any stockholder, director, officer or employee of Oglebay Norton or any of its Subsidiaries.

     "Significant Subsidiary," means, at any date of determination:

          (1) any Restricted Subsidiary that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02 of Regulation S-X under the Exchange Act, except that references to 10% in the definition shall be changed to 5%, and

          (2) for purposes of "-- Events of Default," any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) under "-- Events of Default" has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

     "Subordinated Indebtedness" means any Indebtedness of Oglebay Norton or any Guarantor which is expressly subordinated in right of payment to the notes or the Guarantee of that Guarantor.

     "Subsidiary" means, with respect to any Person at any time:

          (1) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by that Person, or

          (2) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by the first Person.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving the Disposition or the Person to which the Disposition is made.

     "Transactions" means:

          (1) the consummation of the acquisition of Global Stone,

          (2) the issuance of the acquisition notes,

          (3) the initial borrowing under the senior credit facility,

          (4) the redemption of all outstanding Trust Debentures, and

          (5) the issuance of the notes in exchange for the acquisition notes.

     "Trust Debentures" means the debentures issued under the Trust Indenture between Global Stone and Montreal Trust Company of Canada, as trustee, dated as of February 15, 1995.

     "Unrestricted Subsidiary" means any Subsidiary of Oglebay Norton designated in accordance with "-- Certain Covenants -- Designation of Unrestricted Subsidiaries," until the designation is revoked in accordance with "-- Certain Covenants -- Designation of Unrestricted Subsidiaries."

     "U.S. Government Obligations" means:

          (1) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged, or

          (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer of the obligations, and shall also include a depository receipt issued by a bank, as defined in Section 3(a)(2) of the Securities Act, as custodian with respect to any U.S. Government Obligation or a specific payment of principal of or interest on any U.S. Government Obligation held by that custodian for the account of the holder of that depository receipt; provided that, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of that depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any U.S. Government Obligation held by that custodian for the account of the holder of that depository receipt.

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders of the Equity Interests to elect the Board of Directors or other governing body of that corporation or Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying:

             (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, for that Indebtedness, by

             (b) the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of that payment, by

          (2) the then outstanding aggregate principal amount of that Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests, other than directors' qualifying shares, of which are owned, directly or indirectly, by Oglebay Norton.

B.  GENERAL

     The exchange notes will be limited in aggregate principal amount to $100,000,000. The exchange notes will be unsecured obligations of Oglebay Norton, ranking subordinate in right of payment to the Senior Indebtedness of Oglebay Norton and at least pari passu in right of payment with all other existing and future indebtedness and other obligations of Oglebay Norton.

     The exchange notes will be irrevocably and unconditionally guaranteed, jointly and severally, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, by the Guarantors.

C.  MATURITY, INTEREST AND PRINCIPAL

     The exchange notes will mature on February 1, 2009. The exchange notes will bear interest at a rate of 10% per annum from the Issue Date until maturity. Interest is payable semi-annually in arrears on each February 1 and August 1 commencing August 1, 1999, to Holders of record of the notes at the close of business on the immediately preceding January 15 and July 15, respectively.

D.  OPTIONAL REDEMPTION

     The notes may be redeemed at any time after February 1, 2004, at the option of Oglebay Norton, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices, expressed as percentages of the principal amount of the notes, together, in each case, with accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 1 of each year listed below:

YEAR                                                PERCENTAGE
----                                                ----------
2004..............................................   105.000%
2005..............................................   103.333%
2006..............................................   101.667%
2007 and thereafter...............................   100.000%

     Notwithstanding the foregoing, Oglebay Norton may redeem in the aggregate up to 35% of the original principal amount of notes at any time and from time to time prior to February 1, 2002 at a redemption price equal to 110% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least 65% of the aggregate principal amount of notes originally issued remain outstanding immediately after the occurrence of any redemption of this type and that any redemption of this type occurs within 60 days following the closing of any Public Equity Offering as described above.

     In the event of a redemption of fewer than all of the notes, the trustee shall select the notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while these notes are listed, or if these notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in any other manner as the trustee shall deem fair and equitable. The notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a Holder's last address as it shall appear on the register maintained by the Registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption unless Oglebay Norton shall fail to redeem any of these notes.

     The senior credit facility currently prohibits any optional redemption as described above.

E.  GUARANTEES

     The notes are guaranteed on a senior subordinated basis by the Guarantors. All payments in accordance with the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of each respective Guarantor, to the same extent and in the same manner that all payments in accordance with the notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Oglebay Norton.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of that Guarantor, including, without limitation, any guarantees of Senior Indebtedness, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of that other Guarantor under its Guarantee or in accordance with its contribution obligations under the indenture, result in the obligations of that Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors -- Guarantors May Not Be Liable for the Notes Due to Fraudulent Conveyance Laws." Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor shall be released from all of its obligations under its Guarantee if all of its assets or Equity Interests are sold, in each case in a transaction in compliance with "-- Certain Covenants -- Limitation on Certain Asset Sales" above, the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets in compliance with "Merger, Consolidation or Sale of Assets" above, or the Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of the indenture and that Guarantor has delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to that transaction have been complied with.

F.  SUBORDINATION OF NOTES AND GUARANTEES


     The indebtedness represented by the notes is, to the extent and in the manner provided in the indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness of Oglebay Norton. As of March 31, 1999, the principal amount of outstanding Senior Indebtedness and Guarantor Senior Indebtedness of Oglebay Norton and the Guarantors was approximately $243.5 million.


     In the event of:

          (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to Oglebay Norton or to its creditors, or to its assets, whether voluntary or involuntary, or

          (b) any liquidation, dissolution or other winding-up of Oglebay Norton, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

          (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of Oglebay Norton,

then and in any of the above events:

          (1) the holders of Senior Indebtedness shall be entitled to receive payment and satisfaction in full in cash of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the notes are entitled to receive or retain any payment or distribution of any kind or character on account of principal of, premium, if any, or interest on the notes; and

          (2) any payment or distribution of assets of Oglebay Norton of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders would be entitled but for the subordination provisions of the indenture shall be paid by the liquidating trustee or agent or other Person making that payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any agreement under which any instruments evidencing any of that Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of that Senior Indebtedness.

     In the event that, notwithstanding the provisions described in the preceding paragraph, the Holder of any note shall have received any payment or distribution of assets of Oglebay Norton of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, and interest on the notes before all Senior Indebtedness is paid in full in cash, then and in that event that payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Oglebay Norton for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

     The consolidation of Oglebay Norton with, or the merger of Oglebay Norton with or into, another Person or the liquidation or dissolution of Oglebay Norton following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in "-- Merger, Consolidation or Sale of Assets" below shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Oglebay Norton for the purposes of the subordination provisions of the indenture if the Person formed by that consolidation or the surviving entity of that merger or the Person which acquires by conveyance, transfer or lease those properties and assets substantially as an entirety, as the case may be, shall, as a part of that consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in "-- Merger, Consolidation or Sale of Assets" below.

     After the occurrence of a Payment Default, no payment or distribution of any assets or securities of any kind or character, including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of Oglebay Norton being subordinated to the payment of the notes by Oglebay Norton, may be made by or on behalf of Oglebay Norton or any of its Subsidiaries, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on the notes, or for or on account of the purchase, redemption, defeasance or other acquisition of the notes, other than from a trust previously established in accordance with provisions described under "-- Defeasance and Covenant Defeasance," and neither the trustee nor any holder or owner of any notes shall take or receive from Oglebay Norton or any of its Subsidiaries, directly or indirectly in any manner, payment in respect of all or any portion of notes following the delivery by the representative of, for so long as there shall exist any Designated Senior Indebtedness under or in respect of the senior credit facility, the holders of Designated Senior Indebtedness under or in respect of the senior credit facility or, thereafter, the holders of Designated Senior Indebtedness (in either case, the "Representative") to the trustee of written notice of:

          (1) the occurrence of a Payment Default on Designated Senior Indebtedness, or

          (2) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness and, in the case of this clause (2), the acceleration of the maturity of Designated Senior Indebtedness in accordance with its terms, and in any event of this type, the prohibition shall continue until the Payment Default is cured, waived in writing or ceases to exist or the acceleration has been rescinded or otherwise cured.

At that time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph, Oglebay Norton shall resume making any and all required payments in respect of the notes, including any missed payments.

     After the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of any kind or character, including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of Oglebay Norton being subordinated to the payment of the notes by Oglebay Norton, shall be made by or on behalf of Oglebay Norton or any of its Subsidiaries, including, without limitation, by way of set-off or otherwise, for or on account of any principal of, premium, if any, or interest on the notes or for or on account of the purchase, redemption, defeasance or other acquisition of notes, other than from a trust previously established in accordance with provisions described under "-- Defeasance and Covenant Defeasance," and neither the trustee nor any holder or owner of any notes shall take or receive from Oglebay Norton or any of its Subsidiaries, directly or indirectly in any manner, payment in respect of all or any portion of the notes, for a period (a "Payment Blockage Period") commencing on the date of receipt by the trustee of written notice from the Representative of that Non-Payment Event of Default unless and until, subject to any blockage of payments that may then be in effect under the preceding paragraph, the earliest to occur of the following events:

          (1) more than 179 days shall have elapsed since the date of receipt of that written notice by the trustee,

          (2) that Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or the Designated Senior Indebtedness shall have been discharged or paid in full, or

          (3) that Payment Blockage Period shall have been terminated by written notice to Oglebay Norton or the trustee from the Representative, after which, in the case of clause (1), (2) or (3), Oglebay Norton shall resume making any and all required payments in respect of the notes, including any missed payments.

Notwithstanding any other provisions of the indenture, no Non-Payment Event of Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period unless that first Non-Payment Event of Default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the trustee of the notice referred to above (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided, however, that no additional Payment Blockage Period shall extend beyond the Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under the indenture until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

     In the event that, notwithstanding the foregoing, the Holder of any note shall have received any payment prohibited by the foregoing provisions of the two immediately preceding paragraphs, then and in that event that payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of Senior Indebtedness, promptly returned to Oglebay Norton, or otherwise as a court of competent jurisdiction shall direct.

     Each Guarantee will, to the extent set forth in the indenture, be subordinated in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of the respective Guarantor and will be subject to the rights of holders of Designated Senior Indebtedness of that Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the notes to all Senior Indebtedness of Oglebay Norton.

     If Oglebay Norton or any Guarantor fails to make any payment on the notes or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, that failure would constitute an Event of Default under the indenture and would enable the Holders of the notes to accelerate the maturity of the notes. See "-- Events of Default."

G.  CERTAIN COVENANTS

     The indenture contains, among others, the following covenants:

  Limitation on Additional Indebtedness

     (1) Oglebay Norton shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that so long as no Default has occurred and is continuing or would result therefrom, Oglebay Norton or any Guarantor may incur Indebtedness if, at the time of that incurrence, the Consolidated Fixed Charge Coverage Ratio would be greater than or equal to 2.0 to 1.0.

     (2) The foregoing limitations of paragraph (1) of this covenant will not apply to any of the following:

          (a) the outstanding notes and the exchange notes, and Permitted Refinancings and the Guarantees of these;

          (b) Permitted Refinancings of:

             (x) Indebtedness of Oglebay Norton or any Restricted Subsidiary to the extent outstanding on the Issue Date, other than Indebtedness being refinanced with the proceeds from the issuance of notes and other than Indebtedness under the senior credit facility, reduced by the amount of any scheduled amortization payments or mandatory prepayments actually made, or

             (y) Indebtedness incurred in accordance with the proviso in paragraph (1) above or in accordance with clause (h) below;

          (c) Indebtedness of Oglebay Norton or any Restricted Subsidiary incurred under the senior credit facility in an aggregate amount, including the face amount of all letters of credit, not to exceed $232.0 million at any time outstanding, less the aggregate amount of any scheduled amortization payments or mandatory prepayments actually made thereunder;

          (d) Purchase Money Indebtedness and Indebtedness represented by Capital Lease Obligations of Oglebay Norton or any Restricted Subsidiary incurred in the ordinary course of business, and Permitted Refinancings of these, in an aggregate amount not to exceed $20.0 million at any time outstanding;

          (e) (x) Indebtedness of any Restricted Subsidiary owed to and held by Oglebay Norton or any Guarantor, and

             (y) Indebtedness of Oglebay Norton owed to and held by any Guarantor which is unsecured and subordinated in right of payment to the payment and performance of Oglebay Norton's obligations under the notes;

        provided, however, that an incurrence of Indebtedness that is not permitted by this clause (e) shall be deemed to have occurred upon:

               (A) any sale or other disposition of any Indebtedness of Oglebay
                   Norton or any Restricted Subsidiary referred to in this clause (e) to any Person other than Oglebay Norton or any Guarantor, or

               (B) any Guarantor that holds Indebtedness of Oglebay Norton or another Guarantor ceasing to be a Guarantor;

          (f) Interest Rate Protection Obligations of Oglebay Norton relating to Indebtedness of Oglebay Norton, which Indebtedness:

             (x) bears interest at fluctuating interest rates, and

             (y) is otherwise permitted to be incurred under this covenant;

provided, however, that the notional principal amount of these Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which that Interest Rate Protection Obligations relate;

          (g) Indebtedness of Oglebay Norton under Currency Agreements to the extent relating to:

             (x) Indebtedness of Oglebay Norton, and/or

             (y) obligations to purchase assets, properties or services incurred in the ordinary course of business of Oglebay Norton or any Restricted Subsidiary;

     provided, however, that these Currency Agreements do not increase the Indebtedness or other obligations of Oglebay Norton and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

          (h) Indebtedness of any Foreign Subsidiary if, at the time of that incurrence, the Consolidated Fixed Charge Coverage Ratio of that Foreign Subsidiary would be greater than or equal to 3.0 to 1.0, for these purposes, references to Oglebay Norton or any Restricted Subsidiary in the definitions used to calculate that ratio shall be to that Foreign Subsidiary and its Subsidiaries, other than any Unrestricted Subsidiary; and

          (i) Indebtedness of Oglebay Norton or any Restricted Subsidiary in an aggregate amount not to exceed at any time outstanding $20.0 million.

     (3) For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of that particular amount shall not be included.

  Limitation on Other Senior Subordinated Indebtedness

     Oglebay Norton shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, incur, contingently or otherwise, any Indebtedness, other than the notes and the Guarantees, as the case may be, that is both

          (1) subordinated in right of payment to any Senior Indebtedness of Oglebay Norton or any of its Restricted Subsidiaries, as the case may be, and

          (2) senior in right of payment to the notes and the Guarantees, as the case may be.

For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the notes or the Guarantees, as the case may be, if it is not explicitly subordinated in right of payment to Senior Indebtedness at least to the same extent as the notes and the Guarantees, as the case may be, are subordinated to that Senior Indebtedness.

  Limitation on Restricted Payments

     Oglebay Norton shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly,

          (1) declare or pay any dividend or any other distribution on any Equity Interests of Oglebay Norton or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders of Equity Interests, in that capacity, of Oglebay Norton or any Restricted Subsidiary, other than any dividends, distributions and payments made to Oglebay Norton or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests;

          (2) redeem any Equity Interests of Oglebay Norton or any Restricted Subsidiary, other than any of these Equity Interests owned by Oglebay Norton or any Restricted Subsidiary;

          (3) redeem or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, other than any Subordinated Indebtedness held by Oglebay Norton or any Restricted Subsidiary; or

          (4) make any Investments, other than Permitted Investments.

Any of the foregoing, other than an exception thereto, is a "Restricted Payment," unless:

     (1) no Default shall have occurred and be continuing at the time of or after giving effect to that Restricted Payment;

     (2) immediately after giving effect to that Restricted Payment, Oglebay Norton would be able to incur $1.00 of additional Indebtedness under paragraph
(1) of "-- Limitation on Additional Indebtedness"; and

     (3) immediately after giving effect to that Restricted Payment, the aggregate amount of all Restricted Payments, including the fair market value of any non-cash Restricted Payment, declared or made on or after the Issue Date, excluding any Restricted Payment described in clauses (2), (3), (4) or (5) of the next paragraph, does not exceed an amount equal to the sum of the following (the "Basket"):

          (a) 50% of Consolidated Net Income, or 100% of Consolidated Net Loss, for the period, treated as one accounting period, commencing on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the most recent fiscal quarter immediately preceding the date of that Restricted Payment; plus

          (b) the aggregate net cash proceeds received by Oglebay Norton either:

             (x) as capital contributions to Oglebay Norton after the Issue Date, or

             (y) from the issue and sale, other than to a Subsidiary of Oglebay Norton, of Qualified Equity Interests after the Issue Date, other than any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds:

                (A) borrowed from Oglebay Norton or any of its Subsidiaries until and to the extent that borrowing is repaid, or

                (B) contributed, extended, guaranteed or advanced by Oglebay Norton or any of its Subsidiaries, including in respect of any employee stock ownership or benefit plan; plus

          (c) the aggregate amount by which Indebtedness, other than any Subordinated Indebtedness, of Oglebay Norton or any Restricted Subsidiary is reduced on Oglebay Norton's consolidated balance sheet upon the conversion or exchange, other than by a Subsidiary of Oglebay Norton, subsequent to the Issue Date into Qualified Equity Interests, less the amount of any cash, or the fair value of property, distributed by Oglebay Norton or any Restricted Subsidiary upon the conversion or exchange; plus

          (d) in the case of the disposition or repayment of any Investment that was treated as a Restricted Payment made after the Issue Date, an amount, to the extent not included in the computation of Consolidated Net Income, equal to the lesser of:

             (x) the return in cash of capital with respect to that Investment, and

             (y) the amount of that Investment that was treated as a Restricted Payment,

     in either case, less the cost of the disposition of that Investment and net of taxes; plus

          (e) so long as the Designation of the Subsidiary was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries", Oglebay Norton's proportionate interest in an amount equal to the excess of:

             (x) the total assets of that Subsidiary, valued on an aggregate basis at the lesser of book value and fair market value, over

             (y) the total liabilities of that Subsidiary, determined in accordance with GAAP,

     and provided that that amount shall not in any case exceed the Designation Amount with respect to that Restricted Subsidiary upon its Designation; minus

          (f) with respect to each Subsidiary of Oglebay Norton which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "-- Designation of Unrestricted Subsidiaries", the greater of:

             (x) $0, and

             (y) the Designation Amount of the Subsidiary, measured as of the Date of Designation; plus

          (g) $10.0 million.

The foregoing provisions will not prevent:

          (1) the payment of any dividend or distribution on Equity Interests within 60 days after the date of declaration of that dividend or distribution, if at the date of that declaration, that dividend or distribution would comply with the provisions of the indenture;

          (2) the redemption of any Equity Interests of Oglebay Norton or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale, other than to a Subsidiary of Oglebay Norton, of, Qualified Equity Interests;

          (3) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests;

          (4) the redemption of Subordinated Indebtedness made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale, other than to a Subsidiary, of:

             (x) Qualified Equity Interests, or

             (y) a Permitted Refinancing of that Subordinated Indebtedness; or

          (5) the redemption of any Equity Interests of Oglebay Norton held by directors, officers or employees of Oglebay Norton or any of its Subsidiaries upon their death, retirement or other termination not to exceed $1.0 million in the aggregate in any calendar year; provided, however, that any unused amount may be used in the next succeeding, but not any subsequent, calendar year;

     provided, further, however, that:

          (A) in the case of each of clauses (2), (3), (4) and (5), no Default shall have occurred and be continuing or would arise therefrom, and

          (B) no issuance of Qualified Equity Interests in accordance with clause (2), (3) or (4) shall increase the Basket.

  Limitation on Liens

     Oglebay Norton shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, incur any Lien, other than any Permitted Lien, of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds, income or profits therefrom, unless contemporaneously therewith or prior thereto:

          (1) in the case of any Lien securing an obligation that ranks pari passu with the notes, effective provision is made to secure the notes equally and ratably with or prior to that obligation with a Lien on the same collateral, and

          (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the notes, effective provision is made to secure the notes with a Lien on the same collateral that is prior to the Lien securing that subordinated obligation, in each case, for so long as that obligation is secured by that Lien.

  Limitation on Transactions with Affiliates

     (1) Oglebay Norton shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions with or for the benefit of any Affiliate, any holder of 5% or more of any class of Equity Interests or any officer, director or employee of Oglebay Norton or any Restricted Subsidiary (an "Affiliate Transaction"), unless that Affiliate Transaction is:

          (a) fair to Oglebay Norton or that Restricted Subsidiary, as the case may be, and

          (b) on terms that are no less favorable to Oglebay Norton or that Restricted Subsidiary, as the case may be, than could reasonably be obtained at that time in a comparable transaction with an unaffiliated third party.

     For any Affiliate Transaction, or series of related Affiliate Transactions that are similar or part of a common plan, involving an amount or having a fair market value in excess of $5.0 million, Oglebay Norton shall deliver to the trustee an Officers' Certificate stating that a majority of the Disinterested Directors has determined that the transaction satisfies the above criteria and shall evidence that determination by a Board Resolution delivered to the trustee.

     For any Affiliate Transaction, or series of related Affiliate Transactions that are similar or part of a common plan, involving an amount or having a fair market value in excess of $10.0 million or if there shall be no Disinterested Directors, Oglebay Norton shall obtain a written opinion from an Independent Financial Advisor to the effect that that transaction is fair, from a financial point of view, to Oglebay Norton or that Restricted Subsidiary, as the case may be.

     (2) Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to:

          (a) transactions exclusively between or among Oglebay Norton and one or more Wholly Owned Restricted Subsidiaries or exclusively between or among Wholly Owned Restricted Subsidiaries;

          (b) customary directors' fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of Oglebay Norton entered into in the ordinary course of business;

          (c) agreements, and transactions in accordance with agreements, in effect on the date of this prospectus, as those agreements are in effect on the date of this prospectus or as thereafter amended in a manner not materially adverse to the Holders;

          (d) loans and advances to officers, directors and employees of Oglebay Norton or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business and consistent with past business practices; and

          (e) any Restricted Payments not prohibited by the provisions described under "-- Limitation on Restricted Payments" above.

  Limitation on Creation of Subsidiaries

     If: (1) Oglebay Norton or any Restricted Subsidiary shall organize, acquire or otherwise invest in another Person that becomes a Restricted Subsidiary, or

     (2) any Restricted Subsidiary that is not already a Guarantor shall become an obligor under the senior credit facility, then Oglebay Norton shall cause that Restricted Subsidiary to:

          (a) execute and deliver to the trustee a supplemental indenture by which that Restricted Subsidiary shall become a Guarantor and, if requested by the trustee, a notation of Guarantee, and

          (b) deliver to the trustee an opinion of counsel that the supplemental indenture has been duly authorized, executed and delivered by that Restricted Subsidiary and constitutes a valid and legally binding obligation of that Restricted Subsidiary, enforceable against it in accordance with its terms, except that the enforcement of the supplemental indenture may be subject to:

             (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and

             (y) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

     Notwithstanding the foregoing clause (2), no Foreign Subsidiary, so long as it is a Foreign Subsidiary, shall be required to become a Guarantor.

  Limitation on Certain Asset Sales

     (1) Oglebay Norton shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless:

          (a) Oglebay Norton or that Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, and

          (b) at least 80% of this consideration consists of:

             (x) cash or Cash Equivalents,

             (y) in the case of an Asset Sale of an industrial mining reserve, an industrial mining reserve, and

             (z) any combination of the foregoing.

The amount of any Indebtedness, other than any Subordinated Indebtedness, of Oglebay Norton or any Restricted Subsidiary that is actually assumed by the transferee in that Asset Sale and from which Oglebay Norton and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by Oglebay Norton or that Restricted Subsidiary. Any Net Cash Proceeds from any Asset Sale that are not:

          (a) invested in Replacement Assets, or

          (b) used to reduce Indebtedness under the senior credit facility, with a permanent concomitant reduction of commitments thereunder, within 365 days of the consummation of that Asset Sale shall constitute "Excess Proceeds" subject to disposition as provided below.

     (2) When the aggregate amount of Excess Proceeds exceeds $10.0 million, Oglebay Norton shall make an Offer to Purchase, from all Holders, that aggregate principal amount of notes as can be purchased with the Note Portion of Excess Proceeds at a price in cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to any purchase date. To the extent that the aggregate amount of principal and accrued interest of notes validly tendered and not withdrawn in accordance with an Offer to Purchase is less than the Excess Proceeds, Oglebay Norton may use that surplus for general corporate purposes. If the aggregate amount of principal and accrued interest of notes validly tendered and not withdrawn by Holders of the notes exceeds the amount of notes that can be purchased with the Note Portion of Excess Proceeds, notes to be purchased will be selected pro rata based on the aggregate principal amount of notes tendered by each Holder. Upon completion of an Offer to Purchase, the amount of Excess Proceeds with respect to the applicable Asset Sale shall be reset to zero.

     (3) In the event that any other Indebtedness of Oglebay Norton that ranks pari passu with the notes (the "Other Debt") requires an offer to purchase to be made to repurchase that Other Debt upon the consummation of an Asset Sale, Oglebay Norton may apply the Excess Proceeds otherwise required to be applied to an Offer to Purchase to offer to purchase that Other Debt and to an Offer to Purchase so long as the amount of that Excess Proceeds applied to purchase the notes is not less than the Note Portion of Excess Proceeds. With respect to any Excess Proceeds, Oglebay Norton shall make the Offer to Purchase in respect of the notes at the same time as the analogous offer to purchase is made in accordance with any Other Debt and the Purchase Date in respect of the notes shall be the same as the purchase date in respect of the Other Debt in accordance with any Other Debt.

     (4) For purposes of this covenant, "Note Portion of Excess Proceeds" means:

          (a) if no Other Debt is being offered to be purchased, the amount of the Excess Proceeds, and

          (b) if Other Debt is being offered to be purchased, the amount of the Excess Proceeds equal to the product of:

             (x) the Excess Proceeds, and

             (y) a fraction the numerator of which is the aggregate amount of all notes tendered in accordance with the Offer to Purchase related to that Excess Proceeds (the "Note Amount") and the denominator of which is the sum of the Note Amount and the aggregate amount as of the relevant purchase date of all Other Debt tendered and purchased in accordance with a concurrent offer to purchase that Other Debt made at the time of that Offer to Purchase.

     (5) Oglebay Norton will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with an Offer to Purchase in accordance with the foregoing.

  Limitation on Preferred Equity Interests of Restricted Subsidiaries

     Oglebay Norton shall not cause or permit any Restricted Subsidiary, other than any Guarantor, to issue any Preferred Equity Interests or permit any Person, other than Oglebay Norton or one or more Wholly Owned Restricted Subsidiaries, to hold any Preferred Equity Interests of this type.

  Limitation on the Issuance and Sale of Equity Interests of Restricted Subsidiaries

     Oglebay Norton shall not sell, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any Equity Interests of a Restricted Subsidiary, except:

          (1) to Oglebay Norton or a Wholly Owned Restricted Subsidiary;

          (2) the sale of all of the Equity Interests of a Restricted Subsidiary in accordance with "-- Limitation on Certain Asset Sales" above;

          (3) in the case of issuance of Equity Interests by a non-Wholly Owned Restricted Subsidiary if, after giving effect to that issuance, Oglebay Norton maintains its direct or indirect percentage of beneficial and economic ownership of that non-Wholly Owned Restricted Subsidiary; or

          (4) as permitted by "-- Limitation on Preferred Equity Interests of Restricted Subsidiaries" above.

  Limitation on Restrictions Affecting Restricted Subsidiaries

     (1) Oglebay Norton shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions to Oglebay Norton or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Oglebay Norton or any other Restricted Subsidiary,

          (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, Oglebay Norton or any other Restricted Subsidiary, or

          (c) transfer any of its properties or assets to Oglebay Norton or any other Restricted Subsidiary.

     (2) The foregoing shall not prohibit:

          (a) any encumbrance or restriction existing under or by reason of any agreement in effect on the date of this prospectus, as any that agreement is in effect on that date or as thereafter amended but only if that encumbrance or restriction is no more restrictive than in the agreement being amended;

          (b) any encumbrance or restriction existing under or by reason of any agreement relating to any Acquired Indebtedness; provided, however, that encumbrance or restriction shall not apply to any assets of Oglebay Norton or any Restricted Subsidiary other than the Restricted Subsidiary acquired or its assets;

          (c) customary provisions contained in an agreement that has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of a Restricted Subsidiary; provided, however, that:

             (x) that encumbrance or restriction is applicable only to that Restricted Subsidiary or assets, and

             (y) that sale or disposition is made in accordance with "-- Limitation on Certain Asset Sales" above;

          (d) any encumbrance or restriction existing under or by reason of applicable law;

          (e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary;

          (f) covenants in purchase money obligations for property acquired in the ordinary course of business restricting transfer of that property; or

          (g) covenants in security agreements securing Indebtedness of a Restricted Subsidiary, to the extent that those Liens were otherwise incurred in accordance with "-- Limitation on Liens" above, that restrict the transfer of property subject to those agreements.

  Designation of Unrestricted Subsidiaries

     (1) Oglebay Norton may designate any Subsidiary of Oglebay Norton as an "Unrestricted Subsidiary" under the indenture (a "Designation") only if:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to that Designation;

          (b) at the time of and after giving effect to that Designation, Oglebay Norton could incur $1.00 of additional Indebtedness under paragraph
     (a) of "-- Limitation on Additional Indebtedness"; and

          (c) Oglebay Norton would be permitted to make an Investment, other than a Permitted Investment, at the time of Designation, assuming the effectiveness of that Designation, in accordance with "-- Limitation on Restricted Payments" in an amount (the "Designation Amount") equal to the fair market value of Oglebay Norton's proportionate interest in the net worth of that Subsidiary on that date calculated in accordance with GAAP.

All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted
Subsidiaries.

     (2) Oglebay Norton shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, at any time:

          (a) provide credit support for, subject any of its properties or assets, other than the Equity Interests of any Unrestricted Subsidiary, to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary, including any undertaking, agreement or instrument evidencing that Indebtedness,

          (b) be liable for any Indebtedness of any Unrestricted Subsidiary, or

          (c) be liable for any Indebtedness which provides that the holder of the Indebtedness may, upon notice, lapse of time or both, declare a default thereon or cause the payment of the Indebtedness to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

     (3) Oglebay Norton may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to that Revocation; and

          (b) all Liens and Indebtedness of that Unrestricted Subsidiary outstanding immediately following that Revocation would, if incurred at that time, have been permitted to be incurred for all purposes of the indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors of Oglebay Norton, delivered to the trustee certifying compliance with the foregoing provisions.

  Limitation on Sale and Leaseback Transactions

     Oglebay Norton shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

          (1) the consideration received in that Sale and Leaseback Transaction is at least equal to the fair market value of the property sold, as determined, in good faith, by the Board of Directors of Oglebay Norton and evidenced by a Board Resolution,

          (2) Oglebay Norton could incur the Attributable Indebtedness in respect of that Sale and Leaseback Transaction in compliance with "-- Limitation on Additional Indebtedness" above, and

          (3) that Sale and Leaseback Transaction is permitted by, and the proceeds of the Sale and Leaseback Transaction are applied in compliance with, "-- Limitation on Certain Asset Sales" above.

  Payments for Consent

     Oglebay Norton shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless that consideration is offered to be paid or agreed to be paid to all Holders of the notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to that consent, waiver or agreement.

  Reports to Holders

     Oglebay Norton shall deliver to the trustee and the Holders, at the time of the filing of same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which Oglebay Norton is required to file with the Commission in accordance with
Section 13 or 15(d) of the Exchange Act. Notwithstanding that Oglebay Norton may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Oglebay Norton shall file with the Commission, to the extent permitted, and provide the trustee and the Holders with that quarterly and annual reports and that information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In addition, for so long as any notes remain outstanding, Oglebay Norton shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered in accordance with Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of notes, if not obtainable from the Commission, information of the type that would be filed with the Commission in accordance with the foregoing provisions, upon the request of any holder.

H.  CHANGE OF CONTROL OFFER

     Following the occurrence of a Change of Control (the date of that occurrence being the "Change of Control Date"), Oglebay Norton shall, within 30 days after the Change of Control Date, make an Offer to Purchase all notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

     On or before the Purchase Date, Oglebay Norton shall:

          (1) accept for payment notes or portions of notes which are to be purchased in accordance with an Offer to Purchase under the provisions of this covenant,

          (2) deposit at the payment office established by Oglebay Norton cash in U.S. dollars sufficient to pay the purchase price of all notes to be purchased, and

          (3) deliver or cause to be delivered to the trustee notes so accepted together with an Officers' Certificate stating the notes or portions of notes tendered to Oglebay Norton.

The Paying Agent shall promptly mail to each Holder of notes so accepted payment in an amount equal to the purchase price for those notes, and Oglebay Norton shall execute and issue, and the trustee shall promptly authenticate and mail to that Holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered; provided that each of these new notes shall be issued in an original principal amount in denominations of $1,000 and integral multiples of $1,000.

     The indenture requires that if the senior credit facility is in effect, or any amounts are owing under the senior credit facility or in respect of the senior credit facility, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in the second preceding paragraph, but in any event within 20 days following any Change of Control, Oglebay Norton covenants to:

          (1) repay in full all obligations and terminate all commitments under or in respect of the senior credit facility and all other Senior Indebtedness the terms of which require repayment upon a Change of

     Control or offer to repay in full all obligations and terminate all commitments under or in respect of the senior credit facility and all that Senior Indebtedness and repay the Indebtedness owed to the lender who has accepted that offer, or

          (2) obtain the requisite consents under the senior credit facility and all other Senior Indebtedness to permit the repurchase of the notes as described above.

Oglebay Norton must first comply with the covenant described in the preceding sentence before it shall be required to purchase notes in the event of a Change of Control; provided that Oglebay Norton's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under "-- Events of Default" below if not cured within 30 days after the notice required by that clause. As a result of the foregoing, a Holder of the notes may not be able to compel Oglebay Norton to purchase the notes unless Oglebay Norton is able at the time to refinance all of the obligations under or in respect of the senior credit facility and all other Senior Indebtedness or obtain requisite consents under the senior credit facility and all other Senior Indebtedness.

     If: (1) Oglebay Norton or any Restricted Subsidiary of Oglebay Norton has issued any outstanding:

          (a) Subordinated Indebtedness, or

          (b) Preferred Equity Interests, and

     (2) Oglebay Norton or that Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to that Subordinated Indebtedness or Preferred Equity Interests in the event of a change of control, then Oglebay Norton shall not consummate any offer or distribution with respect to that Subordinated Indebtedness or Preferred Equity Interests until that time as Oglebay Norton shall have paid the Purchase Price in full to the Holders that have accepted the Offer to Purchase in accordance with the provisions of this covenant and shall otherwise have consummated that Offer to Purchase. No Obligor shall issue Subordinated Indebtedness or Preferred Equity Interests with change of control provisions requiring the payment of that Indebtedness or Preferred Equity Interests prior to the payment of the notes in the event of a Change of Control under the indenture.

     Oglebay Norton will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of notes in accordance with an Offer to Purchase under the "Change of Control" provisions of the indenture.

I.  MERGER, CONSOLIDATION OR SALE OF ASSETS

     (1) No Obligor shall consolidate with or merge with or into, whether or not that Obligor is the Surviving Person, any other Person and the Obligors shall not, and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the property and assets of Oglebay Norton and the Restricted Subsidiaries, taken as a whole, to any Person or Persons in a single transaction or series of related transactions, unless:

          (a) (w) Oglebay Norton shall be the Surviving Person;

             (x) if that Obligor is a Guarantor, any other Obligor shall be the Surviving Person;

             (y) the Surviving Person, if other than that Obligor, shall be a corporation organized and validly existing under the laws of the United States of America, or any State of the United States of America, or the District of Columbia, and shall, in any case, expressly assume, by a supplemental indenture executed and delivered to the trustee, all of the obligations of that Obligor under the Financing Documents; or

          (b) immediately after giving effect to that transaction, no Default shall have occurred and be continuing; and

          (c) immediately after giving effect to that transaction, Oglebay Norton or the Surviving Person, as the case may be, could incur at least $1.00 of additional Indebtedness under paragraph (1) of "-- Certain Covenants -- Limitation on Additional Indebtedness," if Oglebay Norton shall not be the Surviving Person, all references to Oglebay Norton and the Restricted Subsidiaries in the definitions used to determine the ratio therein shall be to the Surviving Person and its Subsidiaries after giving effect to that transaction, excluding any Unrestricted Subsidiaries.

     For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitutes all or substantially all the properties and assets of Oglebay Norton shall be deemed to be the transfer of all or substantially all the properties and assets of Oglebay Norton.

     (2) In connection with any consolidation, merger or transfer of assets contemplated by the provisions of this covenant, Oglebay Norton shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an opinion of counsel, each stating that that consolidation, merger or transfer and the supplemental indenture in respect thereto comply with the provisions of this covenant and that all conditions precedent herein provided for relating to that transaction or transactions have been complied with. This opinion of counsel shall also state that each of these supplemental indentures have been duly authorized, executed and delivered by the applicable Obligor and constitutes a valid and legally binding obligation of that Obligor, enforceable against it in accordance with its terms, except that the enforcement of the supplemental indenture may be subject to:

          (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and

          (b) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

J.  EVENTS OF DEFAULT

     The following events are defined in the indenture as "Events of Default":

          (1) Oglebay Norton fails to pay any principal of the notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not that payment is permitted by the subordination provisions of the indenture;

          (2) Oglebay Norton fails to pay any interest on any note when due, which failure continues for a period of 30 days, whether or not the payment is permitted by the subordination provisions of the indenture;

          (3) any Obligor fails to observe or perform any of the covenants set forth under "-- Change of Control Offer" or "-- Merger, Consolidation or Sale of Assets";

          (4) any Obligor fails to observe or perform any other covenant in the notes or the indenture for 60 days after written notice from the Holders of not less than 25% in the aggregate principal amount of the notes then outstanding;

          (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of Oglebay Norton or any Restricted Subsidiary, whether that Indebtedness now exists or is hereafter incurred, which default:

             (a) is caused by a failure to pay when due principal or interest on that Indebtedness within the applicable express grace period,

             (b) results in the acceleration of that Indebtedness prior to its express final maturity, or

             (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the property or assets securing that Indebtedness and, in each case, the principal amount of that Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

          (6) the entry of a final judgment or judgments which can no longer be appealed for the payment of money in excess of $10.0 million against Oglebay Norton or any Restricted Subsidiary and that judgment remains undischarged, for a period of 60 consecutive days during which a stay of enforcement of that judgment shall not be in effect;

          (7) some types of events involving bankruptcy, insolvency or reorganization of Oglebay Norton or any Significant Subsidiary; or

          (8) the Guarantee of any Significant Subsidiary ceases to be in full force and effect or any of these Guarantees are declared to be null and void and unenforceable or any of these Guarantees are found to be invalid or any of the Guarantors denies in writing its liability under its Guarantee, other than by reason of release of a Guarantor in accordance with the terms of the indenture.

     The indenture provides that the trustee may withhold notice to the Holders of the notes of any default, except in payment of principal or premium, if any, or interest on any note or in the observance or performance of any of the obligations of Oglebay Norton under "-- Merger, Consolidation or Sale of Assets," if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interest of the Holders of the notes.

     The indenture provides that if an Event of Default, other than an Event of Default described in clause (7) with respect to Oglebay Norton, shall have occurred and be continuing, then the trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding may by written notice to Oglebay Norton declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued but unpaid interest to the date of acceleration and those amounts shall become immediately due and payable or if there are any amounts outstanding under or in respect of the senior credit facility, those amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the senior credit facility or five business days after receipt by Oglebay Norton and the representative of the holders of Senior Indebtedness under or in respect of the senior credit facility of notice of the acceleration of the notes; provided, however, that after this acceleration but before a judgment or decree based on this acceleration is obtained by the trustee, the Majority Holders may rescind and annul this acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No rescission of this type shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default described in clause
(7) with respect to Oglebay Norton shall occur, the principal and interest amount with respect to all of the notes shall be due and payable immediately without any declaration or other act on the part of the Holders of the notes.

     The Holders of a majority in principal amount of the notes then outstanding have the right to waive any existing default or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the limitations provided for in the indenture and under the TIA.

     No Holder of any note has any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless that Holder shall have previously given to the trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request and offered reasonable indemnity to the trustee to institute that proceeding as trustee, and unless the trustee shall not have received from the Majority Holders a direction inconsistent with that request and shall have failed to institute that proceeding within 60 days. Notwithstanding the foregoing, these limitations do not apply to a suit instituted for the payment of principal or interest on any note on or after the respective due dates therefor.

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

     Oglebay Norton will deliver to the trustee on or before 90 days after the end of Oglebay Norton's fiscal year and on or before 45 days after the end of each the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default that has occurred. If they do, the certificate will describe the Default, its status and the intended method of cure, if any.

K.  DEFEASANCE AND COVENANT DEFEASANCE

     The indenture provides that Oglebay Norton may elect either:

          (1) to defease and be discharged from any and all of its and any Guarantor's obligations with respect to the notes, except for the obligations to register the transfer or exchange of those notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust ("defeasance"), or

          (2) to be released from its obligations with respect to the notes under some of the covenants contained in the indenture ("covenant defeasance") upon the deposit with the trustee or other qualifying trustee, in trust for that purpose, of money and/or non-callable U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the indenture.

     A trust of this type may be established only if, among other things:

          (1) Oglebay Norton has delivered to the trustee an opinion of counsel as specified in the indenture to the effect that:

             (a) neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

             (b) holders of the notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of that deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if that deposit, defeasance and discharge had not occurred, which opinion, in the case of defeasance, shall refer to and be based on a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws;

          (2) no Default or Event of Default shall have occurred and be continuing on the date of that deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (3) that defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the indenture, the senior credit facility or any other material agreement or instrument to which Oglebay Norton or any of its Subsidiaries is a party or by which Oglebay Norton or any of its Subsidiaries is bound;

          (4) Oglebay Norton shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by Oglebay Norton with the intent of preferring the Holders of the notes over any other creditors of Oglebay Norton or with the intent of defeating, hindering, delaying or defrauding any other creditors of Oglebay Norton or others;

          (5) Oglebay Norton shall have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with;

          (6) Oglebay Norton shall have delivered to the trustee an opinion of counsel to the effect that:

             (a) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the indenture, and

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

             (b) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (7) other defined, customary conditions precedent are satisfied.

     The senior credit facility currently prohibits any defeasance of this type or covenant defeasance.

L.  MODIFICATION OF INDENTURE

     From time to time, Oglebay Norton, the Guarantors and the trustee may, without the consent of holders of the notes, amend or supplement the indenture for specified purposes, including providing for uncertificated notes in addition to certificated notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the trustee, materially and adversely affect the rights of any Holder.

     The indenture contains provisions permitting Oglebay Norton, the Guarantors and the trustee, with the consent of the Majority Holders, to modify or supplement the indenture, except that no modification of this type shall, without the consent of each Holder affected thereby:

          (1) reduce the amount of notes whose Holders must consent to an amendment, supplement, or waiver to the indenture;

          (2) reduce the rate of or change the time for payment of interest on any note;

          (3) reduce the principal of or premium on or change the stated maturity of any note or change the date on which any notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

          (4) make any note payable in money other than that stated in the note or change the place of payment from New York, New York;

          (5) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note;

          (6) make any change in provisions of the indenture protecting the right of each Holder of notes to receive payment of principal of and interest on that note on or after the due date of that note or to bring suit to enforce that payment, or permitting the Majority Holders to waive Defaults;

          (7) amend, change or modify in any material respect the obligation of Oglebay Norton to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto;

          (8) modify or change any provision of the indenture or the related definitions affecting the subordination or ranking of the notes or any Guarantee in a manner which adversely affects the Holders of notes; or

          (9) release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture.

M.  THE TRUSTEE

     The trustee under the indenture is the Registrar and Paying Agent with regard to the notes. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only those duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person's own affairs.

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

N.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Oglebay Norton or any Guarantor shall have any liability for any obligations of Oglebay Norton or the Guarantors under the notes, the Guarantees or the indenture or for a claim based on, in respect of, or by reason of those obligations or their creation. Each Holder of the notes by accepting a note waives and releases all liability of this type. The waiver and release are part of the consideration for issuance of the notes.

O.  TRANSFER AND EXCHANGE

     Holders of the notes may transfer or exchange notes in accordance with the indenture. The Registrar under the indenture may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The Registrar is not required to transfer or exchange any note selected for redemption and, further, is not required to transfer or exchange any note for a period of 15 days before selection of the notes to be redeemed.

     The registered holder of a note may be treated as the owner of it for all purposes.

                       VIII.  THE SENIOR CREDIT FACILITY

A.  GENERAL

     In connection with the Global Stone acquisition, on May 15, 1998 Oglebay Norton entered into the senior credit facility with KeyBank National Association, as agent, that provides as amended for a revolving credit facility of up to $232 million, secured by substantially all of the assets of Oglebay Norton and some of its subsidiaries. In addition to revolving loans, the senior credit facility provides for the issuance of swing loans and letters of credit. The following general description is qualified in its entirety by reference to the complete text of the senior credit facility, as amended, and all ancillary documents. Capitalized terms used in the following description but not defined in this prospectus have the meanings set forth in the senior credit facility.

B.  COMMITMENT FEE AND INTEREST RATE

     Effective November 15, 1998, Oglebay Norton paid and will pay a commitment fee based on the Leverage Ratio of Oglebay Norton in a range equal to 25 to 50 basis points on the undrawn portion of the commitments in respect of the senior credit facility, payable quarterly in arrears.

     Indebtedness on the revolving loans under the senior credit facility bears interest at a rate which is subject to change based on the Leverage Ratio of Oglebay Norton, in a range of LIBOR plus 150 to 250 basis points or Prime to Prime plus 25 basis points, based upon the type of borrowing, to be determined at the option of Oglebay Norton.

C.  SECURITY

     The senior credit facility is secured by liens on substantially all of the properties and assets of Oglebay Norton and some of its subsidiaries, including a pledge of the capital stock of most of Oglebay Norton's direct and indirect subsidiaries. In addition, KeyBank has a lien on substantially all other future assets and properties of Oglebay Norton and its subsidiaries, including, without limitation, accounts receivable, inventory, real property, leasehold interests, machinery, equipment, contracts, trademarks, copyrights, patents, license agreements and general intangibles.

D.  CERTAIN COVENANTS

     Negative covenants include limitations on liens, investments and loans, mergers and sales of assets, acquisitions, transactions with affiliates, capital expenditures, dividends and other distributions and payments of Subordinated Indebtedness.

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

     In addition, the senior credit facility provides that Oglebay Norton must satisfy the following maintenance covenants:

          (1) a maximum Leverage Ratio of 5.00 to 1.00 commencing with the third quarter of 1998, decreasing to 4.75 to 1.00 in the first quarter of 2000;

          (2) a maximum ratio of Total Senior Funded Indebtedness to Consolidated Pro Forma EBITDA of (A) 3.00 to 1.00 at any time that Subordinated Indebtedness is equal to or greater than $140,000,000, from and after December 31, 1998 (B) 3.25 to 1.00 at any time that Subordinated Indebtedness is equal to or greater than $120,000,000 but less than $140,000,000, and (C) remaining at 3.50 to 1.00 at any time that Subordinated Indebtedness is less than $120,000,000;

          (3) a minimum ratio of (A) Consolidated Pro-Forma Pre-Tax Earnings plus Consolidated Pro-Forma Interest Expense to (B) Consolidated Pro-Forma Interest Expense of 1.50 to 1.00, increasing to 1.75 to 1.00 for the period ended September 30, 1999 and to 2.00 to 1.00 for the period ended March 31, 2000;

          (4) a minimum ratio of Consolidated Pro-Forma Cash Flow to Consolidated Pro-Forma Fixed Charges of 1.10 to 1.00;

          (5) minimum Consolidated Net Worth of $105,600,000 commencing on the Closing Date and increasing by the Increase Amount on June 30, 1998 and on the last day of each fiscal quarter thereafter; and

          (6) minimum Consolidated Pro-Forma EBITDA of $75,000,000 for the period ended September 30, 1999 and thereafter.

E.  EVENTS OF DEFAULT

     Upon the occurrence of an event of default under the senior credit facility, the Majority Banks have the right to direct KeyBank to terminate the commitments under the senior credit facility and to declare all of the indebtedness due thereunder to become immediately due and payable, except, in the case of clause (6) below, in which case the commitments are terminated, and the indebtedness becomes due and payable, automatically. Events of default under the senior credit facility include:

          (1) Oglebay Norton's failure to pay principal, interest or other amounts when due under the senior credit facility;

          (2) Oglebay Norton's breach of any covenant or representation and warranty under the senior credit facility;

          (3) customary cross-default provisions;

          (4) some events related to ERISA;

          (5) some changes in control of Oglebay Norton;

          (6) events of bankruptcy, insolvency or dissolution of Oglebay Norton or any of its subsidiaries;

          (7) the levy of some kinds of judgments against Oglebay Norton or any of its subsidiaries;

          (8) the actual or asserted invalidity of any loan documents against Oglebay Norton or any of its subsidiaries;

          (9) a material adverse change with respect to Oglebay Norton; and

          (10) an event of default under the indenture.

F.  PREPAYMENT

     Oglebay Norton has the right, and in some cases the obligation, to prepay borrowings under the senior credit facility, subject to penalties, costs and expenses in defined circumstances. Generally, any prepayment must be in the aggregate principal sum of not less than $5 million.

             IX.  CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following is a general discussion of some of the U.S. federal income and estate tax consequences of the exchange, acquisition, ownership and disposition of notes by an initial beneficial owner of notes that holds notes as capital assets. This discussion is based upon the U.S. federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of this discussion:

          (1) a "U.S. Holder" means:

             (a) a citizen or resident of the United States,

             (b) a corporation, or other entity treated as a corporation, created or organized in the United States or under the laws of the United States or of any state of the United States,

             (c) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source,

             (d) a partnership, or other entity treated as a partnership, created or organized in the United States or under the laws of the United States or of any state of the United States and properly treated as a United States person for U.S. federal tax purposes, or

             (e) a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, except that, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996 and treated as United States persons prior to that date may elect to continue to be treated as United States persons without regard to the requirements set forth in this clause (e); and

          (2) interest, including "OID" (as defined below), and gain on the sale, exchange or other disposition of a note will generally be considered to be "U.S. trade or business income" if this income or gain is:

             (a) effectively connected with the conduct of a U.S. trade or business of the holder, or

             (b) in the case of most treaty residents, attributable to a permanent establishment, or, in the case of an individual, a fixed base in the United States.


     For purposes of the U.S. withholding tax on interest, including "OID" (as defined below), discussed below, a Non-U.S. Holder means a holder who or that is not a U.S. Holder, as defined above. The tax treatment of the holders of the notes may vary depending upon their particular situations. In addition, other holders, including insurance companies, tax exempt organizations, financial institutions, broker-dealers, controlled foreign corporations within the meaning of Section 957 of the Internal Revenue Code, foreign persons that are hybrid entities, persons that actually or constructively own 10% or more of Oglebay Norton's stock, and U.S. expatriates, may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the U.S. federal tax consequences of acquiring, holding and disposing of notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction. New final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") issued by the Treasury Department generally do not significantly alter the substantive withholding and information reporting requirements discussed herein, but unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to the defined transition rules. Accordingly, payments made on or before December 31, 2000 will continue to be subject to the regulations that existed before the New Withholding Regulations were issued. THE NEW WITHHOLDING REGULATIONS ARE QUITE COMPLEX. NON-U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.


     The exchange of the outstanding notes for exchange notes should not be treated as a taxable transaction to U.S. Holders or to Non-U.S. Holders for United States federal income tax purposes. Rather, the exchange notes received should be treated as a continuation of the outstanding notes surrendered in the exchange. As a result, there should be no material United States federal income tax consequences to U.S. Holders or to Non-U.S. Holders exchanging outstanding notes for exchange notes.

U.S. HOLDERS

STATED INTEREST AND ORIGINAL ISSUE DISCOUNT

     The stated interest on a note will be taxable to a U.S. Holder as ordinary interest income either at the time it accrues or is received, depending upon the U.S. Holder's method of accounting for federal income tax purposes. The notes will be issued with original issue discount ("OID") for federal income tax purposes. All U.S. Holders will be required to include OID in income as it accrues, regardless of the Holder's regular method of accounting for federal income tax purposes. OID generally will be treated as interest income to the U.S. Holder and will accrue on a yield-to-maturity basis over the life of the note, as discussed below.

     The amount of OID with respect to a note will be an amount equal to the excess of the stated redemption price at maturity of the note over the "issue price" of the note. For this purpose, the "issue price" of a note is the first price at which a substantial part of the notes are sold to the public for money, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of each note will include all cash payments required to be made under the note through maturity, other than payments of "qualified stated interest." Stated interest on the note will qualify as qualified stated interest. Accordingly, the amount of OID with respect to a note will be equal to the excess of the note's principal amount over its issue price.

     The amount of OID accruing to a Holder with respect to any note will be the sum of the "daily portions" of OID with respect to the note for each day during the taxable year, or portion of the taxable year, on which the Holder owns the note ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. An accrual period for a note may be of any length and may vary in length over the term of a note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or on the first day of an accrual period. The amount of OID accruing during any full accrual period with respect to a note will be equal to the following amount:

          (1) the "adjusted issue price" of the note at the beginning of that accrual period, multiplied by

          (2) the yield to maturity of the note, taking into account the length of the accrual period. The adjusted issue price of a note at the beginning of its first accrual period will be equal to its issue price. The adjusted issue price at the beginning of any subsequent accrual period will be equal to:

             (a) the adjusted issue price at the beginning of the preceding accrual period, plus

             (b) the amount of OID accrued during the preceding accrual period, minus

             (c) any payments made on the note during the preceding accrual period and on the first day of the subsequent accrual period, other than payments of stated interest on a note.

     Under these rules, a Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods. The "yield to maturity" of a note is the discount rate that, when used in computing the present value of all payments to be made on a note, produces an amount equal to the issue price of the note.

TAX BASIS

     A U.S. Holder's adjusted tax basis in a note at a given date generally will be equal to the purchase price paid by the U.S. Holder for the note, increased by the amount of OID previously included in income with respect to the notes and decreased by all prior payments received on the notes, other than payments of stated interest.

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

SALES OR REDEMPTION OF NOTES

     Unless a nonrecognition provision applies, the sale, exchange, redemption, including in accordance with an offer by Oglebay Norton, or other disposition of a note (other than an exchange pursuant to the exchange offer) will be a taxable event for federal income tax purposes ("Taxable Disposition"). In this event, a U.S. Holder generally will recognize gain or loss equal to the difference between:

          (1) the amount of cash plus the fair market value of any other property received upon the Taxable Disposition other than in respect of accrued and unpaid stated interest thereon, and

          (2) the U.S. Holder's adjusted tax basis therein other than any tax basis attributable to accrued and unpaid stated interest.

Gains or losses of this type generally will be capital gains or losses, and will be long-term capital gains or losses if the U.S. Holder has held the note for longer than one year. The deductibility of capital losses is subject to limitations under the Code.

BACKUP WITHHOLDING

     A U.S. Holder of notes may be subject to "backup withholding" at a rate of 31% with respect to some types of "reportable payments" including interest payments and, under defined circumstances, principal payments on the notes. These backup withholding rules apply if the U.S. Holder, among other things:

          (1) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor,

          (2) furnishes an incorrect TIN,

          (3) fails to report properly interest, or

          (4) under some types of circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the Holder is not subject to backup withholding.

A U.S. Holder who does not provide Oglebay Norton with its correct TIN also may be subject to penalties imposed by the Internal Revenue Service (the "Service"). Any amount withheld from a payment to a U.S. Holder under the back-up withholding rules is creditable against the U.S. Holder's federal income tax liability, provided the required information is furnished to the Service. Backup withholding will not apply, however, with respect to payments made to some types of Holders, including corporations and tax-exempt organizations, provided their exemption from backup withholding is properly established.

     Oglebay Norton will report to the U.S. Holders of notes and to the Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to these payments.

NON-U.S. HOLDERS

STATED INTEREST AND OID

     Generally, any interest, including OID, that is paid to a Non-U.S. Holder on a Note and that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Interest on the notes will generally qualify as portfolio interest if either:

          (1) the beneficial owner of a note certifies, under penalties of perjury, to Oglebay Norton or its Paying Agent, as the case may be, on a Form W-8 or a permitted substitute or successor form, that the owner is not a United States person and provides the Owner's name and address, or

          (2) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a "Financial Institution") and holds the note on behalf of a beneficial owner of the note, certifies, under penalties of perjury, that the certificate has been received by it or by a Financial Institution between it and the beneficial owner and furnishes the payor with a copy of the certificate.

The New Withholding Regulations will generally require, in the case of notes held by a foreign partnership, that the certificate be provided by the partners rather than by the foreign partnership, and that the partnership provide defined information including a U.S. TIN.

     The gross amount of payments to a Non-U.S. Holder of interest that do not qualify for the portfolio interest exemption and that are not U.S. trade or business income will be subject to withholding of U.S. federal income tax at a 30% rate, unless a U.S. income tax treaty applies to reduce or eliminate that withholding. U.S. trade or business income will be subject to U.S. federal income tax on a net income basis at applicable graduated tax rates in the same manner as a United States person and would be exempt from the 30% withholding tax described above. In the case of a Non-U.S. Holder that is a corporation, the U.S. trade or business income may also, under defined circumstances, be subject to an additional branch profits tax at a 30% rate, or, if applicable, a lower treaty rate.

     To claim the benefit of a tax treaty or to claim an exemption from withholding because interest income is U.S. trade or business income, a Non-U.S. Holder must provide Oglebay Norton with a properly executed Form 1001 or 4224, as applicable, prior to the payment of interest. These forms must be periodically updated. Under the New Withholding Regulations, a holder claiming either exemption will be required to provide a Form W-8, subject to defined transition rules, and may be required to provide a TIN. Special procedures are provided in the New Withholding Regulations for payments through qualified intermediaries. Prospective investors should consult their own tax advisors regarding the effect to them, if any, of the New Withholding Regulations.

     A Non-U.S. Holder of a note that is eligible for a reduced rate of U.S. withholding tax in accordance with an income tax treaty may obtain a refund of any amounts currently withheld by filing an appropriate claim for a refund with the Internal Revenue Service.

GAIN ON DISPOSITION

     A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain recognized on a sale, redemption or other disposition of a note unless:

          (1) the gain is U.S. trade or business income, or

          (2) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the note as a capital asset, that holder is present in the United States for 183 or more days in the taxable year and other defined requirements are met.

FEDERAL ESTATE TAXES

     If interest on the notes is exempt from withholding of U.S. federal income tax under the portfolio interest rules described above, the notes will not be included in the estate of a deceased Non-U.S. Holder for U.S. federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING


     For payments made on or before December 31, 2000, Oglebay Norton will, where required, report to the holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, with respect to those payments. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.


     In the case of payments of interest to Non-U.S. Holders, temporary Treasury regulations provide that the 31% backup withholding tax and some types of information reporting will not apply to these payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither Oglebay Norton nor its payment agent has actual knowledge
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

that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-U.S. Holder on the disposition of the notes by or through a U.S. office of a U.S. or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign brokers with some types of relationships to the United States unless that broker has documentary evidence in its file that the holder of the notes is not a United States person, and that broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     The New Withholding Regulations provide that to the extent a Non-U.S. Holder certifies on Form W-8, or a permitted substitute form, as to the holder's status as a foreign person, the backup withholding provisions and the information reporting provisions will generally not apply. If a Non-U.S. Holder fails to provide the certification, this holder may be subject to some types of information reporting and the 31% backup withholding tax.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the Service.

                            X.  PLAN OF DISTRIBUTION

     Except as described below, a broker-dealer may not participate in the exchange offer in connection with a distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account in accordance with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received for its own account in exchange for outstanding notes where those outstanding notes were acquired as a result of market-making activities or other trading activities. Oglebay Norton has agreed that for a period of 90 days after the expiration date of the exchange offer, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale subject to the conditions described under "VI.B. The Exchange Offer -- Resale of the Exchange Notes."

     Oglebay Norton will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in accordance with the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices, or negotiated prices. Any resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commission or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on the resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act of 1933. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     Oglebay Norton has agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and expenses of counsel for the holders of the exchange notes and will indemnify the holders of the exchange notes, including any broker-dealers, against some liabilities, including some liabilities under the Securities Act of 1933.

                               XI.  LEGAL MATTERS

     Jones, Day, Reavis & Pogue, Cleveland, Ohio will pass upon the validity of the exchange notes for Oglebay Norton.

                                 XII.  EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, as set forth in their report. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                   XIII.  WHERE YOU CAN GET MORE INFORMATION

A.  AVAILABLE INFORMATION

     Oglebay Norton is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at:

     - The Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and

     - The Commission's regional offices located at:

        - Seven World Trade Center, 13th Floor, New York, New York 10048, and

        - 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     You can obtain information about the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of this material may be obtained at prescribed rates by writing the Commission, Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site, located at http://www.sec.gov., that contains reports, proxy and information statements and other information regarding registrants, including Oglebay Norton, that file electronically with the Commission.

B.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows Oglebay Norton to "incorporate by reference" information into this prospectus. This means Oglebay Norton can disclose information to you by referring you to another document filed by Oglebay Norton with the Commission. Oglebay Norton will make those documents available to you without charge upon request. Requests for those documents should be directed to Oglebay Norton Company, 1100 Superior Avenue, Cleveland, Ohio 44114-2598,
Attention: Investor Relations, telephone: (216) 861-3300. This prospectus incorporates by reference the following documents:

     - Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 29, 1999;

     - Current Report on Form 8-K filed with the Commission on March 26, 1999;

     - Current Report on Form 8-K of ON Marine Services Company (formerly Oglebay Norton Company), filed with the Commission on March 8, 1999; and

     - Proxy Statement, dated as of March 23, 1999, filed with the Commission in definitive form on March 29, 1999 with respect to the information required by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

     Oglebay Norton is also incorporating by reference additional documents it may file in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the exchange of the outstanding notes for the exchange notes. This additional information is a part of this prospectus from the date of filing of those documents.

     Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The information relating to Oglebay Norton contained in this prospectus should be read together with the information in the documents incorporated by reference. In addition, some of the information, including financial information, contained in this prospectus or incorporated in this prospectus by reference should be read in conjunction with documents filed with the Commission by Oglebay Norton's predecessor, ON Marine Services Company, formerly known as Oglebay Norton Company.

                      XIV.  INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
OGLEBAY NORTON COMPANY:
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
Report of Independent Auditors..............................  F-2
Consolidated Statement of Operations for the years ended
  December 31, 1998, 1997 and 1996..........................  F-3
Consolidated Balance Sheet at December 31, 1998 and 1997....  F-4
Consolidated Statement of Cash Flows for the years ended
  December 31, 1998, 1997 and 1996..........................  F-5
Consolidated Statement of Stockholders' Equity for the years ended December 31, 1998, 1997 and 1996....................  F-6
Notes to Consolidated Financial Statements..................  F-7

                         REPORT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS
OGLEBAY NORTON COMPANY

     We have audited the accompanying consolidated balance sheet of Oglebay Norton Company and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oglebay Norton Company and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                          /s/  ERNST & YOUNG LLP

Cleveland, Ohio
February 16, 1999

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                            YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------
                                                      1998            1997            1996
                                                  ------------    ------------    ------------
NET SALES AND OPERATING REVENUES................  $238,852,390    $145,184,849    $129,697,228
COSTS AND EXPENSES
  Cost of goods sold and operating expenses.....   157,959,384      98,421,276      94,395,629
  Depreciation, depletion and amortization......    20,874,673       8,946,878      11,259,284
  General, administrative and selling
     expenses...................................    22,982,895      13,352,068      12,388,863
                                                  ------------    ------------    ------------
                                                   201,816,952     120,720,222     118,043,776
                                                  ------------    ------------    ------------

INCOME FROM OPERATIONS..........................    37,035,438      24,464,627      11,653,452

  Gain on disposition of assets.................       124,540       5,548,036       3,150,434
  Interest, dividends and other income..........     1,750,239       2,693,101       2,790,859
  Interest expense..............................   (19,280,532)     (2,834,445)     (3,003,639)
  Other expense.................................    (1,935,068)     (4,295,342)     (2,011,072)
                                                  ------------    ------------    ------------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES.........................................    17,694,617      25,575,977      12,580,034
INCOME TAXES:
  Current.......................................    (2,256,000)      6,967,000       1,387,000
  Deferred......................................     7,915,000         253,000         154,000
                                                  ------------    ------------    ------------
                                                     5,659,000       7,220,000       1,541,000
                                                  ------------    ------------    ------------
INCOME FROM CONTINUING OPERATIONS...............    12,035,617      18,355,977      11,039,034
Discontinued operations:
  (Loss) income from operations.................           -0-        (841,727)      3,947,518
  (Loss) gain from disposals....................           -0-      (1,262,700)        570,433
                                                  ------------    ------------    ------------
(Loss) income from discontinued operations......           -0-      (2,104,427)      4,517,951
                                                  ------------    ------------    ------------

NET INCOME......................................  $ 12,035,617    $ 16,251,550    $ 15,556,985
                                                  ============    ============    ============
PER SHARE AMOUNTS:
Income (loss) per common share -- basic:
  Continuing operations.........................  $       2.52    $       3.84    $       2.26
  Discontinued operations.......................                          (.44)            .93
                                                  ------------    ------------    ------------
NET INCOME PER SHARE -- BASIC...................  $       2.52    $       3.40    $       3.19
                                                  ============    ============    ============
Income (loss) per common share -- assuming
  dilution:
  Continuing operations.........................  $       2.51    $       3.81    $       2.26
  Discontinued operations.......................                          (.44)            .92
                                                  ------------    ------------    ------------
NET INCOME PER SHARE -- ASSUMING DILUTION.......  $       2.51    $       3.37    $       3.18
                                                  ============    ============    ============

See notes to consolidated financial statements.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1998            1997
                                                              ------------    ------------
                           ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $  1,940,410    $ 29,885,922
  Accounts receivable (net of reserve for doubtful accounts
    of $1,194,000 in 1998 and $723,000 in 1997).............    36,624,374      21,490,725
  Income taxes receivable...................................     3,460,026             -0-
  Inventories
    Raw materials and finished products.....................    19,627,908       1,210,940
    Operating supplies......................................     8,822,183       3,382,764
                                                              ------------    ------------
                                                                28,450,091       4,593,704
  Deferred income taxes.....................................     2,510,745       3,050,091
  Prepaid insurance and other expenses......................     5,069,554       1,300,715
  Discontinued operations...................................           -0-      15,571,082
                                                              ------------    ------------
TOTAL CURRENT ASSETS........................................    78,055,200      75,892,239
PROPERTY AND EQUIPMENT
  Land and improvements.....................................    27,207,563       8,654,241
  Mineral reserves..........................................    88,477,552             -0-
  Buildings and improvements................................    26,550,372      16,459,414
  Machinery and equipment...................................   423,959,452     279,844,911
                                                              ------------    ------------
                                                               566,194,939     304,958,566
  Less allowances for depreciation, depletion and
    amortization............................................   218,752,499     154,022,177
                                                              ------------    ------------
                                                               347,442,440     150,936,389
GOODWILL (net of accumulated amortization of $2,370,000 in
  1998 and $1,171,000 in 1997)..............................    89,262,233       5,337,459
PREPAID PENSION COSTS.......................................    31,303,221      25,137,863
OTHER ASSETS................................................    19,560,668       5,919,935
                                                              ------------    ------------
TOTAL ASSETS................................................  $565,623,762    $263,223,885
                                                              ============    ============

            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt.........................  $  9,506,345    $  9,086,708
  Accounts payable..........................................    10,332,250       6,875,498
  Payrolls and other accrued compensation...................    10,446,352       7,547,241
  Accrued expenses..........................................    14,908,743      11,459,428
  Accrued interest expense..................................     5,481,665         691,081
  Income taxes payable......................................        68,741       2,277,749
                                                              ------------    ------------
TOTAL CURRENT LIABILITIES...................................    50,744,096      37,937,705
LONG-TERM DEBT, less current portion........................   302,559,729      38,445,616
POSTRETIREMENT BENEFITS OBLIGATION..........................    27,181,435      24,341,252
OTHER LONG-TERM LIABILITIES.................................    22,059,322      23,672,960
DEFERRED INCOME TAXES.......................................    36,145,768      21,109,949
STOCKHOLDERS' EQUITY
  Common stock, par value $1.00 per share -- authorized
    10,000,000 shares; issued 7,253,332 shares..............     7,253,332       7,253,332
  Additional capital........................................     7,480,572       6,288,822
  Retained earnings.........................................   146,852,300     138,628,719
  Accumulated other comprehensive income (expense)..........      (708,549)            -0-
                                                              ------------    ------------
                                                               160,877,655     152,170,873
  Treasury stock, at cost -- 2,487,901 and 2,501,152 shares
    in 1998 and 1997, respectively..........................   (33,944,243)    (33,739,795)
  Unallocated Employee Stock Ownership Plan shares..........           -0-        (714,675)
                                                              ------------    ------------
                                                               126,933,412     117,716,403
                                                              ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $565,623,762    $263,223,885
                                                              ============    ============

See notes to consolidated financial statements.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                             YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------
                                                       1998            1997           1996
                                                   -------------    -----------    -----------
OPERATING ACTIVITIES
  Net income.....................................  $  12,035,617    $16,251,550    $15,556,985
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation, depletion and
          amortization...........................     20,874,673      8,946,878     11,259,284
       Deferred income taxes.....................      7,915,000        253,000        154,000
       Gain on disposition of assets.............       (124,540)    (5,548,036)    (3,150,434)
       Loss (gain) from disposal of discontinued
          operations.............................            -0-      1,262,700       (570,433)
       Increase in prepaid pension costs.........     (4,457,662)    (4,204,687)    (3,125,094)
       Decrease (increase) in accounts
          receivable.............................      4,008,657      2,671,391       (945,050)
       Increase in income taxes receivable.......     (3,460,026)           -0-            -0-
       (Increase) decrease in inventories........     (4,452,346)      (697,639)       142,466
       (Decrease) increase in accounts payable...     (8,636,517)     1,367,172      1,750,056
       Increase (decrease) in payrolls and other
          accrued compensation...................      1,800,245        881,961       (366,171)
       (Decrease) increase in accrued expenses...       (981,246)       715,152       (720,468)
       Increase (decrease) in accrued interest...      4,790,584        642,865        (23,173)
       (Decrease) increase in income taxes
          payable................................     (2,492,577)     1,464,873      2,704,219
       Other operating activities................       (671,143)    (1,071,891)     2,500,569
       Net operating activities of discontinued
          operations.............................            -0-        754,820     (5,000,521)
                                                   -------------    -----------    -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES...     26,148,719     23,690,109     20,166,235

INVESTING ACTIVITIES
  Capital expenditures...........................    (19,119,185)   (24,554,382)    (5,573,238)
  Acquisition of businesses......................   (239,639,230)    (1,600,000)           -0-
  Proceeds from sale of assets...................        874,618      8,191,884      5,543,361
  Proceeds from sale of discontinued
     operations..................................      9,082,170            -0-      5,000,000
  Net investing activities of discontinued
     operations..................................            -0-       (662,014)    (5,739,689)
                                                   -------------    -----------    -----------
     NET CASH USED FOR INVESTING ACTIVITIES......   (248,801,627)   (18,624,512)      (769,566)

FINANCING ACTIVITIES
  Payments on long-term debt.....................    (94,628,792)    (8,476,450)   (14,976,450)
  Additional long-term debt......................    302,650,000     17,000,000            -0-
  Financing costs................................     (9,397,340)           -0-            -0-
  Payments of dividends..........................     (3,812,036)    (3,583,523)    (3,162,341)
  Purchases of treasury stock....................       (600,198)    (1,969,984)    (2,068,032)
                                                   -------------    -----------    -----------
     NET CASH PROVIDED BY (USED FOR) FINANCING
       ACTIVITIES................................    194,211,634      2,970,043    (20,206,823)
Effect of exchange rate changes on cash..........        495,762            -0-            -0-
                                                   -------------    -----------    -----------
(Decrease) increase in cash and cash
  equivalents....................................    (27,945,512)     8,035,640       (810,154)
Cash and cash equivalents, January 1.............     29,885,922     21,850,282     22,660,436
                                                   -------------    -----------    -----------
CASH AND CASH EQUIVALENTS, DECEMBER 31...........  $   1,940,410    $29,885,922    $21,850,282
                                                   =============    ===========    ===========

See notes to consolidated financial statements.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  YEAR ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                             OTHER COMPREHENSIVE
                                                                              INCOME (EXPENSE)
                                                                          -------------------------
                                                                                          FOREIGN                     UNALLOCATED
                                                                                         CURRENCY        COMMON      EMPLOYEE STOCK
                                  COMMON     ADDITIONAL      RETAINED     UNREALIZED    TRANSLATION     STOCK IN       OWNERSHIP
                                  STOCK        CAPITAL       EARNINGS        GAINS      ADJUSTMENT      TREASURY      PLAN SHARES
                                ----------   -----------   ------------   -----------   -----------   ------------   --------------
Balance, January 1, 1996......  $3,626,666   $ 9,078,611   $113,566,048   $ 1,468,476                 $(29,806,819)   $(1,667,575)
Comprehensive income:
  Net income..................                               15,556,985
  Change in unrealized
    gains.....................                                             (1,058,029)
  Total comprehensive
    income....................
Dividends, $.65 per share.....                               (3,162,341)
Tax benefit of unallocated
  shares in ESOP..............                    57,460
Stock plans...................                   339,772                                                    41,327
Purchases of treasury stock...                                                                          (2,068,032)
Allocated ESOP shares.........                                                                                            476,450
                                ----------   -----------   ------------   -----------                 ------------    -----------
Balance, December 31, 1996....   3,626,666     9,475,843    125,960,692       410,447                  (31,833,524)    (1,191,125)
Comprehensive income:
  Net income..................                               16,251,550
  Change in unrealized
    gains.....................                                               (410,447)
  Total comprehensive
    income....................
Dividends, $.75 per share.....                               (3,583,523)
Tax benefit of unallocated
  shares in ESOP..............                    68,250
Stock plans...................                   371,395                                                    63,713
Two-for-one stock split.......   3,626,666    (3,626,666)
Purchases of treasury stock...                                                                          (1,969,984)
Allocated ESOP shares.........                                                                                            476,450
                                ----------   -----------   ------------   -----------                 ------------    -----------
Balance, December 31, 1997....   7,253,332     6,288,822    138,628,719           -0-                  (33,739,795)      (714,675)
Comprehensive income:
  Net income..................                               12,035,617
  Foreign currency translation
    adjustment................                                                           $(708,549)
  Total comprehensive
    income....................
Dividends, $.80 per share.....                               (3,812,036)
Tax benefit of unallocated
  shares in ESOP..............                    72,800
Stock plans...................                 1,118,950                                                   395,750
Purchase of treasury stock....                                                                            (600,198)
Allocated ESOP shares.........                                                                                            714,675
                                ----------   -----------   ------------   -----------    ---------    ------------    -----------
Balance, December 31, 1998....  $7,253,332   $ 7,480,572   $146,852,300   $       -0-    $(708,549)   $(33,944,243)   $       -0-
                                ==========   ===========   ============   ===========    =========    ============    ===========


                                    TOTAL
                                STOCKHOLDERS'
                                   EQUITY
                                -------------
Balance, January 1, 1996......  $ 96,265,407
Comprehensive income:
  Net income..................    15,556,985
  Change in unrealized
    gains.....................    (1,058,029)
                                ------------
  Total comprehensive
    income....................    14,498,956
Dividends, $.65 per share.....    (3,162,341)
Tax benefit of unallocated
  shares in ESOP..............        57,460
Stock plans...................       381,099
Purchases of treasury stock...    (2,068,032)
Allocated ESOP shares.........       476,450
                                ------------
Balance, December 31, 1996....   106,448,999
Comprehensive income:
  Net income..................    16,251,550
  Change in unrealized
    gains.....................      (410,447)
                                ------------
  Total comprehensive
    income....................    15,841,103
Dividends, $.75 per share.....    (3,583,523)
Tax benefit of unallocated
  shares in ESOP..............        68,250
Stock plans...................       435,108
Two-for-one stock split.......           -0-
Purchases of treasury stock...    (1,969,984)
Allocated ESOP shares.........       476,450
                                ------------
Balance, December 31, 1997....   117,716,403
Comprehensive income:
  Net income..................    12,035,617
  Foreign currency translation
    adjustment................      (708,549)
                                ------------
  Total comprehensive
    income....................    11,327,068
Dividends, $.80 per share.....    (3,812,036)
Tax benefit of unallocated
  shares in ESOP..............        72,800
Stock plans...................     1,514,700
Purchase of treasury stock....      (600,198)
Allocated ESOP shares.........       714,675
                                ------------
Balance, December 31, 1998....  $126,933,412
                                ============

See notes to consolidated financial statements.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1998, 1997 AND 1996

NOTE A -- ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and accounts have been eliminated upon consolidation.

     CASH EQUIVALENTS: The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at cost which approximates market value.

     INVENTORIES: Inventories are stated at the lower of average cost (first-in, first-out method) or market.

     MARKETABLE SECURITIES: Available-for-sale securities are carried at fair value, based on quoted market prices. Realized gains and losses on the sale of such securities are based on average cost. The Company realized gains on the sale of securities of $656,000 (proceeds of $933,000) in 1997 and $2,076,000 (proceeds of $3,130,000) in 1996.

     PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. The Company provides depreciation on buildings and improvements and machinery and equipment using the straight-line method over the assets estimated useful lives that range from 2 to 60 years. Depletion of mineral reserves is recognized on a units-of-production basis. Effective January 1, 1997, the Company extended the estimated useful lives and increased the estimated salvage values for certain vessels in its Marine Transportation fleet. The effect of these changes in estimate reduced depreciation by $3,178,000 and increased net income by $2,097,000 ($0.44 per share, assuming dilution) for the year ended December 31, 1997.

     INTANGIBLE ASSETS: Intangible assets, consisting primarily of the purchase price in excess of net assets of acquired businesses ("Goodwill"), are amortized using the straight-line method over the periods of expected benefit, which range from 15 to 40 years. Financing costs are amortized using the straight-line method over the periods of the loan agreements, which range from 3 to 10 years.

     IMPAIRMENT OF LONG-LIVED ASSETS: The Company assesses the recoverability of its long-lived and intangible assets by determining whether the amortization of the remaining balance of an asset over its remaining useful life can be recovered through undiscounted future operating cash flows. If impairment exists, the carrying amount of the related asset is reduced.

     FOREIGN CURRENCY TRANSLATION: The financial statements of the Company's subsidiaries outside the United States ("U.S.") are generally measured using the local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet dates. Income and expense items are translated at average monthly rates of exchange. Translation adjustments are included in accumulated comprehensive income (expense), a separate component of stockholders' equity. Generally, gains and losses from foreign currency transactions of these subsidiaries and the U.S. parent are included in net income. Gains and losses from foreign currency transactions which hedge a net investment in a foreign subsidiary and from intercompany foreign currency transactions of a long-term investment nature are included in accumulated comprehensive income (loss).

     DERIVATIVE FINANCIAL INSTRUMENTS: The Company periodically uses derivative financial instruments to manage its exposure to fluctuations in interest rates. The Company designates its interest rate swap agreements as hedges of specific debt instruments and recognizes the interest differentials as adjustments to interest expense over the terms of the related debt obligations. When using interest rate swap agreements, the intermediaries to such agreements expose the Company to the risk of nonperformance, though such risk is not considered likely under the circumstances. The Company does not hold or issue financial instruments for trading purposes.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

     STOCK PLANS: The Company accounts for stock based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Company's consolidated financial statements and accompanying notes. Actual results could differ from those estimates and assumptions.

     NEW FINANCIAL ACCOUNTING STANDARDS: Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued in 1998. This SFAS establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that all derivatives be recognized as assets or liabilities on the balance sheet at fair value. The Company will adopt SFAS No. 133 on January 1, 2000, as required; and it is not expected to have a material impact on its consolidated results of operations or financial position.

     REVENUE RECOGNITION: Sales are generally recognized when products are shipped to customers. Operating revenues are recognized as services are provided to customers over the Great Lakes sailing season.

     RECLASSIFICATIONS: Certain amounts in prior years have been reclassified to conform with the 1998 consolidated financial statement presentation.

NOTE B -- ACQUISITIONS AND DISPOSITIONS

     In the first quarter of 1998, the Company's Industrial Sands segment acquired all of the outstanding common shares of Colorado Silica Sands, Inc. ("Colorado Silica") for $6,127,000 in cash and a $1,067,000 note payable over three years.

     In the second quarter of 1998, the Company acquired for cash all of the outstanding common shares of Global Stone Corporation ("Global Stone"), which formed the Company's new Lime and Limestone business segment. Global Stone has eight operations in the United States and Canada, and is engaged in the mining, production and marketing of lime, chemical limestone and construction aggregate used in a variety of manufacturing processes and industries, including iron and steel, pulp and paper, chemical, environmental, agricultural and construction. The total purchase price was $227,600,000, including the assumption of $54,000,000 of net debt.

     In the second quarter of 1998, the Company also purchased the assets of a limestone operation in Port Inland, Michigan ("Port Inland") for $35,200,000 in cash. The acquisition included inventories, land, mineral reserves, equipment and other tangible property used in the business of mining, processing, marketing and distributing limestone, chemical limestone and construction aggregate. Port Inland is now a part of the Lime and Limestone segment.

     In the third quarter of 1998, the Company's Lime and Limestone segment purchased the assets of Filler Products, Inc. ("Filler Products"), a privately owned producer of chemical limestone in Chatsworth, Georgia, for $24,200,000 in cash. The acquisition included inventories, land, mineral reserves, equipment and other tangible property used in the business of mining, processing, marketing and distributing chemical limestone to the carpet and decorative gardening industries.

     All acquisitions have been accounted for under the purchase method. The results of operations of the acquired businesses are included in the consolidated financial statements from the dates of acquisition. The purchase prices have been allocated, on a preliminary basis, based on estimated fair values at the dates of acquisition. The purchase price allocations will be finalized during 1999 as the asset and liability valuations are completed.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

     The following unaudited pro forma information presents a summary of consolidated results of operations (in thousands, except per share data) for the Company and the acquisitions of Global Stone, Port Inland and Colorado Silica for the years ended December 31, 1998 and 1997 as if the acquisitions had occurred on January 1, 1997. The pro forma adjustments give effect to (i) the amortization of goodwill, (ii) the amortization of the write-up of property and equipment to fair market value, (iii) the interest expense on debt incurred to fund the acquisitions and (iv) the related income tax effects. This unaudited pro forma information (i) assumes that the Company incurred all acquisition related debt as of January 1, 1997, (ii) included operating results for periods of time prior to the Company's ownership and (iii) takes into consideration expense reductions of $1,200,000 during 1998 and $1,600,000 during 1997, principally due to a realized reduction of general and administrative costs. The pro forma results do not necessarily represent results that would have occurred if the acquisitions had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

                                                            1998        1997
                                                          --------    --------
Revenues................................................  $288,000    $283,000
Net Income..............................................     6,300       9,800
Earnings per share -- basic.............................      1.31        2.04
Earnings per share -- assuming dilution.................      1.30        2.03

     In 1997, the Company purchased, for $3,400,000 in cash and notes payable, the assets of two sand operations. These operations screen sand to make specialty grades and sizes and supply certain blended sand and organic mixes for end users, such as golf courses, playgrounds, parks and sports fields. Operating results for these businesses have been included within the Industrial Sands business segment since acquisition, and are not material. Additionally, two self-unloading vessels were purchased for $17,000,000. These vessels have been operated on the Great Lakes under charter, as part of the Company's Marine Transportation fleet for over 20 years.

     In the fourth quarter of 1997, the Company sold its interest in certain coal reserves for $6,000,000 in cash. The sale resulted in a $5,212,000 pretax gain (net gain of $3,388,000 or $0.70 per share, assuming dilution). In 1996, the Company sold an inactive business resulting in a pretax gain of $625,000 (net gain of $625,000 or $0.13 per share, assuming dilution).

NOTE C -- DISCONTINUED OPERATIONS

     In December 1997, the Company decided to divest the assets of its Engineered Materials business segment. Hot top operations were sold in December 1997 and the sale of its metallurgical treatment operations occurred in May 1998. The loss upon disposition of these operations was $1,263,000 (net of an income tax benefit of $807,000 in 1997). No gain or loss was incurred on the sale of discontinued operations in 1998. In December 1996, the Company sold its interest in Eveleth Mines and certain mining equipment for $5,000,000, completing its exit from the iron ore business. The sale of these operations resulted in a gain of $570,000 (net of an income tax benefit of $744,000).

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

     The results of discontinued operations were as follows (in thousands):

                                                             1997       1996
                                                            -------    -------
Net sales.................................................  $30,883    $57,730
Cost of goods sold........................................   27,180     49,703
                                                            -------    -------
Gross margin..............................................    3,703      8,027
Depreciation and amortization.............................    1,691      1,793
Selling, general and administrative expenses..............    3,279      3,379
Loss on sale and shutdown of facilities...................      -0-      1,078
                                                            -------    -------
(Loss) income from operations.............................   (1,267)     1,777
Royalties, management fees and other expense..............      (76)     4,190
                                                            -------    -------
(Loss) income before income taxes.........................   (1,343)     5,967
Income tax (benefit) expense..............................     (501)     2,019
                                                            -------    -------
(Loss) income from discontinued operations................  $  (842)   $ 3,948
                                                            =======    =======

NOTE D -- NET INCOME PER SHARE

     The calculation of net income per share, basic and assuming dilution, follows (in thousands, except per share data):

                                                   1998       1997       1996
                                                  -------    -------    -------
Net income per share -- basic:
  Net income....................................  $12,036    $16,252    $15,557
                                                  =======    =======    =======

  Average number of shares outstanding..........    4,772      4,785      4,876
                                                  =======    =======    =======

  Net income per share -- basic.................  $  2.52    $  3.40    $  3.19
                                                  =======    =======    =======
Net income per share -- assuming dilution:
  Net income....................................  $12,036    $16,252    $15,557
                                                  =======    =======    =======

  Average number of shares outstanding..........    4,772      4,785      4,876
  Dilutive effect of stock plans................       14         31         15
                                                  -------    -------    -------
  Adjusted average number of shares
     outstanding................................    4,786      4,816      4,891
                                                  =======    =======    =======

  Net income per share -- assuming dilution.....  $  2.51    $  3.37    $  3.18
                                                  =======    =======    =======

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

NOTE E -- INCOME TAXES

     Total income taxes from continuing operations differs from the tax computed by applying the U.S. federal corporate income tax statutory rate for the following reasons (in thousands):

                                                     1998      1997       1996
                                                    -------   -------    -------
Income from continuing operations before taxes....  $17,695   $25,576    $12,580
                                                    =======   =======    =======

Income taxes at statutory rate....................  $ 6,193   $ 8,952    $ 4,277
Tax differences due to:
  Percentage depletion............................     (943)   (1,271)    (1,344)
  State income taxes..............................       65       312       (991)
  Officers' life insurance........................     (106)     (410)       (76)
  Goodwill amortization...........................      254       -0-        -0-
  Other...........................................      196      (363)      (325)
                                                    -------   -------    -------
Total income taxes................................  $ 5,659   $ 7,220    $ 1,541
                                                    =======   =======    =======

     The Company received income tax refunds of $1,049,000 and $2,479,000 during 1998 and 1996, respectively. During 1996 the Company received a $1,824,000 state income tax refund for prior tax years, which favorably impacted 1996 state income tax expense. The Company made income tax payments of $3,999,000, $6,161,000, and $1,962,000 during 1998, 1997 and 1996, respectively.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):

                                                             1998       1997
                                                            -------    -------
Deferred tax liabilities:
  Tax over book depreciation and amortization.............  $47,401    $29,267
  Pension benefits........................................   10,916      8,949
  Other...................................................    2,379      2,619
                                                            -------    -------
          Total deferred tax liabilities..................   60,696     40,835
Deferred tax assets:
  Postretirement benefits.................................   10,276      9,865
  Coal Act liability......................................    4,689      5,285
  Other...................................................   12,096      7,625
                                                            -------    -------
          Total deferred tax assets.......................   27,061     22,775
                                                            -------    -------
          Net deferred tax liabilities....................  $33,635    $18,060
                                                            =======    =======

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

NOTE F -- LONG-TERM DEBT

     Long-term debt is as follows (in thousands):

                                                             1998       1997
                                                           --------    -------
Senior Credit Facility...................................  $171,000        -0-
Senior Subordinated Notes................................   100,000        -0-
Title XI Ship Financing Bonds............................     7,450    $ 8,700
Term Loans...............................................    16,754     36,250
Capital Leases...........................................    10,317        -0-
Notes Payable............................................     6,545      1,868
Guaranteed ESOP Loans....................................       -0-        715
                                                           --------    -------
                                                            312,066     47,533
Less current portion.....................................     9,506      9,087
                                                           --------    -------
                                                           $302,560    $38,446
                                                           ========    =======

     In the second quarter of 1998, the Company entered into a three-year $215,000,000 revolving credit facility ("Senior Credit Facility") with a group of banks to finance the acquisition of Global Stone, refinance debt and for other general purposes. The variable interest rate on the Senior Credit Facility approximated 7.75% at December 31, 1998. The agreement matures in May 2001, but is renewable annually thereafter at the discretion of the banks. The Company also entered into an agreement for an interim private placement of $100,000,000 ten-year senior subordinated debt ("Senior Subordinated Facility") in connection with the Global Stone acquisition. The interim Senior Subordinated Facility was at a fixed rate of 9.35% at December 31, 1998. The notes under the interim Senior Subordinated Facility were exchanged with the lender on February 1, 1999 for Senior Subordinated Notes. The Senior Subordinated Notes, privately placed with several purchasers, mature in February 2009 and have a fixed interest rate of 10%. The Company incurred $9,397,000 in financing costs associated with the new debt facilities. The financing costs are being amortized over the terms of the respective agreements and are included in Other Assets on the consolidated balance sheet at December 31, 1998.

     The Title XI Ship Financing Bonds related to a first preferred ship mortgage on the M/V Columbia Star and are guaranteed by the U.S. Government under the Federal Ship Financing Program. To facilitate a pledge under the Senior Credit Facility, the bonds were called, at face value, and repaid in January 1999 with additional borrowings under the Senior Credit Facility.

     In 1997, the Company entered into a $17,000,000 fixed rate Term Loan with a bank to finance the acquisition of two Marine Transportation vessels, which had previously been under charter agreements. The Company is required to make semi-annual payments on the Term Loan of $750,000, including interest, through July 14, 2002; $1,350,000 payable semi-annually, including interest, through January 14, 2007 and a final payment of $7,805,000, including interest, on July 14, 2007. The loan is secured by mortgages on the two vessels, which have a net book value of $16,545,000 at December 31, 1998. The Term Loan was amended in 1998 as a result of the Company's increase in debt related to the acquisition of Global Stone. The amendment revised the Term Loan covenants to the same covenants contained in the Senior Credit Facility. In addition, the interest rate was changed from a fixed rate of 7.32% to a semi-variable maximum rate of 8.32% (fixed portion of rate is 7.82%).

     The Company's debt agreements contain various covenants with the most restrictive covenants requiring the Company to maintain a specified level of earnings before interest, taxes, depreciation and amortization (EBITDA), a specified leverage ratio and a limitation on capital distributions. The Company's EBITDA, as defined, was $69,326,000 at December 31, 1998, compared with a minimum specified level of $66,000,000.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

The Company's leverage ratio, as defined, was 4.5 at December 31, 1998 compared with a maximum of 5.0. The Company's capital distributions, which include payments of dividends and purchases of treasury stock, totaled $4,412,000 compared with a maximum of $5,000,000.

     The Company, in separate agreements which expire in 2000 and 2001, entered into interest rate swap agreements with banks to substitute fixed rates for LIBOR-based variable interest rates on notional amounts totaling $90,000,000 at December 31, 1998. The Company's debt agreement with its bank group requires interest rate protection on fifty percent of its senior secured debt for a period of at least two years. The Company's existing fixed rate senior secured debt fulfills a portion of the fifty-percent protection requirement. The swap agreements limit the effect of increases in the interest rates on any floating rate debt. The differential between fixed and floating rates is recorded as an increase or decrease to interest expense. The effect of these agreements is to limit the Company's interest rate exposure to 7.98% on $90,000,000 of the Senior Credit Facility. As a result of these swap agreements, interest expense was $55,000 greater in 1998 than if the Company had maintained its floating LIBOR pricing. At December 31, 1998, the fair value of the Company's interest rate swaps and long-term debt were liabilities of $903,000 and $307,625,000, respectively.

     Substantially all of the Company's U.S. accounts receivable, inventories and property and equipment, which approximates $346,506,000, secure long-term senior debt of $210,636,000 at December 31, 1998. Long-term debt maturities are $9,506,000 in 1999, $5,376,000 in 2000, $181,020,000 in 2001, $513,000 in 2002,
$1,602,000 in 2003 and $114,049,000 thereafter. The Company made interest payments of $13,593,000, $2,353,000 and $3,117,000 during 1998, 1997, 1996, respectively.

NOTE G -- STOCKHOLDERS' EQUITY

     In 1997, the Company declared a two-for-one split of its common stock in the form of a 100% stock dividend to stockholders of record as of October 10, 1997. This stock split was recorded by a transfer, within stockholders' equity, of $3,626,000 from additional capital to common stock for all periods presented, representing $1.00 par value for each additional share issued.

     The Company's preferred stock is issuable in series and the Board of Directors is authorized to fix the number of shares and designate the terms of each issue. At December 31, 1998 and 1997, 5,000,000 preferred stock shares were authorized. No preferred stock was issued or outstanding at December 31, 1998 and 1997. In 1987, under a Stockholder Rights Plan, as amended, the Company's Board of Directors declared a dividend consisting of one Right for each outstanding share of the Company's common stock. Upon certain "change in control" events, the Rights entitle the holder to purchase one one-hundredth of a share of the Company's Series C $10.00 preferred stock for $130 or one share of the Company's common stock for $2.50, depending on the "change in control" circumstances. The Stockholder Rights Plan, which expires December 18, 2006, should not interfere with any merger or other business combination approved by the Board of Directors, because the Board, at its option, may redeem the Rights at a redemption price of $0.05 per Right.

NOTE H -- COMPANY STOCK PLANS

     The Company's Long-Term Incentive Plan ("Plan"), adopted in 1996, permits grants of stock options, stock appreciation rights, restricted stock and other performance awards. There were 200,000 common shares authorized for awards under the Plan. At the end of 1998, 10,055 shares remain available for grant under the Plan. Included in Additional Capital at December 31, 1998 and 1997 is $902,000 and $655,000, respectively, of obligations under the Plan, representing 38,113 and 31,549 "share units", respectively. Compensation expense under the Plan was $31,000 in 1998, $568,000 in 1997 and $387,000 in 1996. Under the Plan, stock options have been granted to key employees. These options vest ratably over a four-year period and expire

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

10 years from the date of grant. There have been no stock appreciation rights, restricted stock or performance awards granted under the Plan.

     In connection with an employment agreement ("Agreement") the Company provided its Chairman, President and Chief Executive Officer ("CEO") with a restricted common stock award, in lieu of compensation. In January 1998, upon the CEO's completion of a $1,000,000 personal investment in the Company's common stock, the Company issued to the CEO 25,744 shares of common stock equal to the number of shares of common stock he acquired. Of the total shares issued, 5,148 became immediately vested and non-forfeitable. The remaining shares are restricted at December 31, 1998 and become vested and non-forfeitable, ratably, on January 1, 1999, 2000, 2001 and 2003, as defined by the Agreement.

     The CEO is entitled to all voting rights and any dividends on the restricted shares. Total compensation expense of $965,000, computed based on the closing market price on the date the stock was issued, is being recognized over the vesting period. Compensation expense related to this award was $386,000 in 1998. Also under the Agreement, the Company granted the CEO an option to acquire 380,174 common shares at an exercise price of $38.00 per share. The option becomes exercisable in whole or in part on January 1, 2001 and expires June 30, 2005.

     In 1998, the Company established a Director Fee Deferral Plan (the "Directors Plan"), which allows non-employee directors of the Company the option of deferring all or part of their fees in the form of "share units" or "deferred cash". Any fees deferred as "share units" will be matched at 25% by the Company in the form of additional "share units". Common stock (100,000 shares) is authorized for distribution under the Directors Plan. At December 31, 1998, $186,000 was included in additional paid-in-capital, representing 5,469 "share units". Expense under the Directors Plan was $186,000 in 1998.

     The following table summarizes the Company's stock option activity and related information. Exercise prices for options outstanding as of December 31, 1998 ranged from $26.00 to $42.13. The weighted-average remaining contractual life of these options is 7.3 years.

                                                             WEIGHTED
                                                             AVERAGE      WEIGHTED
                                                NUMBER OF    EXERCISE     AVERAGE
                                                 SHARES       PRICE      FAIR VALUE
                                                ---------    --------    ----------
Options outstanding, January 1, 1997..........       -0-         -0-
Granted.......................................    48,700      $30.63       $7.06
                                                 -------

Options outstanding, December 31, 1997........    48,700       30.63
Granted -- CEO................................   380,174       38.00       11.36
Granted -- others.............................    97,200       29.51        8.52
Forfeited.....................................    (8,900)      35.79
                                                 -------

Options outstanding, December 31, 1998........   517,174      $35.75
                                                 =======      ======

Options exercisable, December 31, 1998........    10,950      $30.63
                                                 =======      ======

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

     As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has chosen to continue accounting for stock options at their intrinsic value. Under the alternative fair value method of this SFAS the estimated fair value of the options is amortized to expense over the options' vesting period. Had the fair value method of accounting been applied to the Company's stock option plan, the impact would be as follows:

                  (THOUSANDS OF DOLLARS,
                  EXCEPT PER SHARE DATA)                     1998       1997
                  ----------------------                    -------    -------
Net income, as reported...................................  $12,036    $16,252
Estimated fair value of stock option granted, net of
  taxes...................................................     (306)        (8)
                                                            -------    -------
Net income, as adjusted...................................  $11,730    $16,244
                                                            =======    =======
Net income per share, as adjusted-assuming dilution.......  $  2.45    $  3.37
                                                            =======    =======

     The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 6.0%; dividend yields ranging from 2.0%-3.0%; volatility factors of the expected market price of the Company's common shares of 31% and 22% in 1998 and 1997, respectively; and a weighted-average expected life of five years for the options. Since changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

NOTE I -- POSTRETIREMENT BENEFITS

     The Company has a number of noncontributory defined benefit pension plans covering certain employees. The plans provide benefits based on the participant's years of service and compensation or state amounts for each year of service. The Company's funding policy is to contribute amounts to the plans sufficient to meet the minimum funding required by applicable regulations. In addition to pension benefits, the Company provides health care and life insurance for certain retired employees. Substantially all of the Company's employees are eligible for these benefits when they reach normal retirement age. The Company's policy is to fund these postretirement benefit costs principally on a cash basis as claims are incurred. The Coal Industry Retiree Health Benefit Act of 1992 ("Coal Act") requires companies that previously mined coal to assume certain health care benefit obligations for retired coal miners and their dependents.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

     A summary of the Company's pension and other benefits, as required by SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", is as follows (in thousands)

                                                                   OTHER BENEFITS(2)
                                                       ------------------------------------------
                                                         POSTRETIREMENT
                                PENSION BENEFITS(1)        HEALTH CARE             COAL ACT
                                -------------------    -------------------    -------------------
                                  1998       1997        1998       1997        1998       1997
                                --------   --------    --------   --------    --------   --------
CHANGE IN BENEFIT OBLIGATIONS
Benefit obligations at
  beginning of year...........  $ 61,443   $ 54,622    $ 14,976   $ 14,723    $ 13,551   $ 13,914
Service cost..................     1,708      1,114         528        379
Interest cost.................     4,530      4,255       1,276      1,069         909        974
Amendments....................        78
Actuarial loss (gain).........     1,023      6,150       1,751       (113)     (1,423)      (121)
Benefits paid.................    (4,924)    (4,698)     (1,257)    (1,082)     (1,014)    (1,216)
Acquisitions..................     6,671                  3,050
                                --------   --------    --------   --------    --------   --------
Benefit obligations at end of
  year(3).....................    70,529     61,443      20,324     14,976      12,023     13,551

CHANGE IN PLAN ASSETS
Fair value of plan assets at
  beginning of year...........   102,934     83,340         103         75
Actual return on plan
  assets......................     6,883     23,196           3          3
Employer contributions........     1,103      1,096          25         25
Benefits paid.................    (4,924)    (4,698)
Acquisitions..................     5,410
                                --------   --------    --------   --------
Fair value of plan assets at
  end of year.................   111,406    102,934         131        103
                                --------   --------    --------   --------

Funded status.................    40,877     41,491     (20,193)   (14,873)    (12,023)   (13,551)
Unrecognized net actuarial
  gain........................   (13,350)   (17,885)     (5,638)    (7,925)
Unrecognized prior service
  cost (credit)...............     1,993      2,213      (1,350)    (1,543)
Unrecognized initial net
  asset.......................    (2,251)    (2,962)
                                --------   --------    --------   --------    --------   --------
Net amount recognized.........  $ 27,269   $ 22,857    $(27,181)  $(24,341)   $(12,023)  $(13,551)
                                ========   ========    ========   ========    ========   ========
AMOUNTS RECOGNIZED IN THE
  BALANCE SHEET CONSIST OF:
  Prepaid benefit cost........  $ 30,151   $ 24,421
  Intangible asset............     1,152        717
                                --------   --------
  Prepaid pension costs.......    31,303     25,138
  Accrued long-term benefit
     liability................    (4,034)    (2,281)   $(27,181)  $(24,341)   $(12,023)  $(13,551)
                                --------   --------    --------   --------    --------   --------
Net amount recognized.........  $ 27,269   $ 22,857    $(27,181)  $(24,341)   $(12,023)  $(13,551)
                                ========   ========    ========   ========    ========   ========

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

                                                                  PENSION BENEFITS(1)
                                                                 ---------------------
                                                                    1998          1997
                                                                 ----------       ----
WEIGHTED-AVERAGE ASSUMPTION AS OF DECEMBER 31
Discount rate...............................................     6.50%-7.00%      7.25%
Expected return on plan assets..............................     7.50%-9.00%      9.00%
Rate of compensation increase...............................     4.00%            4.00%
Rate of increases in pension payments.......................     2.50%

                                                                             OTHER BENEFITS(2)
                                                             -------------------------------------------------
                                                             POSTRETIREMENT HEALTH CARE           COAL ACT
                                                             ---------------------------       ---------------
                                                                 1998             1997         1998       1997
                                                             -------------       -------       ----       ----
WEIGHTED-AVERAGE ASSUMPTION AS OF DECEMBER 31
Discount rate...........................................      6.50%-7.00%         7.25%        7.00%      7.00%
Expected return on plan assets..........................     6.00%                6.00%
Rate of compensation increase...........................     3.00%

     For measurement purposes on the Company's U.S. postretirement health care a 7.75% (pre-65) and 5.25% (post-65) annual rate of increase in the per capita cost of covered health care benefits was assumed for 1999. The rate was assumed to decrease gradually to 5.0% for 2005 (pre-65) and 2000 (post-65) and remain at that level thereafter. For measurement purposes on the Company's Canadian postretirement health care, a 10.0% annual rate cost of covered health care benefits was assumed for 1999. The rate was assumed to decrease gradually to 4.5% after five years. The Coal Act's weighted-average annual assumed rate of increase in the health care cost trend rate for 1999 and 1998 is 6.0%.

                                                                   PENSION BENEFITS(1)
                                                              -----------------------------
                                                               1998       1997       1996
                                                              -------    -------    -------
COMPONENTS OF NET PERIODIC BENEFIT COST (CREDIT)
Service cost................................................  $ 1,708    $ 1,114    $ 1,390
Interest cost...............................................    4,530      4,255      4,246
Expected return on plan assets..............................   (9,659)    (7,831)    (7,361)
Amortization of prior service cost..........................      298        437        250
Amortization of initial net asset...........................     (711)      (711)      (706)
Recognized net actuarial (gain) loss........................     (735)       (37)       278
                                                              -------    -------    -------
Net periodic benefit cost (credit)..........................  $(4,569)   $(2,773)   $(1,903)
                                                              =======    =======    =======

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

                                                   OTHER BENEFITS(2)
                                --------------------------------------------------------
                                POSTRETIREMENT HEALTH CARE             COAL ACT
                                --------------------------    --------------------------
                                 1998      1997      1996      1998      1997      1996
                                ------    ------    ------    -------    -----    ------
COMPONENTS OF NET PERIODIC
  BENEFIT COST (CREDIT)
Service cost..................  $  528    $  379    $  368
Interest cost.................   1,276     1,069     1,059    $   909    $ 974    $  936
Expected return on plan
  assets......................      (6)       (5)       (3)
Amortization of prior service
  cost........................    (192)     (192)     (192)
Recognized net actuarial
  (gain) loss.................    (534)     (404)     (551)    (1,361)    (121)      122
                                ------    ------    ------    -------    -----    ------
Net periodic benefit cost
  (credit)....................  $1,072    $  847    $  681    $  (452)   $ 853    $1,058
                                ======    ======    ======    =======    =====    ======

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point change in assumed health care cost trend rates would have the following effects (in thousands):

                                                               OTHER BENEFITS(2)
                                            --------------------------------------------------------
                                            POSTRETIREMENT HEALTH CARE             COAL ACT
                                            --------------------------    --------------------------
                                            1% INCREASE    1% DECREASE    1% INCREASE    1% DECREASE
                                            -----------    -----------    -----------    -----------
Effect on total of service and interest
  cost components.........................    $  351         $  (286)       $  116         $   (94)
Effect on postretirement benefits
  obligation..............................     2,788          (2,297)        1,481          (1,197)

---------------

(1) Reflects the combined Pension Plans of the Company

(2) Reflects the Postretirement Health Care, Life Insurance Plans of the Company and benefits required under the 1992 Coal Act. Net periodic benefit cost for the Coal Act declined in 1998 as a result of a decline in the number of beneficiaries assigned to the Company.

(3) Benefit obligations at the end of 1998 include Canadian pension and postretirement health care benefit obligations of $5,561,000 and $3,005,000, respectively.

     The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $10,559,000, $10,514,000 and $7,098,000, respectively, as of December 31, 1998 and $4,346,000, $3,997,000, and $1,722,000, respectively, as of December 31, 1997.

     Pension plan assets include 293,000 shares of the Company's common stock at December 31, 1998. The ending market value and dividends received during the year for these shares were $7,252,000 and $234,000, respectively.

     The Company maintains defined contribution plans for certain employees and, except for the Employee Stock Ownership Plan (ESOP), contributes to these plans based on a percentage of employee contributions. The expense for these plans was $1,533,000, $1,039,000 and $934,000 for 1998, 1997 and 1996, respectively.

     The Company also pays into certain defined benefit multi-employer plans under various union agreements that provide pension and other benefits for various classes of employees. Payments are based upon negotiated contract rates and related expenses totaled $1,166,000, $1,688,000 and $1,915,000 for 1998,
1997, and 1996, respectively.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

NOTE J -- COMMITMENTS AND CONTINGENCIES

     The Company leases various buildings, computers and equipment in addition to a vessel charter in its Marine Transportation fleet. In general, these operating leases are renewable or contain purchase options. The purchase price or renewal lease payment is based on the fair market value of the asset at the date of purchase or renewal. Rental expense was $5,076,000, $3,718,000, and $4,767,000 in 1998, 1997 and 1996, respectively.

     Future minimum payments at December 31, 1998, under non-cancelable operating leases, are $4,199,000 in 1999, $3,790,000 in 2000, $2,675,000 in
2001, $2,532,000 in 2002, $1,804,000 in 2003 and $10,123,000 thereafter.

     The Company is subject to various environmental laws and regulations imposed by federal, state and local governments. Also, in the normal course of business, the Company is involved in various pending or threatened legal actions. The Company cannot reasonably estimate future costs, if any, related to these matters. However, costs incurred to comply with environmental regulations and to settle litigation have not been significant in 1998 and prior years. Although it is possible that the Company's future operating results could be affected by future costs of environmental compliance or litigation, it is management's belief that such costs will not have a material adverse effect on the Company's consolidated financial position.

NOTE K -- INDUSTRY SEGMENTS AND MAJOR CUSTOMERS

     The Company adopted SFAS No. 131, "Disclosure about Segment of an Enterprise and Related Information". The new SFAS requires the Company to provide information about operating segments in annual and quarterly financial statements. It also requires certain related disclosures about products and services, geographic areas and major customers.

     The Company supplies essential natural resources to industrial and commercial customers. Through its three operating segments -- Lime and Limestone, Industrial Sands and Marine Transportation -- the Company serves customers, through a direct sales force, in a wide range of industries, including steel, construction, oil, ceramic, chemical, glass and electric utilities. Founded in 1854, the Company is headquartered in Cleveland, Ohio.

LIME AND LIMESTONE

     The lime and limestone business segment, headquartered in Roswell, Georgia, mines and processes limestone and produces lime, a limestone derivative. This business segment operates nine facilities, primarily in the Eastern U.S. and Canada. Lime is used for water and waste treatment, steel making, flue gas desulfurization, glass production, animal feed, fertilizers, and fillers for plastic, latex, and sealants. Chemical limestone is used in many diverse industrial and agricultural uses, including fiberglass, roofing shingles and animal feed. Limestone is sized and graded for lawn and garden applications as well as for aggregates in construction.

INDUSTRIAL SANDS

     The Industrial Sands business segment, headquartered in Phoenix, Arizona, mines and processes high-purity silica sands at two facilities in Ohio and six facilities in the southwestern U.S. It produces fracturing sands used in oil well drilling; foundry sands for hot-metal die casting; filtration sands; recreational sands for golf courses, playgrounds, athletic fields, and landscaping; industrial sands used as abrasives and for fillers in building materials; and silica flour for fiberglass and ceramic production.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

MARINE TRANSPORTATION

     The Marine Transportation business segment, headquartered in Cleveland, Ohio, provides dry bulk transportation between U.S. ports on the Great Lakes. This business segment operates 12 self-unloading vessels. The fleet transports primarily iron ore for integrated steel manufacturers, coal for electric utility companies, and limestone for construction and other purposes. The segment also operates the Cleveland Bulk Terminal at the Port of Cleveland.

     Geographic information for revenues and long-lived assets are as follows (in thousands):

                                                                          LONG-
                                                        REVENUES(1)    LIVED ASSETS
                                                        -----------    ------------
1998
  United States.......................................   $227,129        $361,977
  Canada and other foreign............................     11,723          28,327
                                                         --------        --------
  Consolidated........................................   $238,852        $390,304
                                                         ========        ========
1997
  United States.......................................   $144,348        $181,995
  Canada and other foreign............................        837
                                                         --------        --------
  Consolidated........................................   $145,185        $181,995
                                                         ========        ========
1996
  United States.......................................   $129,298        $169,900
  Canada and other foreign............................        399             187
                                                         --------        --------
  Consolidated........................................   $129,697        $170,087
                                                         ========        ========

---------------

(1) Revenues are attributed to countries based on the location of customers.

     Accounts receivable of $15,694,000 at December 31, 1998 are due from companies in the steel and utilities industries. Credit is extended based on an evaluation of a customer's financial condition, and generally collateral is not required. Credit losses within these industries have not been significant for the three years in the period ended December 31, 1998. There were no customers that exceeded 10% of consolidated net sales and operating revenues in 1998. In prior years, Marine Transportation's operating revenues from two major steel producers and one utility company exceeded 10% of consolidated net sales and operating revenues and are summarized as follows (in thousands):

                                    1997               1996
                                   -------            -------
Customer:
   A...........................    $18,773            $14,008
   B...........................     18,589             15,787
   C...........................     18,245             17,315
                                   -------            -------
                                   $55,607            $47,110
                                   =======            =======

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

                                  LIME AND     INDUSTRIAL       MARINE        TOTAL     CORPORATE
                                LIMESTONE(3)     SANDS      TRANSPORTATION   SEGMENTS   AND OTHER     CONSOLIDATED
                                ------------   ----------   --------------   --------   ---------     ------------
                                                                  (IN THOUSANDS)
1998
Identifiable assets...........    $226,552      $52,248        $137,969      $416,769   $ 148,855(1)    $565,624
Depreciation, depletion and
  amortization expense........      10,581        3,914           6,252        20,747         128         20,875
Capital expenditures..........       8,322        6,069           4,703        19,094          25         19,119

Net sales and operating
  revenues....................    $ 95,498      $47,800        $ 95,554      $238,852                   $238,852

Income from operations........    $ 11,851      $ 9,465        $ 24,335      $ 45,651   $  (8,616)(2)   $ 37,035
Gain (loss) on disposition of
  assets......................          76          213                           289        (164)           125
Interest expense..............                                                            (19,281)       (19,281)
Interest, dividends and other
  income (expense) -- net.....                                                               (184)          (184)
                                  --------      -------        --------      --------   ---------       --------
Income from continuing
  operations before income
  taxes.......................    $ 11,927      $ 9,678        $ 24,335      $ 45,940   $ (28,245)      $ 17,695
                                  ========      =======        ========      ========   =========       ========
1997
Identifiable assets...........                  $40,928        $143,554      $184,482   $  78,742(1)    $263,224
Depreciation, depletion and
  amortization expense........                    3,150           5,654         8,804         143          8,947
Capital expenditures..........                    4,108          20,234        24,342         212         24,554

Net sales and operating
  revenues....................                  $49,484        $ 95,701      $145,185                   $145,185

Income from operations........                  $11,205        $ 20,547      $ 31,752   $  (7,287)(2)   $ 24,465
Gain on disposition of
  assets......................                      197                           197       5,351          5,548
Interest expense..............                                                             (2,834)        (2,834)
Interest, dividends and other
  income (expense) -- net.....                                                             (1,603)        (1,603)
                                                -------        --------      --------   ---------       --------
Income from continuing
  operations before income
  taxes.......................                  $11,402        $ 20,547      $ 31,949   $  (6,373)      $ 25,576
                                                =======        ========      ========   =========       ========
1996
Identifiable assets...........                  $36,120        $130,125      $166,245   $  68,451(1)    $234,696
Depreciation, depletion and
  amortization expense........                    2,444           8,671        11,115         144         11,259
Capital expenditures..........                    4,540             925         5,465         108          5,573

Net sales and operating
  revenues....................                  $42,583        $ 86,178      $128,761   $     936       $129,697

Income from operations........                  $ 9,747        $  9,087      $ 18,834   $  (7,181)(2)   $ 11,653
Gain on disposition of
  assets......................                       75                            75       3,075          3,150
Interest expense..............                                                             (3,004)        (3,004)
Interest, dividends and other
  income (expense) -- net.....                                                                781            781
                                                -------        --------      --------   ---------       --------
Income from continuing
  operations before income
  taxes.......................                  $ 9,822        $  9,087      $ 18,909   $  (6,329)      $ 12,580
                                                =======        ========      ========   =========       ========

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

---------------

(1) Consists primarily of cash and cash equivalents, marketable securities, prepaid pension costs, goodwill, other assets and net assets of discontinued operations of $15,571,000 and $13,661,000 in 1997 and 1996, respectively.

(2) Includes other operations, net of corporate general and administrative expenses.

(3) Includes the results of operations of Global Stone, Port Inland and Filler Products as of their respective dates of April, May and August 1998.

NOTE L -- QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     Unaudited quarterly results of operations for the years ended December 31, 1998 and 1997 are summarized as follows (in thousands, except per share data):

                                                                   QUARTER ENDED
                                                     -----------------------------------------
                                                     DEC. 31    SEPT. 30    JUNE 30    MAR. 31
                                                     -------    --------    -------    -------
1998
Net sales and operating revenues...................  $74,974    $ 85,845    $63,726    $14,307
Gross profit.......................................   16,234      22,763     16,773      4,248
Net income.........................................    1,127       5,680      5,449       (220)
Per common share:
  Net income (loss) -- basic.......................     0.24        1.19       1.14      (0.05)
  Net income (loss) -- assuming dilution...........     0.24        1.19       1.13      (0.05)

1997
Net sales and operating revenues...................  $43,222    $ 45,602    $43,576    $12,785
Gross profit.......................................    9,165      13,571     10,839      4,242
Income from continuing operations..................    5,989       6,431      5,184        752
Net income.........................................    3,814       6,476      5,109        853
Per common share -- basic:
  Continuing operations............................     1.26        1.35       1.09       0.16
  Net income.......................................     0.80        1.36       1.07       0.18
Per common share -- assuming dilution:
  Continuing operations............................     1.25        1.34       1.08       0.16
  Net income.......................................     0.80        1.35       1.06       0.18

     The sum of per share amounts for the four quarters of 1997 do not equal the annual per share amounts as a result of treasury stock purchases and the effect of stock options granted by the Company.

     Net income for the fourth quarter of 1998 includes $967,000 ($0.20 per share, assuming dilution) as a result of a decline in the number of beneficiaries assigned to the Company under the Coal Act. Fourth quarter 1998 net income includes a $773,000 ($0.16 per share, assuming dilution) charge primarily related to separation benefits that will be paid over a two year period to former Global Stone management.

     Net income for the fourth quarter of 1997 includes $3,388,000 ($0.70 per share, assuming dilution) related to the sale of certain coal reserves. Fourth quarter 1997 net income includes a $1,052,700 ($0.22 per share, assuming dilution) charge related to supplemental retirement benefits for its former Chairman, President and Chief Executive Officer.

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

NOTE M -- GUARANTOR AND NON GUARANTOR SUBSIDIARIES INFORMATION

     The Company's domestic subsidiaries, all of which are directly or indirectly wholly owned, are the only guarantors of the Senior Subordinated Notes. The guarantees are full, unconditional and joint and several. Separate financial statements of these guarantor subsidiaries are not presented as management has determined that they would not be material to investors.

     Certain of the Company's subsidiaries are not guarantors of the Senior Subordinated Notes. These subsidiaries were principally acquired through the Global Stone acquisition on May 22, 1998. Summarized consolidating financial information for the Company and the guarantor subsidiaries and the non-guarantor subsidiaries is presented below. The amounts presented for the non-guarantor subsidiaries are based on the preliminary purchase price allocations using estimated fair values at the dates of acquisition. The purchase price allocations will be finalized during 1999 as the asset and liability valuations are completed. The income statement and cash flow information for the non-guarantor subsidiaries is presented for the period May 22 through December 31, 1998 (in thousands):

BALANCE SHEET DATA

                                                              DECEMBER 31, 1998
                                         -----------------------------------------------------------
                                            PARENT
                                         COMPANY AND
                                           COMBINED
                                          GUARANTOR      NON-GUARANTOR                       TOTAL
                                         SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS     COMPANY
                                         ------------    -------------     ------------     -------

Current Assets:
  Cash and cash equivalents............   $   1,522         $   418                        $   1,940
  Accounts receivable, net.............      34,238           2,386                           36,624
  Income taxes receivable..............       2,780             680                            3,460
  Inventories..........................      27,725             725                           28,450
  Deferred income taxes................       1,563             948                            2,511
  Prepaid insurance and other
     expenses..........................       4,865             205                            5,070
  Due from affiliates..................      24,207                          $(24,207)            --
                                          ---------         -------          --------      ---------
Total Current Assets...................      96,900           5,362           (24,207)        78,055
Property, Plant and Equipment, net.....     320,210          27,232                          347,442
Goodwill, net..........................      89,262                                           89,262
Prepaid Pension Costs..................      31,303                                           31,303
Other Assets...........................      19,561                                           19,561
Investment in Subsidiaries.............       8,612          10,094           (18,706)            --
                                          ---------         -------          --------      ---------
Total Assets...........................   $ 565,848         $42,688          $(42,913)     $ 565,623
                                          =========         =======          ========      =========
Current Liabilities:
  Current portion of long-term debt....   $   8,248         $ 1,258                        $   9,506
  Accounts payable.....................       8,768           1,564                           10,332
  Payrolls and other accrued
     compensation......................      10,074             372                           10,446
  Accrued expenses.....................      14,909                                           14,909
  Accrued interest expense.............       5,482                                            5,482
  Income taxes payable.................          69                                               69
  Due to affiliates....................          --          24,207          $(24,207)            --
                                          ---------         -------          --------      ---------
Total Current Liabilities..............      47,550          27,401           (24,207)        50,744
Long-Term Debt, less current portion...     299,448           3,112                          302,560
Postretirement Benefits Obligation.....      23,618           3,563                           27,181
Other Long-Term Liabilities............      22,059                                           22,059
Deferred Income Taxes..................      36,146                                           36,146
Stockholders' Equity...................     137,027           8,612           (18,706)       126,933
                                          ---------         -------          --------      ---------
Total Liabilities and Stockholders'
  Equity...............................   $ 565,848         $42,688          $(42,913)     $ 565,623
                                          =========         =======          ========      =========

                    OGLEBAY NORTON COMPANY AND SUBSIDIARIES

INCOME STATEMENT DATA

                                                        YEAR ENDED DECEMBER 31, 1998
                                         -----------------------------------------------------------
                                            PARENT
                                         COMPANY AND
                                           COMBINED
                                          GUARANTOR      NON-GUARANTOR                       TOTAL
                                         SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS     COMPANY
                                         ------------    -------------     ------------     -------
Net Sales and Operating Revenues.......   $ 229,858          $8,994                        $ 238,852
Costs and Expenses
  Cost of goods sold and operating
     expenses..........................     151,819           6,140                          157,959
  Depreciation, depletion and
     amortization......................      19,869           1,006                           20,875
  General, administrative and selling
     expenses..........................      22,610             541          $  (168)         22,983
                                          ---------          ------          -------       ---------
Income from operations.................      35,560           1,307              168          37,035
  Interest expense.....................     (19,195)         (1,405)           1,320         (19,280)
  Other income (expense), net..........       1,428                           (1,488)            (60)
                                          ---------          ------          -------       ---------
Income From Continuing Operations
  Before
  Income Taxes.........................      17,793             (98)              --          17,695
Income Taxes...........................       5,703             (44)                           5,659
                                          ---------          ------          -------       ---------
Income From Continuing Operations......   $  12,090          $  (54)         $    --       $  12,036
                                          =========          ======          =======       =========

CASH FLOW DATA

                                                         YEAR ENDED DECEMBER 31, 1998
                                          ----------------------------------------------------------
                                             PARENT
                                          COMPANY AND
                                            COMBINED
                                           GUARANTOR      NON-GUARANTOR                      TOTAL
                                          SUBSIDIARIES     SUBSIDIARIES     ELIMINATIONS    COMPANY
                                          ------------    -------------     ------------    -------
Net Cash Provided by Operating
  Activities............................    $ 27,181          $2,084          $(3,116)      $ 26,149
Investing Activities:
  Capital expenditures..................     (17,179)         (1,940)                        (19,119)
  Acquisition of businesses.............    (239,639)                                       (239,639)
  All other investing activities........       9,956                                           9,956
                                            --------          ------          -------       --------
Net Cash Used for Investing
  Activities............................    (246,862)         (1,940)              --       (248,802)
Financing Activities:
  Payments on long-term debt............     (94,407)           (222)                        (94,629)
  Additional long-term debt.............     302,650                                         302,650
  All other financing activities........     (13,810)                                        (13,810)
                                            --------          ------          -------       --------
Net Cash Provided (Used For) Financing
  Activities............................     194,433            (222)              --        194,211
Effect of exchange rate changes on
  cash..................................          --             496                             496
                                            --------          ------          -------       --------
Decrease in cash and cash equivalents...     (25,248)            418           (3,116)       (27,946)
Cash and cash equivalents, January 1,
  1998..................................      29,886              --                          29,886
                                            --------          ------          -------       --------
Cash and Cash Equivalents, December 31,
  1998..................................    $  4,638          $  418          $(3,116)      $  1,940
                                            ========          ======          =======       ========

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Set forth below is a description of some of the provisions of the Certificate of Incorporation of Oglebay Norton Company and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation and the DGCL.

     The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability:

          (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (3) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL, or

          (4) for any transaction from which the director derived an improper personal benefit.

     Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     Article Seventh of the Certificate of Incorporation of Oglebay Norton provides that the corporation shall indemnify, to the fullest extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she served at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise. Article Seventh provides also that Oglebay Norton shall pay, to the fullest extent then required by law, expenses, including attorney's fees, incurred by a person in defending any of these types of actions, suits or proceedings as they are incurred, in advance of the disposition of these types of actions, suits or proceedings, upon receipt of any undertaking then required by law. Article Seventh provides further that Oglebay Norton may, in its discretion, indemnify any other person, or advance expenses to any other person, in the same manner and to the fullest extent then permitted by law. Finally, Article Seventh provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving as an agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any of these capacities, or arising out of his or her status, whether or not Oglebay Norton would have the power to indemnify him or her against this liability under Article Seventh of the Certificate of Incorporation or Delaware law.

     Oglebay Norton maintains insurance coverage for the benefit of its directors and officers with respect to may types of claims that may be asserted against them, some of which claims may be in addition to those which would entitle the director or officer to indemnification under Article Seventh of the Certificate of Incorporation.

ITEM 21.  EXHIBITS.

     Under Item 601 of Regulation S-K, 17 C.F.R. sec. 229.601(b)(4)(iii)(A), Oglebay Norton has excluded from Exhibit No. 4 instruments defining the rights of holders of long-term debt with respect to debt that does not exceed 10% of the total assets of Oglebay Norton. Oglebay Norton agrees to furnish copies of these instruments to the Commission upon request.


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   2.1    Agreement and Plan of Merger, dated March 3, 1999, by and
          among Oglebay Norton Company, Oglebay Norton's predecessor,
          ONCO Investment Company and Oglebay Norton Merger Company
          (incorporated by reference to Exhibit 2 of Oglebay Norton's
          Form 8-K filed March 26, 1999).
   4.1    Form of Rights Agreement, including first and second
          amendments (incorporated by reference to Exhibit 4(b) of the
          Annual Report of Oglebay Norton's predecessor on Form 10-K for the year ended December 31, 1993).
   4.2    Form of Third Amendment to Rights Agreement, dated as of
          August 31, 1994, between Oglebay Norton's predecessor and
          the Rights Agent (incorporated by reference to Exhibit 4(c)
          of Amendment No. 3 to Form 8-A/A of Oglebay Norton's
          predecessor, filed on September 26, 1994).
   4.3    Form of Fourth Amendment of Rights Agreement, dated as of
          January 21, 1997, between Oglebay Norton's predecessor and the Rights Agent (incorporated by reference to Exhibit 4(d)
          of Form 8-A/A of Oglebay Norton's predecessor, filed on
          January 21, 1997).
   4.4    Form of Fifth Amendment of Rights Agreement, dated as of
          October 28, 1998, between Oglebay Norton's predecessor and the Rights Agent (incorporated by reference to Exhibit 4(e)
          of Form 8-A/A of Oglebay Norton's predecessor, filed
          November 20, 1998).
   4.5    Senior Subordinated Increasing Rate Notes Note Purchase
          Agreement dated as of May 15, 1998, among Oglebay Norton's predecessor, the guarantors, and CIBC Oppenheimer Corp., as
          Purchaser (incorporated by reference to Exhibit 10.3 of the quarterly report of Oglebay Norton's predecessor filed on
          form 10-Q for the quarter ended June 30, 1998).
   4.6    Indenture, dated as of February 1, 1999, among Oglebay
          Norton's predecessor, the guarantors and Norwest Bank
          Minnesota, National Association (incorporated by reference to Exhibit 10(w)(1) of Oglebay Norton's Annual Report on
          Form 10-K for the year ended December 31, 1998).
   4.7    Registration Rights Agreement, dated as of February 1, 1999, among Oglebay Norton's predecessor, the guarantors and CIBC
          Oppenheimer Corp. (incorporated by reference to Exhibit
          10(w)(2) of Oglebay Norton's Annual Report on Form 10-K for
          the year ended December 31, 1998).
  +4.8    Supplemental Indenture, dated March 5, 1999, between Oglebay
          Norton and Norwest Bank Minnesota, National Association.
   4.9    Supplemental Indenture, dated March 5, 1999, between Oglebay
          Norton's predecessor and Norwest Bank Minnesota, National
          Association (incorporated by reference to Exhibit 10(w)(3)
          of Oglebay Norton's Annual Report on Form 10-K for the year ended December 31, 1998).
  +4.10   Supplemental Indenture, dated April 12, 1999, among ONCO
          Investment Company, Oglebay Norton Marine Services Company,
          L.L.C., Global Stone James River, Inc. and Norwest Bank
          Minnesota, National Association.
   4.11   Form of Note issued under the Indenture, dated as of
          February 1, 1999 (included in Exhibit 4.6).
   4.12   Form of Note issued under the Senior Subordinated Increasing
          Rate Notes Note Purchase Agreement, dated as of May 15, 1998
          (included in Exhibit 4.5).
  *4.13   Supplemental Indenture, dated May 10, 1999, between Oglebay
          Norton Minerals, Inc. and Norwest Bank Minnesota, National
          Association.
  *5.1    Opinion of Jones, Day, Reavis & Pogue regarding validity of the exchange notes.
 +12      Statement regarding computation of earning to fixed charges.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *23.1    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
          5.1).
 *23.2    Consent of Ernst & Young LLP.
 +24      Powers of Attorney.
 +25      Statement of Eligibility under the Trust Indenture Act of
          1939 on Form T-1.
 *99.1    Letter of Transmittal.
 *99.2    Notice of Guaranteed Delivery.


---------------
* filed herewith


+ previously filed


ITEM 22.  UNDERTAKINGS.

     (1) The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (x) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (y) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment of the registration statement, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission in accordance with Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (z) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement; provided, however, that paragraphs (a)(x) and (a)(y) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant in accordance with Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each of these post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of the securities.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report in accordance with Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report in accordance with Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of the securities.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant in accordance with the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

     (4) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus in accordance with Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of the request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          OGLEBAY NORTON COMPANY

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President
                                              Corporate
                                              Development and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           President, Chief Executive Officer and Director
---------------------------------------------------    (Principal Executive Officer)
                   John N. Lauer

                         *                           Vice President and Chief Financial Officer
---------------------------------------------------    (Principal Financial Officer)
                  David H. Kelsey

                         *                           Vice President -- Finance and Treasurer
---------------------------------------------------    (Principal Accounting Officer)
                 Michael F. Biehl

                         *                           Director
---------------------------------------------------
                  David D. Baird

                         *                           Director
---------------------------------------------------
                  Malvin E. Bank

                         *                           Director
---------------------------------------------------
                 William G. Bares

                         *                           Director
---------------------------------------------------
                 James T. Bartlett

                         *                           Director
---------------------------------------------------
               Albert C. Bersticker

                         *                           Director
---------------------------------------------------
               R. Thomas Green, Jr.

                         *                           Director
---------------------------------------------------
                 Ralph D. Ketchum

                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Director
---------------------------------------------------
                 William G. Pryor

                         *                           Director
---------------------------------------------------
                   John D. Weil


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          ON MARINE SERVICES COMPANY

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          ONCO INVESTMENT COMPANY

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           President and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          OGLEBAY NORTON ENGINEERED MATERIALS,
                                          INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           President and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          OGLEBAY NORTON INDUSTRIAL MINERALS,
                                          INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----

                         *                           President and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.



                                          OGLEBAY NORTON MINERALS, INC.



                                          By: /s/ JEFFREY S. GRAY

                                            ------------------------------------

                                              Jeffrey S. Gray, Vice President



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.



                    SIGNATURES                                             TITLE
                    ----------                                             -----

                         *                           President and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray



* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          OGLEBAY NORTON INDUSTRIAL SANDS, INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          OGLEBAY NORTON TERMINALS, INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
  ----------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          OGLEBAY NORTON MARINE SERVICES
                                          COMPANY, L.L.C.

                                          By: ON MARINE SERVICES COMPANY, as
                                              sole member

                                               By: /s/ JEFFREY S. GRAY
                                                 -------------------------------
                                                   Jeffrey S. Gray,
                                                   Vice President of sole member


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director of ON Marine Services
---------------------------------------------------    Company, the sole member of Oglebay Norton
                   John N. Lauer                       Marine Services Company, L.L.C. (Principal
                                                       Executive Officer)

                         *                           Vice President and Director of ON Marine Services
---------------------------------------------------    Company, the sole member of Oglebay Norton
                  David H. Kelsey                      Marine Services Company, L.L.C. (Principal
                                                       Financial and Accounting Officer)

                /s/ JEFFREY S. GRAY                  Vice President and Director of ON Marine Services
  ----------------------------------------------       Company, the sole member of Oglebay Norton
                  Jeffrey S. Gray                      Marine Services Company, L.L.C.


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          COLORADO SILICA SAND, INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE CORPORATION

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
  ----------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE CHEMSTONE CORPORATION

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE DETROIT LIME COMPANY

                                          By: /s/ JEFFREY S. GRAY
                                          --------------------------------------
                                          Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE FILLER PRODUCTS, INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE PENROC INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE JAMES RIVER, INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
---------------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE PORT INLAND, INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
  ----------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE ST. CLAIR INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
  ----------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE TENN LUTTRELL COMPANY

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----

                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
  ----------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          GLOBAL STONE (U.S.A.) INC.

                                          By: /s/ JEFFREY S. GRAY
                                            ------------------------------------
                                              Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----
                         *                           Chairman and Director (Principal Executive
---------------------------------------------------    Officer)
                   John N. Lauer

                         *                           Vice President and Director (Principal Financial
---------------------------------------------------    and Accounting Officer)
                  David H. Kelsey

                /s/ JEFFREY S. GRAY                  Vice President and Director
  ----------------------------------------------
                  Jeffrey S. Gray


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this resignation statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on May 13, 1999.


                                          TEXAS MINING, LP


                                          By: OGLEBAY NORTON INDUSTRIAL SANDS,
                                              INC., as General Partner



                                            By: /s/ JEFFREY S. GRAY

                                              ----------------------------------
                                                Jeffrey S. Gray, Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 13, 1999.


                    SIGNATURES                                             TITLE
                    ----------                                             -----

                         *                           Chairman and Director of Oglebay Norton
---------------------------------------------------    Industrial Sands, Inc., the general partner of
                   John N. Lauer                       Texas Mining, LP (Principal Executive Officer)

                         *                           Vice President and Director of Oglebay Norton
---------------------------------------------------    Industrial Sands, Inc., the general partner of
                  David H. Kelsey                      Texas Mining, LP (Principal Financial and
                                                       Accounting Officer)

                /s/ JEFFREY S. GRAY                  Vice President and Director of Oglebay Norton
  ----------------------------------------------       Industrial Sands, Inc., the general partner of
                  Jeffrey S. Gray                      Texas Mining, LP


* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the company and which have been filed with the Securities and Exchange Commission on behalf of such officers and directors.



By: /s/ JEFFREY S. GRAY                              May 13, 1999
--------------------------------------------------
    Jeffrey S. Gray, Attorney-in-Fact
    for the Officers and Directors
    signing in the capacities indicated

                                    EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
+4.8     Supplemental Indenture, dated March 5, 1999, between Oglebay
         Norton and Norwest Bank Minnesota, National Association.
+4.10    Supplemental Indenture, dated April 12, 1999, among ONCO
         Investment Company, Oglebay Norton Marine Services Company,
         L.L.C., Global Stone James River, Inc. and Norwest Bank
         Minnesota, National Association.
*4.13    Supplemental Indenture, dated May 10, 1999, between Oglebay
         Norton Minerals, Inc. and Norwest Bank Minnesota, National
         Association.
*5.1     Opinion of Jones, Day, Reavis & Pogue regarding validity of the exchange notes.
+12      Statement regarding computation of earnings to fixed
         charges.
*23.1    Consent of Jones, Day, Reavis & Pogue (included in Exhibit
         5.1).
*23.2    Consent of Ernst & Young LLP.
+24      Powers of Attorney.
+25      Statement of Eligibility under the Trust Indenture Act of
         1939 on Form T-1.
*99.1    Letter of Transmittal.
*99.2    Notice of Guaranteed Delivery.


---------------
* filed herewith

+ previously filed